Filed Pursuant to Rule 424(b)(3)

Securities Act File No. 333-278000

Axxes Opportunistic Credit Fund

PROSPECTUS

October 1, 2024

Class A Shares (AXOAX)

Class C Shares (AXOCX)

Class I Shares (AXOIX)

3011 Ponce de Leon Blvd.

Suite 1420

Coral Gables, FL 33134

Axxes Opportunistic Credit Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund.

Investment Objective. The Fund’s investment objective is to generate attractive risk-adjusted returns primarily from current income and, to a lesser extent, from capital appreciation.

Investment Strategy. Under normal circumstances, the Fund will invest at least 80% of its net assets, plus any borrowings for investment purposes, in: (i) fixed or floating rate bonds or loans which are issued by U.S. or non-U.S. entities and are senior or subordinated, secured or unsecured, and rated or unrated; (ii) stressed and distressed credit instruments; (iii) convertible securities either issued in connection with the workout or restructuring of an existing credit investment or which the Sub-Adviser (as defined herein) believes will provide an attractive income-based return; (iv) structured credit instruments, including securities issued in transactions such as collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”), asset-backed securities (“ABS”) and other structured credit transactions; and (v) hard asset credit-related instruments, which include leases for hard assets (e.g., a ship), charters or other similar agreements pursuant to which a counterparty is required to make payments relating to the use of shipping and other transportation assets (collectively, “Credit Instruments”). In identifying Credit Instruments for the Fund, the Sub-Adviser employs a number of credit investing strategies, including:

●	Opportunistic credit investing, including covenant-lite loans (as defined herein) and securities that the Sub-Adviser believes may have been mispriced by the market and which it believes represent attractive investment opportunities;

●	Special situations investing, including securities that the Sub-Adviser believes are trading at a discount to their perceived intrinsic value as a result of stress, distress, major events, or change at a company or industry level;

●	Distressed/stressed credit investing, including leveraged loans, high yield bonds (or “junk bonds”), corporate bonds originally rated investment grade but subsequently downgraded to high yield status (“fallen angels”), preferred and common equity, structured credit, litigation claims, arbitration claims, hard assets and other distressed or stressed securities or assets;

●	Hard assets investing, include shipping and other transportation related assets such as aircraft and railroad boxcars, provided those hard assets are income producing as a result of contractual payments from a creditworthy counterparty (under a lease or otherwise); and

●	Structured credit investing.

The Sub-Adviser employs a flexible and active approach to allocations across credit sectors based on the Sub-Adviser’s proprietary research and credit analysis as well as its views regarding the economic outlook, credit market trends and conditions, relative value, and other factors. The Fund will seek to opportunistically take advantage of dislocations in the financial markets and other situations that may benefit from the Sub-Adviser’s credit and investing expertise. In addition to investing in Credit Instruments, the Fund may invest a portion of its assets in preferred and common equity.

Investment Adviser and Sub-Adviser. The Fund’s investment adviser is Axxes Advisors I LLC (the “Adviser”), an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Fund’s sub-adviser is Greywolf Capital Management LP (the “Sub-Adviser”), an SEC registered investment adviser under the Advisers Act. See “Management of the Fund.”

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund (“Shares”), including Class A (“Class A Shares”), Class C (“Class C Shares”), and Class I (“Class I Shares”). The Fund is authorized as a Delaware statutory trust to issue an unlimited number of Shares. Ultimus Fund Distributors LLC (the “Distributor”) acts as the distributor of the Shares on a best-efforts basis, subject to various conditions. The Distributor may enter into selected dealer agreements with various brokers and dealers and their agents that have agreed to participate in the distribution of the Shares (“Financial Intermediaries”). The Fund is offering to sell, through the Distributor and Financial Intermediaries, under the terms of this prospectus (the “Prospectus”), an unlimited number of Shares of beneficial interest, at net asset value (“NAV”) plus the applicable sales load, if any. An affiliate of the Adviser has received exemptive relief from the SEC to permit the Fund to issue multiple classes of shares with different sales loads and ongoing shareholder servicing and/or distribution fees. The initial NAV per Share for Class A Shares, Class C Shares and Class I Shares, is $10.00 per Share. The maximum front-end sales load is 5.75% of the amount invested for Class A Shares, while Class C and Class I Shares are not subject to front-end sales loads. Class C shares are subject to a contingent deferred sales charge (“CDSC”) of 1.00% on any shares repurchased fewer than 365 days after their purchase. The initial minimum purchase amounts are $25,000 in Class A and Class C Shares and $1,000,000 in Class I Shares. The Fund may waive the investment minimum for Class I Shares, however, the Fund will not waive the investment minimum to an amount below $25,000. Financial Intermediaries may aggregate several customer accounts to accumulate the requisite initial investment minimum for Class I Shares. However, under no circumstances will a Financial Intermediary accept an initial investment from an investor in an amount less than $25,000, whether from an individual investor’s contribution to an aggregated order or an individual investor’s investment on its own. Additional purchases must be for a minimum of $5,000 for the Class A, Class C and Class I Shares, except for purchases made pursuant to the Fund’s distribution reinvestment plan (the “DRP”). The minimum initial and additional investments may be reduced by the Fund with respect to employees, officers or trustees of the Fund, the Adviser, the Sub-Adviser or their affiliates. The Distributor and/or any Financial Intermediary may impose additional eligibility requirements for investors who purchase Shares through the Distributor or such Financial Intermediary. Investors may only purchase Class I Shares through the Distributor or through a registered investment adviser (an “RIA”) that has entered into an arrangement with the Distributor for such RIA to offer Class I Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored by such RIA. The Distributor and/or any such RIA may also impose additional eligibility requirements for investors who purchase Class I Shares from the Distributor through such RIA. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. Monies received will be invested as soon as practicable (but not in excess of the six months after receipt, except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes). During the continuous offering, Shares will be sold at the NAV of the Fund next determined plus the applicable sales load. See “Plan of Distribution.” The Fund’s continuous offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Minimum Offering Requirement. The Fund will not sell any shares until at least $25,000,000 in subscriptions for any combination of purchases of Class A Shares, Class C Shares and Class I Shares have been received by the Fund (which subscriptions will be held in an interest-bearing escrow account by the Fund’s escrow agent). See “Prospectus Summary – Minimum Offering Requirement” and “Plan of Distribution.”

	Price to the Public	Maximum Upfront Sales Load	Proceeds to the Fund Before Expenses (1)
Class A Shares	At current NAV, plus a sales load of up to 5.75%	5.75%	Amount invested at current NAV, less applicable sales load
Class C Shares(2)	At current NAV	—	Amount invested at current NAV
Class I Shares	At current NAV	—	Amount invested at current NAV

(1)	The Fund’s estimated organizational and offering expenses (including pre-effective expenses) for the initial 12-month period of investment operations are $373,000. See “Fund Expenses.”
(2)	Class C shares are subject to a CDSC of 1.00% on any shares repurchased fewer than 365 days after their purchase.

Risks. An investment in the Shares involves a high degree of risk. In particular:

●	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions, if any, in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors, which may constitute a return of capital. Return of capital distributions may have adverse consequences for Shareholders (as defined herein). To the extent that any portion of the Fund’s distributions is considered a return of capital, the amount treated as a tax-free return of capital will reduce a shareholder’s adjusted tax basis in its Shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the Shares. See “Distribution Policy.”

●	The Fund primarily invests in Credit Instruments which include: fixed or floating rate bonds or loans which are issued by U.S. or non-U.S. entities and are senior or subordinated, secured or unsecured, and rated or unrated; stressed and distressed credit instruments; convertible securities either issued in connection with the workout or restructuring of an existing credit investment or which the Sub-Adviser believes will provide an attractive income-based return; structured credit instruments including securities issued in transactions such as CLOs, CMBS and ABS and other structured credit transactions; and hard asset credit-related instruments. Various Credit Instruments can be illiquid.

●	An investor will pay a sales load of up to 5.75% for Class A Shares and offering expenses of up to 1.00% on the amounts it invests. If you pay the maximum aggregate 5.75% sales load on Class A Shares and offering expenses, you must experience a total return on your net investment of 6.75% for Class A Shares in order to recover these expenses.

●	The Fund has no history of operations and it is not intended that the Shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s Shares.

●	Liquidity for the Fund’s Shares will be provided only through quarterly repurchase offers for no less than 5% of the Fund’s Shares at NAV, and there is no guarantee that an investor will be able to sell all the Shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity.

Before buying any Shares, you should read the discussion of the principal risks of investing in the Fund, which are summarized in “Prospectus Summary – Risk Factors” beginning on page 2 and in “Types of Investments and Related Risks” beginning on page 18.

Interval Fund. The Fund operates as an interval fund, and as such, it conducts quarterly repurchase offers at NAV of no less than 5% of the Fund’s outstanding Shares. Repurchase offers in excess of 5% are made solely at the discretion of the Board of Trustees of the Fund (the “Board”) and investors should not rely on any expectation of repurchase offers in excess of 5%. It is also possible that a repurchase offer may be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased. Accordingly, although the Fund will make quarterly repurchase offers, investors should consider the Fund’s Shares to be of limited liquidity. Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their Shares and the date the repurchase offer ends (the “Repurchase Request Deadline”). The Repurchase Request Deadline will be determined by the Board and will be based on factors such as market conditions, liquidity of the Fund’s assets and shareholder servicing conditions. The time between the notification to Shareholders and the Repurchase Request Deadline may vary from no less than 21 days and no more than 42 days, and is expected to be approximately 30 days. The repurchase price of the Shares will be the NAV as of the close of regular trading on the New York Stock Exchange on a date no later than the 14th day after the Repurchase Request Deadline or the next Business Day (as defined herein) if the 14th day is not a Business Day (the “Repurchase Pricing Date”). Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account within seven days of the Repurchase Pricing Date. Please contact your Financial Intermediary regarding the specific timing of payment proceeds. Repurchases are expected to occur in or around the last month of each calendar quarter, beginning two quarters following the effective date of this registration statement. See “Repurchases and Transfers of Shares” and “Other Risks – Repurchase Risks.”

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information (“SAI”) dated October 1, 2024, has been filed with the SEC. The SAI is available upon request and without charge by writing to the Fund at c/o Axxes Advisors I LLC, 3011 Ponce de Leon Blvd, Suite 1420, Coral Gables, Florida 33134 or by calling 1-(877) 462-9937. The SAI, and other information about the Fund, is also available on the SEC’s website (http://www.sec.gov). The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link.

The Fund’s annual and semi-annual shareholder reports will be made available on the Fund’s website, (www.axxescapital.com) and on the SEC’s website (http://www.sec.gov).

The SEC has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of Shares in any state or other jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

THE FUND

Axxes Opportunistic Credit Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund, and as a result, will offer to make quarterly repurchases of its shares at net asset value (“NAV”).

The Fund offers three separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”), Class C (“Class C Shares”) and Class I (“Class I Shares”). Class A Shares, Class C Shares and Class I Shares are subject to different fees and expenses. Sales loads will reduce the amount of an investor’s investment in the Fund. The Fund may offer additional classes of Shares in the future.

The Fund is offering an unlimited number of its Class A Shares, Class C Shares and Class I Shares on a continuous basis at NAV. The initial NAV for each share class is $10.00 per Share (the “Initial Offering Price”). An affiliate of the Adviser has received exemptive relief from the SEC to permit the Fund to issue multiple classes of shares with different sales loads and ongoing shareholder servicing and/or distribution fees.

The Fund will pay, and investors holding Shares (“Shareholders”) will bear, a Management Fee and Incentive Fee (each as defined below) charged by the Adviser.

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this prospectus (the “Prospectus”) and the statement of additional information (the “SAI”).

INVESTMENT PROGRAM

The Fund’s investment objective is to generate attractive risk-adjusted returns primarily from current income and, to a lesser extent, from capital appreciation.

Under normal circumstances, the Fund will invest at least 80% of its net assets, plus any borrowings for investment purposes, in: (i) fixed or floating rate bonds or loans which are issued by U.S. or non-U.S. entities and are senior or subordinated, secured or unsecured, and rated or unrated; (ii) stressed and distressed credit instruments; (iii) convertible securities either issued in connection with the workout or restructuring of an existing credit investment or which the Sub-Adviser (as defined herein) believes will provide an attractive income-based return; (iv) structured credit instruments including securities issued in transactions such as collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”), asset-backed securities (“ABS”) and other structured credit transactions; and (v) hard asset credit-related instruments, which include leases for hard assets (e.g., a ship), charters or other similar agreements pursuant to which a counterparty is required to make payments relating to the use of shipping and other transportation assets (collectively, “Credit Instruments”). In identifying Credit Instruments for the Fund, the Sub-Adviser employs a number of credit investing strategies, including: opportunistic credit, special situations, distressed/stressed investing, structured credit investing and hard assets investing. The Sub-Adviser employs a flexible and active approach to allocations across credit sectors based on the Sub-Adviser’s proprietary research and credit analysis as well as its views regarding the economic outlook, credit market trends and conditions, relative value, and other factors. The Fund will seek to opportunistically take advantage of dislocations in the financial markets and other situations that may benefit from the Sub-Adviser’s credit and investing expertise. In addition to investing in Credit Instruments, the Fund may invest a portion of its assets in preferred and common equity.

Axxes Advisors I LLC, the Fund’s investment adviser (the “Adviser”) and Greywolf Capital Management LP, the Fund’s sub-adviser (the “Sub-Adviser”) (individually or collectively, as applicable, the “Investment Team”), believe that the Fund’s investment program will offer exposure to opportunistic credit investments for investors who may not have adequate access to such investments. The Fund’s structure is intended to alleviate or mitigate a number of the investor burdens typically associated with opportunistic credit fund investing, such as funding capital calls on short notice, reinvesting distribution proceeds, meeting high investment minimums and receiving tax reporting on potentially delayed Schedule K-1s.

The Fund’s flexible strategy across several areas allows the Adviser and Sub-Adviser to focus on what it believes are the most attractive opportunities across both the public and private markets at any given point in time. The Fund may, for a variety of reasons, utilize certain interest rate and credit derivatives, including to enhance its returns, to adjust interest rate and credit exposures, hedge the portfolio and/or for cash management purposes. The instruments that the Fund may utilize include, without limitation, interest rate swaps, credit default swaps, total return swaps, interest rate futures and options, floors, caps, collars and other similar instruments.

The Fund’s investment objectives and strategies, including the Fund’s intention, under normal circumstances, to invest at least 80% of its net assets, plus any borrowings for investment purposes, in Credit Instruments, are not considered to be fundamental and may be changed without the vote of the Fund’s Shareholders by the Board of Trustees (the “Board”) with at least 60 days’ written notice provided to Shareholders.

For a further discussion of the Fund’s investment strategies, see “Investment Program.”

RISK FACTORS	An investment in the Fund involves a high degree of risk and may involve loss of capital, up to the entire amount of a Shareholder’s investment. Other risks include:

	●	The Fund’s performance depends upon the performance of the Sub-Adviser and its selected investment styles, its adherence to such selected investment styles, and the instruments used by it.

	●	The Fund’s investment portfolio will primarily consist of debt investments which are issued by both publicly and privately held companies. As a result, operating results for a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

	●	The securities in which the Fund may invest may be among the most junior in an operating company’s capital structure and, thus, subject to the greatest risk of loss. There may be instances where there may be no collateral to protect such investments.

	●	Subject to the limitations and restrictions of the 1940 Act, the Fund may use leverage by borrowing money for investment purposes to satisfy repurchase requests and for other temporary purposes, which may increase the Fund’s volatility. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. The Fund will have to pay interest on its borrowings, which may reduce the Fund’s current income.

	●	The Fund’s investments may be in operating companies whose capital structures are highly leveraged, such that the debt of these companies may be considered high yield debt (or “junk bonds”). Additionally, these companies may be subject to reorganization, restructuring or bankruptcy proceedings. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such operating companies, or increased interest rates, may impair the ability to meet their obligations, which may accelerate and magnify declines in the value of any such investments in a down market.

	●	Shareholders will bear the direct expenses of the Fund and certain indirect expenses (see “Fund Expenses”).

	●	Fund Shareholders will have no right to receive information directly from the underlying companies of the Fund’s investments, and will have no recourse against such companies.

	●	The Fund and its investments are subject to risks associated with legal and regulatory changes applicable to opportunistic credit investments.

	●	The Fund intends to qualify and elect to be treated as a RIC under the Code, but may be subject to substantial tax liabilities if it fails to so qualify.

	●	The Fund will allocate substantially all of its assets to an opportunistic credit investment style, which will expose the Fund to the risks of that style including risks associated with investing in securities which may be subject to default risk.

	●	To the extent that the Fund does not receive timely valuation information, the Fund’s ability to accurately calculate its NAV may be impaired. The Adviser generally provides valuations on a quarterly basis, whereas the Fund determines the NAV of each share class daily. A large portion of the Fund’s investments will not be publicly traded and will not have readily available market quotations. As such, those investments will be valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. Fair valuations may prove to be inaccurate. Neither the Adviser, Sub-Adviser nor the Board will be able to confirm independently the accuracy of valuation information. An investment valuation information could also be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever.

●	The Fund may not be able to vote on matters that require the approval of investors in its underlying investments (e.g., by purchasing non-voting securities in its underlying investments), including matters that could adversely affect the Fund.

●	The Fund may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

●	There is no market or exchange available for Shares of the Fund thereby making them illiquid and difficult to dispose of.

●	Although the Fund intends to implement a quarterly share repurchase program, there is no guarantee that a Shareholder will be able to sell all of the shares that the Shareholder desires to sell. The Fund should therefore be considered to offer only limited liquidity.

●	The Fund is registered as an investment company under the 1940 Act, which limits its investment flexibility compared to a fund that is not so registered and may impact the Fund’s ability to compete for investment opportunities with such unregistered vehicles.

●	The Fund may invest its assets in securities of non-U.S. issuers, and its assets may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. For example, investments located outside of the United States may be subject to withholding taxes in such jurisdictions, which may reduce the returns of the Fund.

●	Certain portfolio companies may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. The Fund may, but does not presently intend to, focus on a particular industry or sector (e.g., technology, healthcare, consumer products, industrials, financial services, utilities), which may subject the Fund to greater risk and volatility than if the focus was on a broader range of industries.

●	The Fund may focus on a particular country or geographic region, which may subject it to greater risk and volatility than if the focus was on a broader range of countries or geographic regions.

●	The Fund is non-diversified and, as a result, may focus on a limited number of investments, which may subject it to greater risk and volatility than if the focus was on a larger number of investments. As a result, the Fund may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

●	The Fund’s investments may be subject to inflation risk, which is the risk that the real value of assets or income from investments will be less in the future as inflation decreases the purchasing power and value of money.

●	The Adviser and the Sub-Adviser may face potential conflicts of interests during the investment process. Each may have other relationships which may give rise to a conflict of interest when investing the Fund’s assets. The Adviser’s and Sub-adviser’s investment controls and policies and procedures may help mitigate these potential conflicts of interests.

Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. See “Types of Investments and Related Risks.”

LEVERAGE

The Fund may borrow money through a credit facility or other arrangements for investment purposes, to manage liquidity for redemptions and for general working capital requirements.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement. See “Types of Investments and Related Risks - Risks Related to Investing in the Fund - Leverage Utilized by the Fund.”

DISTRIBUTIONS

Distributions will be paid at least quarterly on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.

Each Shareholder whose Shares are registered in its own name will automatically be a participant under the distribution reinvestment plan established by the Fund (the “DRP”), and have all income dividends and/or capital gains distributions automatically reinvested in Shares unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash.

BOARD OF TRUSTEES	The Fund’s Board (each member a “Trustee”) has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. A majority of the Trustees are not “interested persons” (as defined by the 1940 Act) of the Fund or the Adviser (the “Independent Trustees”). See “Management of the Fund.”

THE ADVISER

The Adviser is newly formed and led by its Chief Executive Officer, Joseph DaGrosa, Jr. and its Chief Investment Officer, Ray Joseph, who, together with the Sub-Adviser, have overall responsibility for managing the Fund’s investment program.

The Adviser is a Delaware limited liability company that is registered with the SEC as an investment adviser under the Advisers Act. The Adviser is a subsidiary of Axxes Capital, Inc. (“Axxes Capital”). See “Management of the Fund.” Axxes Capital is an asset management firm that offers alternative investment solutions to investors.

Under the terms of the investment advisory agreement between the Adviser and the Fund (the “Investment Advisory Agreement”), the Adviser maintains overall responsibility for the oversight and management of the Fund’s business and activities. The Investment Advisory Agreement has an initial term of two years, and continues in effect from year to year if its continuation is approved annually by the Board. The Board, or the Fund’s Shareholders, may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser. See “Management of the Fund.”

THE SUB-ADVISER

The Adviser has engaged Greywolf Capital Management LP to act as the Fund’s Sub-Adviser. Pursuant to the sub-advisory agreement between the Adviser and Greywolf Capital Management LP (the “Sub-Advisory Agreement”) and subject to the oversight of the Adviser, the Sub-Adviser has been delegated broad authority to provide day-to-day portfolio management services to the Fund and determine the composition and allocation of the Fund’s portfolio, the nature and timing of the changes therein and the manner of implementing such changes; place orders with respect to, and arrange for, any investment (including executing and delivering all documents relating to investments on behalf of the Fund); identify, evaluate and negotiate the structure of Fund investments; monitor and service Fund investments; and determine securities and other assets that the Fund will purchase, retain or sell. The Adviser will pay the Sub-Adviser a portion of the management fee and the incentive fee pursuant to the Sub-Advisory Agreement. These fees will not impact the advisory fees payable by the Fund.

The Sub-Adviser, Greywolf Capital Management LP, is a Delaware limited partnership that has registered with the SEC as an investment adviser under the Advisers Act.

MANAGEMENT & INCENTIVE FEE

In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a management fee at an annual rate of 1.50%, payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets (including any assets in respect of Shares that will be repurchased as of the end of the month) (the “Management Fee”).

The incentive fee (the “Incentive Fee”) is calculated and payable quarterly in arrears in an amount equal to 3.75% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate. For this purpose, “pre-incentive fee net investment income” means interest income, including deferred interest income investments such as original issue discount, debt instruments with payment-in-kind, and zero-coupon securities, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Management Fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the DRP), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

	●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% per quarter (or an annualized rate of 6.00%);

	●	100% of the pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.765%. This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 1.765%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.00% on all of the Fund’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.765% in any calendar quarter; and

	●	15.00% of the amount of the pre-incentive fee net investment income, if any, that exceeds 1.765% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (15.00% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

See “Management & Incentive Fee.”

EXPENSE LIMITATION AND REIMBURSEMENT AGREEMENT; FEE WAIVER

The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund to limit until July 31, 2025 (the “Limitation Period”) the amount of “Specified Expenses” (as described herein) borne by the Fund in respect of Class A, Class C and Class I Shares during the Limitation Period to an amount not to exceed 2.50% per annum of the Fund’s net assets attributable to such Class (the “Expense Cap”). “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses: (i) the Incentive Fee; (ii) Distribution and Servicing Fees in respect of any class of Shares; (iii) interest expense and any other expenses incurred in connection with a possible credit facility for the Fund; (iv) expenses incurred in connection with secondary offerings, co-investments and other investment-related expenses of the Fund; (v) taxes; and (vi) extraordinary expenses. The Adviser may extend the Limitation Period for the Fund on an annual basis. To the extent that Specified Expenses in respect of any class of Shares for any month exceed the Expense Cap applicable to a class of Shares, the Adviser will reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses in respect of a class of Shares, the Adviser may receive reimbursement for any expense amounts that were previously waived by the Adviser, for a period not to exceed three years from the date on which such expenses were waived by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund may only make a repayment to the Adviser if such repayment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed either: (1) the Expense Cap in place at the time such amounts were waived by the Adviser; or (2) the Fund’s current Expense Cap.

Additionally, the Adviser has agreed to waive one half of the Management Fee for a six-month period commencing on the Escrow Expiration Date (as defined below) (the “Management Fee Waiver”). The Expense Cap is inclusive of the Management Fee Waiver, (i.e., Specified Expenses will effectively be capped at 1.75% during the Management Fee Waiver period). The Management Fee Waiver is not subject to recoupment.

FEES AND EXPENSES	The Fund will bear all expenses incurred in the business of the Fund. The Fund will also bear certain ongoing offering costs associated with the Fund’s continuous offering of Shares. See “Summary of Fees and Expenses” and “Fund Expenses.”

DISTRIBUTION OF SHARES

Under the terms of a distribution agreement (the “Distribution Agreement”) with Ultimus Fund Distributors LLC (the “Distributor”), the Distributor will directly distribute Shares to investors. The Distributor may enter into selected dealer agreements with various brokers and dealers and their agents that have agreed to participate in the distribution of shares (“Financial Intermediaries”). Additionally, the Distributor is authorized to retain other service providers to provide ongoing investor services and account maintenance services to Shareholders. The Fund has adopted a Distribution and Servicing Plan with respect to Class A Shares and Class C Shares (the “Distribution and Servicing Plan”) in compliance with Rule 12b-1 under the 1940 Act. Pursuant to the Distribution and Servicing Plan, the Fund will pay a monthly fee to the Distributor or other qualified recipient under the Distribution and Servicing Plan out of the net assets of Class A Shares for shareholder servicing at the annual rate of up to 0.25% of the aggregate NAV of Class A Shares and a monthly fee out of the net assets of Class C Shares at the annual rate of up to 0.75% for distribution and 0.25% for shareholder servicing of the aggregate NAV of Class C Shares, determined and accrued as of the last day of each calendar month (before any repurchases of Shares) (collectively, the “Distribution and Servicing Fee”). The Fund will not pay any such fee with respect to the distribution of Class I Shares.

The Distributor will pay various Financial Intermediaries substantially all of the Distribution and Servicing Fee which they will use to compensate their brokerage representatives for Class A Shares and Class C Shares sales and support.

The Distribution and Servicing Fee is charged on an aggregate class-wide basis, and Class A Shareholders and Class C Shareholders will be subject to the Distribution and Servicing Fee as long as they hold their Class A Shares or Class C Shares. Each compensated broker, dealer or other financial advisor is paid by the Distributor or the Fund based on the aggregate NAV of outstanding Class A Shares or Class C Shares held by Shareholders that receive services from such broker, dealer or other financial advisor.

The Distributor may directly distribute Class A Shares and Class C Shares to investors, and for such directly distributed shares, will retain all or a portion of the Distribution and Servicing Fee to compensate its brokerage representatives for their Class A Shares and Class C Shares sales and support.

The Adviser, or an affiliate of the Adviser, has or may enter into agreements to pay additional compensation out of its own resources (i.e., not Fund assets) to certain brokers and dealers that have agreed to participate in the distribution of the Fund’s Shares and other intermediaries, including the Distributor, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information, referrals and support services.

See “Plan of Distribution.”

DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern Time). Each Share will be offered at NAV plus any applicable sales load.

See “Determination of Net Asset Value.”

CONFLICTS OF INTEREST	The Adviser, the Sub-Adviser and their respective affiliates may conduct investment activities for their own accounts and other accounts they manage that may give rise to conflicts of interest that may be disadvantageous to the Fund. See “Conflicts of Interest.”

MINIMUM OFFERING REQUIREMENT	The Fund will not sell any Shares unless the Fund raises net offering proceeds of at least $25,000,000 (the “Minimum Offering Requirement”). Pending satisfaction of the Minimum Offering Requirement, all subscription payments will be placed in an interest-bearing account held by UMB Bank, N.A., acting as the escrow agent, in trust for the subscribers’ benefit, pending release to the Fund. While an investor cannot revoke its subscription prior to the Fund’s meeting the Minimum Offering Requirement, subscriptions will be effective only upon the Fund’s acceptance, and the Fund reserves the right to reject any subscription in whole or in part. Some or all of the Minimum Offering Requirement may be met by subscriptions made by the Adviser, its employees or its affiliates, all of which would have an interest in the completion of the offering. There is no assurance when or if such Minimum Offering Requirement will be satisfied. If the Minimum Offering Requirement is not satisfied by the date that is six months following the effective date of the registration statement of which this Prospectus is a part (the “Escrow Expiration Date”), the Fund will promptly return all funds in the escrow account and the Fund will stop offering Shares; provided, however, that the Fund will have the option to extend the Escrow Expiration Date by an additional six-month period in its sole discretion and, during any such extension period an investor cannot revoke its subscription. The Fund will not deduct any fees or expenses if the Fund returns funds from the escrow account, and the Adviser will not earn fees prior to the satisfaction of the Minimum Offering Requirement.

See “Plan of Distribution.”

PURCHASES OF SHARES

Shares may only be purchased through Financial Intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund. The minimum initial investment in the Fund by an investor is $25,000 for Class A and Class C Shares, and $1,000,000 for Class I Shares. The Fund may waive the investment minimum for Class I Shares, however, the Fund will not waive the investment minimum to an amount below $25,000. Additional investments in the Fund must be made in a minimum amount of $5,000. The minimum initial and additional investments may be reduced by the Fund with respect to employees, officers or Trustees of the Fund, the Adviser or its affiliates.

The Shares will be offered in a continuous offering. Shares will generally be offered for purchase on any day the NYSE is open for business (each, a “Business Day”). Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors.

The Fund reserves the right to suspend or terminate offerings of Shares at any time at the Board’s discretion. See “Purchase of Shares.”
INVESTORS

The Distributor and/or any Financial Intermediary may impose eligibility requirements on investors who purchase Shares through the Distributor or such Financial Intermediary.

The Distributor or any registered investment adviser (an “RIA”) who offers Class I Shares may impose additional eligibility requirements on investors who purchase Class I Shares from the Distributor through such RIA.

See “Purchases of Shares.”

INVESTOR SUITABILITY

An investment in the Fund involves a considerable amount of risk. A Shareholder may lose money. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to the investor’s investment objectives and personal situation and (ii) consider factors such as the investor’s personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Shareholders have no right to require the Fund to redeem their Shares in the Fund. See “Other Risks – Closed-end Fund; Liquidity Risks.”

In addition, Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly. See “Repurchases and Transfers of Shares.”

REPURCHASES OF SHARES BY THE FUND

The Fund is an interval fund and, as such, has adopted a fundamental policy that it will make quarterly repurchase offers (typically in or around the last month of the calendar quarter, beginning two quarters following the effective date of this registration statement) pursuant to Rule 23c-3 of the 1940 Act. Each quarterly repurchase offer will be for no less than 5% of the Shares outstanding at NAV, unless such offer is suspended or postponed in accordance with regulatory requirements, or otherwise by the Board (including a majority of Independent Trustees in accordance with Rule 23c-3 of the 1940 Act), as described herein. Repurchase offers in excess of 5% are made solely at the discretion of the Board and investors should not rely on any expectation of repurchase offers in excess of 5%. There is no guarantee that Shareholders will be able to sell all of the Shares they desire in a quarterly repurchase offer. Limited liquidity will be provided to Shareholders only through the Fund’s quarterly repurchases. The Fund will maintain liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requirements.

Any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in, first-out basis) will be subject to an “Early Repurchase Fee” of up to 1.00% of the NAV of any Shares repurchased by the Fund that were held for less than one year. If an Early Repurchase Fee is charged to a Shareholder, the amount of such fee will be retained by the Fund.

In addition, Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.

See “Repurchases and Transfers of Shares.”

SUMMARY OF TAXATION

The Fund intends to qualify as, and will elect to be treated as, a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). For each taxable year that the Fund so qualifies, the Fund will generally not be subject to U.S. federal income tax on its taxable income and gains that it timely distributes as dividends for U.S. federal income tax purposes to Fund Shareholders. The Fund intends to distribute its income and gains in a way that it should not be subject to an entity-level income tax on certain undistributed amounts. These distributions generally will be taxable as ordinary income or capital gains to the Shareholders, whether or not they are reinvested in Shares. U.S. federally tax-exempt investors generally will not recognize unrelated business taxable income with respect to an investment in Shares as long as they do not borrow to make such investment.

A lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of investments in which the Fund can invest. Furthermore, although the Fund expects to receive information from the Sub-Adviser regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. The Sub-Adviser has agreed to use reasonable efforts to provide such information to the Fund.

If the Fund fails to qualify as a RIC, the Fund’s income would be subject to U.S. federal income tax imposed at corporate rates (currently 21%) even if such income and gains were distributed to its Shareholders and all distributions of earnings and profits to Shareholders generally would be characterized as ordinary dividend income. In addition, the Fund could be required to recognize unrealized gains, incur substantial entity-level taxes and make certain distributions (which could be subject to interest charges) before requalifying as a RIC.

A Shareholder that is not subject to U.S. federal income tax on its income as a result of an exemption accorded under Section 501 of the Code generally will not be subject to tax on amounts distributed to it by the Fund, provided that such Shareholder’s acquisition of its Shares is not debt-financed within the meaning of Section 514 of the Code. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Aspects.”

ERISA PLANS AND SIMILAR TAX- EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, including employee benefit plans, individual retirement accounts (each, an “IRA”), and 401(k) and Keogh Plans may purchase Shares. Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of such plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and the Code. Thus, the Adviser will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan (as defined below) that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund. See “ERISA Considerations.”

SUMMARY OF FEES AND EXPENSES

The following table illustrates the fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

To invest in Class A and Class C Shares of the Fund, a prospective investor must open a brokerage account with a Financial Intermediary or the Distributor. Any costs associated with opening such an account are not reflected in the following table or the examples below. Investors should contact their broker or other financial professional for more information about the costs associated with opening such an account.

	Class A	Class C	Class I
TRANSACTION FEES
Maximum sales load (percentage of purchase amount)(1)	5.75%	None	None
Maximum Contingent Deferred Sales Charge (Load)(2)	None	1.00%	None
Maximum repurchase fee(3)	1.00%	1.00%	1.00%
ANNUAL FUND EXPENSES (as a percentage of the Fund’s net assets)(4)
Management Fee(5)	1.50%	1.50%	1.50%
Incentive Fee(5)	0.00%	0.00%	0.00%
Interest Payments on Borrowed Funds(6)	0.00%	0.00%	0.00%
Other Expenses(7)	1.25%	1.25%	1.25%
Distribution and Servicing Fee	0.25%	1.00%	None
Total Annual Fund Expenses	3.00%	3.75%	2.75%
Fees Waived and/or Expenses Reimbursed(8)	(0.25)%	(0.25)%	(0.25)%
Total Annual Fund Expenses After Waiver and/or Reimbursement	2.75%	3.50%	2.50%

(1)	Investors purchasing Class A Shares may be charged a sales load of up to 5.75% of the investment amount. The table assumes the maximum sales load is charged. The Distributor and/or a Financial Intermediary may, in its discretion, waive all or a portion of the sales load for certain investors (as further described under “Plan of Distribution”). No upfront sales load will be paid with respect to Class C Shares or Class I Shares. Purchasers should contact their selling agents for additional information. See “Plan of Distribution.”
(2)	Class C shares are subject to a contingent deferred sales charge (“CDSC”) of 1.00% on any shares repurchased fewer than 365 days after their purchase. The CDSC is retained by the Distributor and/or Financial Intermediary.
(3)	An Early Repurchase Fee payable to the Fund, in an amount up to 1.00% of the value of the Shares accepted for repurchase, will be charged with respect to the repurchase of an investor’s Shares at any time prior to the day immediately preceding the one-year anniversary of an investor’s purchase of the Shares (on a “first in-first out” basis). An Early Repurchase Fee payable by an investor may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any investor. The Early Repurchase Fee will be retained by the Fund for the benefit of the remaining investors. See “Repurchases and Transfers of Shares.”
(4)	Weighted average net assets employed as the denominator for expense ratio computation is $100 million. This estimate is based on the assumption that the Fund sells $200 million of the Shares in the initial 12-month period of the offering. Actual net assets will depend on the number of Shares the Fund actually sells, realized gains/losses, unrealized appreciation/ depreciation and share repurchase activity, if any.
(5)	The Fund will pay the Adviser a Management Fee of 1.50% based on the Fund’s average daily net assets (including any assets in respect of Shares that will be repurchased as of the end of the month). The Incentive Fee is based on an estimate of the Fund’s performance and no Incentive Fee will be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 1.50%, or an annualized hurdle rate of 6.00%, subject to a “catch-up” feature. See “Management of the Fund” for an explanation of how the Incentive Fee is calculated.
(6)	The Fund may borrow funds to make investments, to manage liquidity for redemptions and for general working capital purposes, including before it has fully invested the proceeds of this continuous offering. To the extent that the Fund determines it is appropriate to borrow funds to make investments, to manage liquidity for redemptions and for general working capital purposes, the costs associated with such borrowing will be indirectly borne by Shareholders. The Fund does not anticipate borrowing in the initial 12-month period of the offering, and therefore the average annual cost of borrowings, including the amortization of cost associated with obtaining borrowings and unused commitment fees, on the amount borrowed is 0.00%. The Fund’s ability to incur leverage during the 12 months following the commencement of this offering depends, in large part, on the amount of money the Fund is able to raise through the sale of Shares registered in this offering and the availability of financing in the market.

(7)	Other Expenses are estimated for the Fund’s current fiscal year and include the expenses associated with the DRP, and the costs, if any, of reimbursing the Adviser for expense amounts, such as certain organizational and offering costs, previously borne by the Adviser on behalf of the Fund pursuant to the Expense Limitation and Reimbursement Agreement.
(8)	The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund to limit until July 31, 2025 (the “Limitation Period”) the amount of “Specified Expenses” (as described herein) borne by the Fund in respect of Class A, Class C and Class I Shares during the Limitation Period to an amount not to exceed 2.50% per annum of the Fund’s net assets attributable to such Class (the “Expense Cap”). “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses: (i) the Incentive Fee; (ii) Distribution and Servicing Fees in respect of any class of Shares; (ii) interest expense and any other expenses incurred in connection with a possible credit facility for the Fund; (iv) expenses incurred in connection with secondary offerings, co-investments and other investment-related expenses of the Fund; (v) taxes; and (vi) extraordinary expenses. The Adviser may extend the Limitation Period for the Fund on an annual basis. To the extent that Specified Expenses in respect of any class of Shares for any month exceed the Expense Cap applicable to a class of Shares, the Adviser will reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses in respect of a class of Shares, the Adviser may receive reimbursement for any expense amounts that were previously waived by the Adviser, for a period not to exceed three years from the date on which such expenses were waived by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund may only make a repayment to the Adviser if such repayment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed either: (1) the Expense Cap in place at the time such amounts were waived by the Adviser; or (2) the Fund’s current Expense Cap.

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

Class A

1 year	3 years	5 years	10 years
$85	$143	$204	$369

Class C

1 year	3 years	5 years	10 years
$35*	$112	$143	$398

*	If the CDSC were to apply, the hypothetical expense you would pay on a $1,000 investment in the Class C Shares would be $45 for 1 year.

Class I

1 year	3 years	5 years	10 years
$25	$83	$143	$306

The above example gives effect to the Expense Limitation and Reimbursement Agreement for only year one and no redemption by the Shareholder. Shareholders of Class C shares who choose to participate in repurchase offers by the Fund will not incur a CDSC, unless the repurchase is fewer than 365 days after purchase by such Shareholder.

The examples should not be considered a representation of future expenses and actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example.

The purpose of the table above is to assist investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “Management of the Fund,” “Fund Expenses,” “Financial Highlights,” and “Purchases of Shares.”

FINANCIAL HIGHLIGHTS

The Fund has not yet commenced investment operations, and therefore, a financial highlights table for the Fund has not been included in this Prospectus.

THE FUND

The Fund, which is registered under the 1940 Act as a non-diversified, closed-end management investment company that is operated as an interval fund, was organized as a Delaware statutory trust on December 4, 2023. The Fund’s principal office is located at 3011 Ponce de Leon Blvd, Suite 1420, Coral Gables, Florida 33134, and its telephone number is 1-(877) 462-9937. Investment advisory services are provided to the Fund by the Adviser pursuant to the Investment Advisory Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the individuals who serve on the Board. See “Management of the Fund.”

USE OF PROCEEDS

After the Minimum Offering Requirement has been satisfied, under normal market circumstances, the proceeds from the sale of Shares, net of the Fund’s fees and expenses, are invested by the Fund to pursue its investment program and objectives as soon as practicable (but not in excess of six months after receipt, except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes), consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Fund. See “Other Risks - Availability of Investment Opportunities” for a discussion of the timing of the Fund’s investments, market conditions and other considerations relevant to the timing of the Fund’s investments generally.

The Fund will pay the Adviser the full amount of the Management Fee and Incentive Fee during any period prior to which any of the Fund’s assets (including any proceeds received by the Fund from the offering of Shares) are invested, except that no Management Fee will be earned by the Adviser prior to the satisfaction of the Minimum Offering Requirement.

INVESTMENT PROGRAM

Investment Objective and Strategies

The Fund’s investment objective is to generate attractive risk-adjusted returns primarily from current income and, to a lesser extent, from capital appreciation. Under normal circumstances, the Fund will invest at least 80% of its net assets, plus any borrowings for investment purposes, in Credit Instruments. In addition to investing in Credit Instruments, the Fund will also invest in preferred and common equity.

The Investment Team believes that the Fund’s investment program will offer exposure to opportunistic credit investments for investors who may not have adequate access to such investments. The Fund’s structure is intended to alleviate or mitigate a number of the investor burdens typically associated with opportunistic credit fund investing, such as funding capital calls on short notice, reinvesting distribution proceeds, meeting high investment minimums and receiving tax reporting on potentially delayed Schedule K-1s.

Types of investments in which the Fund will invest:

The Fund will seek to achieve its investment objective by investing in income producing assets, including corporate and structured Credit Instruments, across both public and private credit sectors. In pursuing its investment strategy, the Fund may invest in certain hard asset sectors, such as shipping and other transportation related assets such as aircraft and railroad boxcars, provided those hard assets are income producing as a result of contractual payments from a creditworthy counterparty (under a lease or otherwise). In addition to investing in Credit Instruments, the Fund may also invest in preferred and common equity, swaps, options on various underlying instruments, and certain other customized “synthetic” or derivative instruments. The Fund expects the maturity of most Credit Instruments in which it will invest to range from 3 to 12 years and expects to hold most of its investments in Credit Instruments for 3 to 5 years.

Opportunistic Credit. The Fund seeks to capitalize on market price inefficiencies by investing in loans, bonds and other securities for which the income of such investment reflects a higher risk premium or the market price of such investment reflects a lower value than deemed warranted by the Sub-Adviser’s fundamental analysis. These opportunities may often be idiosyncratic in nature, as specific issues or complexity related to a prospective investment may drive the excess yield or total return potential. The Sub-Adviser believes that market price inefficiencies may occur due to, among other things, a misunderstanding by the market of a particular company or an industry being out of favor with the broader investment community. Market price inefficiencies may also arise from broader market dislocations, which can include broad-based, risk-off sentiment across multiple markets as well as specific technical dislocations within a single market. The Sub-Adviser seeks to allocate capital to securities that have been mispriced by the market and that it believes represent attractive investment opportunities.

This portion of the Fund’s investment strategy may utilize Credit Instruments, such as loans that have few or no financial or maintenance covenants (“covenant-lite”) and high yield bonds, which present risks that are different than other corporate loans and bonds, but are expected to generate attractive returns in relation to those risks. For example, covenant-lite loans differ from traditional secured loans in that they contain limited, if any, financial covenants. Generally, covenant-lite loans either do not require the obligor to maintain debt service or other financial ratios and/or do not contain common restrictions on the ability of the obligor to change significantly its operations or enter into significant transactions that could affect its ability to repay its loan. High yield bonds are typically unsecured, and are either rated below investment grade or are unrated and have greater credit and other risks than investment grade corporate debt. Ownership of covenant-lite loans and high yield bonds may expose the Fund to different risks than is the case with other corporate loans and bonds, but are expected to generate attractive returns in relation to such risks.

Special Situations. The Fund’s special situations credit strategy provides flexibility to take advantage of secondary market credit opportunities with asymmetrical risk and return profiles. The Fund seeks to purchase instruments at a discount to perceived intrinsic value from forced sellers or unnatural holders as a result of stress, distress or major events, or change at a company or industry level. The need for holders to transition out of a credit combined with a high level of complexity surrounding the investment can present an opportunity to purchase instruments at a significant discount to its fair value as determined by the Sub-Adviser. Such investment opportunities may include investments in loans, bonds and other securities issued by companies that are over levered, facing temporary or permanent business issues, have a current or pending covenant violation, have looming debt maturities and may lack the ability to refinance or have defaulted on their debt instruments. Opportunities can be created by idiosyncratic issues at the company or industry level or by a macro driven credit cycle. Idiosyncratic opportunities can generate attractive returns at any point in the credit cycle, with low correlation to credit market indexes. Macro driven credit cycles can provide an additional source of risk-adjusted return to the investment strategy by increasing the investible universe which is often coupled with market dislocations that creates increased discounts to intrinsic value.

Distressed/Stressed Investing. The Fund can also invest in Credit Instruments of borrowers that are experiencing, or are likely to experience, financial difficulty. These Credit Instruments may be subject to greater credit and liquidity risks than other types of investments. In addition, the Fund can invest in loans of borrowers that have filed for bankruptcy protection or that have had involuntary bankruptcy petitions filed against them by creditors. This portion of the Fund’s investment strategy will typically seek to generate attractive returns by deploying capital into distressed or stressed opportunities utilizing a broad range of Credit Instruments that, based upon the Sub-Adviser’s experience, are expected to generate attractive returns in relation to the greater risks presented by such distressed or stressed situations. Such investments may involve multiple components, such as senior debt, subordinated debt, warrants or other options and common equity.

Structured Credit Investing. The Fund’s investments in structured Credit Instruments may include securities issued in transactions such as CLOs, CBOs, CMBS, ABS and other structured credit transactions. The Fund believes that, in many cases, structured Credit Instruments provide both (i) attractive yields in excess of the yields on similarly rated corporate Credit Instruments and (ii) a significant margin of safety against credit defaults in the underlying asset portfolio. The Fund’s investments in structured Credit Instruments may include both cash and synthetic (or derivative) transactions which may consist of or reference individual, indexed or portfolio debt instruments or other assets.

Hard Assets. The Fund’s investments in hard assets will include shipping and other transportation related assets such as aircraft and railroad boxcars, provided those hard assets are income producing as a result of contractual payments from a creditworthy counterparty (under a lease or otherwise). As part of its hard assets investment strategy, the Fund will seek to exploit recent developments in global supply chains. For example, the search for resilience and reliability in supply chains has created opportunities in marine transportation. The relationship between vessel lease rates and vessel values has driven attractive cash yields, with downside protection provided by a combination of multi-year take-or-pay style lease contracts and vessel scrap values.

Other. Investments may also include other assets or opportunities that are consistent with the pursuit of the Fund’s investment objective, provided that such investments are appropriate from a tax, regulatory and operational perspective. For example, the Fund may invest opportunistically in equity and hybrid securities (including convertible debt, preferred stock and common equity) in connection with the workout or restructuring of an existing credit investment or which it believes will provide an attractive income-based return. In addition, the Fund may invest in a hard asset (such as a ship or aircraft) in connection with a hard asset related Credit Instrument.

The Fund’s flexible strategy across several areas allows the Sub-Adviser to focus on what it believes are the most attractive opportunities across both the public and private markets at any given point in time. The Fund may, for a variety of reasons, utilize certain interest rate and credit derivatives, including to enhance its returns, to adjust interest rate and credit exposures, hedge the portfolio and/or for cash management purposes. The instruments that the Fund may utilize include, without limitation, interest rate swaps, credit default swaps, total return swaps, interest rate futures and options, floors, caps, collars and other similar instruments.

The Fund’s investment objectives and strategies, including the Fund’s intention, under normal circumstances, to invest at least 80% of its net assets, plus any borrowings for investment purposes, in Credit Instruments, are not considered to be fundamental and may be changed without the vote of the Fund’s Shareholders by the Board with at least 60 days’ written notice provided to Shareholders.

Investment Philosophy

The Adviser believes that the Fund’s strategy creates an opportunity for investors to practicably gain exposure to an otherwise difficult-to-access asset class that may earn attractive risk-adjusted returns. Investing in the Fund permits Shareholders to invest in opportunistic credit investments without being subject to the high minimum investment requirements typically charged by such investments.

Investment and Monitoring Processes

The Fund intends to employ a flexible and active approach to allocations across credit sectors based on the Sub-Adviser’s proprietary research and credit analysis as well as its views regarding the economic outlook, credit market trends and conditions, relative value, and other factors. The Sub-Adviser will generally select Credit Instruments for investment by the Fund on the basis of a fundamental, bottom-up credit analysis driven by its independent research. For example, when considering an investment in a corporate Credit Instrument, the investment decision will be based upon a fundamental assessment of relevant credit factors, such as the company’s business model, competitive positioning, management, growth prospects, cash flows, liquidity, leverage, cyclicality, technology risk, and, if applicable, collateral package and financial covenants. In addition, the prospective investment will be assessed through a defensive lens based on factors such as liquidity, volatility, and downside risk. A downside scenario analysis will typically consider the Sub-Adviser’s views regarding how the credit may perform during an economic downturn as well as other idiosyncratic risks. Prior to an investment, an investment committee meeting will cover topics relevant to the performance of the prospective investment, such as investment pros and cons, valuation, relative value, risk factors and scenario analysis.

Existing positions will generally be actively monitored through ongoing credit analysis, reviewing company specific and industry related news, speaking with management and analysts, and tracking changes in pricing and sell side research. The monitoring process is intended to minimize credit losses through an early identification of deteriorating fundamentals or other factors that could contribute to a loss. Typically, investment committee meetings will be held for credits that are significantly underperforming expectations or are impacted by a negative change in industry fundamentals, regulatory risk, company specific events or other factors.

The Adviser has several methods of evaluating and monitoring the performance and fair value of the Fund’s portfolio, which may include the following:

●	reviewing the portfolio daily, or as needed, for cash management, valuation and new cash inflows. The Adviser may also utilize various portfolio and risk management software/applications to evaluate the portfolio in relation to current and changes to interest rates, the macroeconomic environment, capital markets, and opportunities to enhance the portfolio’s return or to minimize or mitigate risk;

●	reviewing the Fund’s investment portfolio construction, asset allocation, and risk parameters on at least a quarterly basis;

●	reviewing and collaborating with the Sub-Adviser to prepare quarterly reviews for inclusion in reports to the Board and investors; and

●	engaging its investment, finance, operations and accounting resources, which monitors the progress of the investment portfolio by reviewing quarterly performance reports, monitoring changes in the Fund’s investment portfolio and making recommendations to adjust the Fund’s investment approach.

Asset Allocation

The Sub-Adviser intends to deploy the Fund’s assets in such a manner so as to minimize the “cash drag” on the Fund’s returns as compared to its invested capital. Cash drag refers to the opportunity cost of a fund holding a portion of its assets in cash and cash equivalents to meet unfunded obligations, take advantage of future investment opportunities, or provide potential liquidity to Shareholders. The Sub-Adviser intends to manage the Fund’s deployment strategy with a view towards balancing liquidity while maintaining a high invested level. The Fund will hold liquid assets to the extent required for purposes of liquidity management and to operate in compliance as a closed-end interval fund and as required by the 1940 Act and as applicable to the Fund.

The deployment strategy will aim to keep the Fund substantially invested and to minimize cash drag where possible. The deployment strategy will also take into account anticipated Fund-level cash flows, such as those relating to new subscriptions, the share repurchases, and any distributions made to Shareholders that are not reinvested.

There can be no assurance that the Fund’s investment program will be successful, that the objectives of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design and risk management strategies will be successful.

Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund.

Leverage

The Fund may borrow funds to make investments, to manage liquidity for redemptions and for general working capital purposes, including before it has fully invested the proceeds of this continuous offering. To the extent that the Fund determines it is appropriate to borrow funds to make investments, to manage liquidity for redemptions and for general working capital purposes, the costs associated with such borrowing will be indirectly borne by Shareholders. The Fund does not currently maintain a credit facility.

The 1940 Act requires a registered investment company to satisfy the Asset Coverage Requirement. This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.

The Fund’s portfolio may be exposed to the risk of highly leveraged investment programs and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil. In general, the use of leverage by the Fund may increase the volatility of the Fund. See “Types of Investments and Related Risks - Risks Related to Investing in the Fund - Leverage Utilized by the Fund.”

TYPES OF INVESTMENTS AND RELATED RISKS

General

The value of the Fund’s total net assets may fluctuate in response to fluctuations in the value of the investments in which the Fund invests. Discussed below are the investments generally made by the Fund and the principal risks that the Adviser and the Fund believe are associated with those investments. These risks will, in turn, have an effect on the Fund. The Fund does not currently intend to make other types of direct investments, except that, in response to adverse market, economic or political conditions, the Fund may invest temporarily in high quality fixed income securities, money market instruments and affiliated or unaffiliated money market funds or may hold cash or cash equivalents for temporary defensive purposes. In addition, the Fund may also make these types of investments or to maintain the liquidity necessary to effect repurchases of Shares. When the Fund takes a defensive position or otherwise makes these types of investments, it may not achieve its investment objective.

Risks Related to Investing in the Fund

General Economic and Market Conditions. The value of the Fund’s total net assets should be expected to fluctuate. To the extent that the Fund’s portfolio is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is higher. The Fund’s use of leverage is likely to cause its average net assets to appreciate or depreciate at a greater rate than if leverage was not used.

An investment in the Fund involves a high degree of risk, including the risk that the Shareholder’s entire investment may be lost. The Fund’s performance depends upon the Adviser’s selection of the Sub-Adviser, the allocation of offering proceeds and the performance of the investments. Investment activities involve the risks associated with debt investments generally. Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, hurricanes or floods and other factors including environmental negligence which are beyond the control of the Fund.

Unexpected volatility or lack of liquidity, such as the general market conditions that had prevailed in 2008, could impair the Fund’s profitability or result in its suffering losses.

No History of Operations. The Fund is a closed-end investment company with no history of operations. If the Fund commences operations under inopportune market or economic conditions, it may not be able to achieve its investment objectives. In addition, because the Fund has no minimum asset threshold that must be satisfied prior to launch, the Fund will experience high expenses as a percentage of net assets, subject to the Fund’s Expense Limitation and Reimbursement Agreement (see “Fund Expenses”), to the extent it raise a minimum amount of capital.

Limitations on Transfer; Shares Not Listed; No Market for Class A Shares, Class C Shares or Class I Shares. The transferability of Shares is subject to certain restrictions contained in the Fund’s Declaration of Trust and is affected by restrictions imposed under applicable securities laws. Shares are not traded on any national securities exchange or other market. No market currently exists for Class A Shares, Class C Shares or Class I Shares, and the Fund contemplates that no such market will develop. The Shares are, therefore, not readily marketable. Although the Adviser and the Fund expect to recommend to the Board that the Fund offer to repurchase Shares quarterly, no assurances can be given that the Fund will do so. Consequently, Class A Shares, Class C Shares and Class I Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

Closed-end Fund; Liquidity Risks. The Fund is a non-diversified closed-end management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. The Fund offers a limited degree of liquidity through quarterly repurchase offers, and Shares are therefore considerably less liquid than shares of funds that trade on a national securities exchange or shares of open-end management investment companies. As a result, the Shares should be viewed as a long-term investment for investors who are able to bear the risks associated with restricted liquidity.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. In particular, the Fund may compete for investments with private equity and venture capital funds, secondary market funds, other equity and non-equity-based investment funds, investment banks and other sources of financing, each of which may have greater financial, technical and marketing resources. The Fund is subject to regulatory restrictions under the 1940 Act as a RIC that may not apply to some competitors. Additionally, the availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions.

Dependence on the Adviser. The Fund relies on the expertise of the Adviser to allocate assets of the Fund and to select and size investments presented to the Fund. Shareholders will not receive or otherwise be privy to due diligence or risk information prepared by or for the Adviser in respect of such investments. The Adviser has the authority and responsibility to select opportunities it believes are appropriate for the Fund, and to make allocations among the Fund and other investment vehicles sponsored, managed, or advised by the Adviser and its affiliates. There can be no assurance that the Adviser will successfully select or implement strategies to achieve the Fund’s investment objective.

Reliance on the Sub-Adviser. Although the Fund and the Adviser will regularly evaluate the Sub-Adviser to determine whether its investment program is consistent with the Fund’s investment objectives and whether the investment performance is satisfactory, the Adviser will not have any control over the investments made by the Sub-Adviser. Even though the Sub-Adviser is subject to certain constraints, the Sub-Adviser may change certain aspects of its investment strategy. The Adviser and the Board will engage in the necessary due diligence to ensure that the Fund’s assets are invested with Sub-Adviser which provides reports that will enable them to monitor the Fund’s investments as to their overall performance, sources of income, asset valuations and liabilities; however, there is no assurance that such efforts will necessarily detect fraud, malfeasance, inadequate back office systems or other flaws or problems with respect to the Sub-Adviser’s operations and activities. The Adviser will be dependent on information provided by the Sub-Adviser, which if inaccurate could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objectives. Furthermore, inaccurate information provided by the Sub-Adviser could adversely affect the Fund’s ability to comply with the requirements needed to qualify as a regulated investment company under the Code.

Approval of Sub-Advisory Relationship. The Adviser has entered into a sub-advisory relationship with the Sub-Adviser. Such relationship was entered into upon Board approval and upon the approval of a majority (as defined under the 1940 Act) of the Fund’s outstanding voting securities (at such time) pursuant to the 1940 Act. If the Adviser seeks to replace the Sub-Adviser or add another sub-adviser, the Adviser must obtain Shareholder approval for any new sub-adviser identified as an attractive candidate for a sub-advisory relationship. If such approval is not received with respect to a particular sub-adviser, the Fund will be prohibited from allocating assets to such sub-adviser. As a result, there can be no assurance that the Fund or the Adviser will be able to retain attractive institutional asset managers to sub-advise the Fund’s assets.

Leverage Utilized by the Fund. The Fund may borrow money through a credit facility or other arrangements (subject to the limits of the Asset Coverage Requirement) for investment purposes, to manage liquidity for redemptions and for general working capital requirements. The Fund does not currently have a credit facility in place.

The use of leverage is speculative and involves certain risks. The use of leverage in connection with its investment activities is considered speculative and can magnify the volatility of changes in the value of a Fund investment and may increase potential losses. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its investments at inopportune times, which may further depress the returns of the Fund.

The 1940 Act’s Asset Coverage Requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.

Economic Recession or Downturn Risk. Many of the Fund’s investments may be issued by companies susceptible to economic slowdowns or recessions. Therefore, the Fund’s non-performing assets are likely to increase, and the value of its portfolio is likely to decrease, during these periods. A prolonged recession may result in losses of value in the Fund’s portfolio and a decrease in the Fund’s revenues, net income and NAV. Unfavorable economic conditions also could increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to it on terms it deems acceptable. These events could prevent the Fund from increasing investments and harm the Fund’s operating results.

Risks of Securities Activities. The Fund will invest and trade in a variety of different securities, and utilize a variety of investment instruments and techniques. Each security and each instrument and technique involves the risk of loss of capital. While the Adviser and/or Sub-Advisers will attempt to moderate these risks, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

Sourcing Investment Opportunity Risk. On an ongoing basis, it cannot be certain that the Adviser and the Sub-Adviser will be able to continue to locate a sufficient number of suitable investment opportunities to allow the Fund to fully implement its investment strategy. In addition, privately negotiated investments in loans and illiquid securities of public and private companies require substantial due diligence and structuring, and the Fund may not be able to achieve its anticipated investment pace. These factors increase the uncertainty, and thus the risk, of investing in the Fund. To the extent the Fund is unable to deploy its capital, its investment income and, in turn, the results of its operations, will likely be materially adversely affected.

Competition for Assets Risk. The current public and private credit market in which the Fund participates is competitive and rapidly changing. The Fund may face increasing competition for access to public and private credit markets as the lending industry continues to evolve. The Fund may face competition from other institutional lenders such as pooled investment vehicles and commercial banks that are substantially larger and have considerably greater financial and other resources than the Fund. These potential competitors may have higher risk tolerances or different risk assessments than the Fund, which could allow them to consider a wider variety of investments than the Fund and establish relationships with public and private credit managers, including direct lending managers. A public or private credit lending manager may have similar arrangements with other parties, thereby reducing the potential investments of the Fund through such manager. There can be no assurance that the competitive pressures the Fund may face will not erode the Fund’s ability to deploy capital. If the Fund is limited in its ability to invest in public and private credit markets, it may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through investments in public and private credit markets. If the Fund’s access to public and private credit markets is limited, it would also be subject to increased concentration and counterparty risk.

The commercial lending business is highly competitive. Without a sufficient number of new qualified loan requests, there can be no assurances that the Fund will be able to compete effectively for corporate and direct loans with other market participants. General economic factors and market conditions, including the general interest rate environment, unemployment rates, and perceived consumer demand may affect borrower willingness to seek corporate and/or direct loans and investor ability and desire to invest in such loans.

Dependence on Key Personnel Risk. The Adviser and/or the Sub-Adviser may be dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Adviser and/or the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Adviser and/or the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio, and the Fund’s performance may lag behind that of similar funds. The Adviser and the Sub-Adviser have informed the Fund that their respective investment professionals are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Adviser or the Sub-Adviser may become associated with the Fund, and the performance of the Fund may also depend on the experience and expertise of such individuals.

Sanctions. Certain portfolio companies may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. The Fund will undertake to avoid investing in portfolio companies that are operating in countries subject to sanctions in compliance with applicable U.S. and international sanction regimes. In particular, on February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date hereof, the countries remain in active armed conflict. Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russian-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus, as well as a number of Russian Oligarchs. The U.S. or other countries could also institute broader sanctions on Russia and others supporting Russia’s economy or military efforts. The ongoing conflict and the rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s portfolio companies. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, could present material uncertainty and risk with respect to the Fund and its portfolio companies and operations, and the ability of the Fund to achieve its investment objectives. Similar risks will exist to the extent that any portfolio companies, service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, or the immediate surrounding areas. Sanctions could also result in Russia taking counter measures or retaliatory actions which could adversely impact portfolio companies, including, but not limited to, cyberattacks targeting private companies, individuals or other infrastructure upon which the Fund’s portfolio companies rely.

War in Israel and Global Geopolitical Risk. On October 7, 2023, Hamas militants and members of other terrorist organizations infiltrated Israel’s southern border from the Gaza Strip and conducted a series of terror attacks on civilian and military targets. The militants launched extensive rocket attacks on the Israeli population and industrial centers located along the Israeli border with the Gaza Strip. Shortly following the attack, Israel’s security cabinet declared war against Hamas. The intensity and duration of Israel’s war against Hamas is difficult to predict, as are the war’s impacts on global geopolitical stability. Any deterioration in credit markets resulting directly or indirectly from the recent attack by Hamas on Israel from the Gaza Strip could limit the Fund’s ability to obtain external financing. As a result, a downturn in the worldwide economy resulting from these global geopolitical conflicts, as well as others that may arise, could have a material adverse effect on the financial condition of the Fund.

Currency Risk. The Fund may invest in investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Fund’s investments are denominated against the U.S. dollar may result in a decrease in the Fund’s NAV. The Adviser will not elect to hedge the value of investments made by the Fund against currency fluctuations. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Inflation/Deflation Risk. The Fund may invest in investments subject to inflation risk, which is the risk that the real value (i.e., nominal price of the asset adjusted for inflation) of assets or income from investments will be less in the future as inflation decreases the purchasing power and value of money (i.e., as inflation increases, the real value of the Fund’s assets can decline). Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in monetary or economic policies (or expectations that these policies may change), and the Fund’s investments may not keep pace with inflation, which would generally adversely affect the real value of Shareholders’ investment in the Fund. This risk is greater for fixed-income instruments with longer maturities. In addition, this risk may be significantly elevated compared to normal conditions because of recent monetary policy measures and the current interest rate environment. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Nature of Portfolio Companies. The Fund may invest in the debt of various companies, ventures and businesses. This may include companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund’s investments may also include the debt of companies that are in a state of distress or which have a poor record, and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies.

Dilution. The Fund may accept additional subscriptions for Shares as determined by the Board, in its sole discretion.

Additional purchases will dilute the indirect interests of existing Shareholders in the Fund’s investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent investments underperform the prior investments.

Reinvestment. Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Fund’s shares.

Illiquid Portfolio Investments. The Fund is expected to invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities may be volatile and the Fund may not be able to sell them when the Adviser or the Sub-Adviser desires to do so or to realize what the Adviser or the Sub-Adviser perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the “over the counter” (“OTC”) markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.

Valuation. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may result in more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Shareholders should recognize that valuations of illiquid assets involve various judgments and consideration of factors that may be subjective. As a result, the NAV of the Fund, as determined based on the fair value of its investments, may vary from the amount ultimately received by the Fund from its investments. This could adversely affect Shareholders whose Shares are repurchased as well as new Shareholders and remaining Shareholders. For example, in certain cases, the Fund might receive less than the fair value of its investment, resulting in a dilution of the value of the Shares of Shareholders who do not tender their Shares in any coincident tender offer and a windfall to tendering Shareholders; in other cases, the Fund might receive more than the fair value of its investment, resulting in a windfall to Shareholders remaining in the Fund, but a shortfall to tendering Shareholders.

Force Majeure Risk. The Fund may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including the Fund or a counterparty to the Fund) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more investments or its assets, could result in a loss to the Fund. Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

The outbreak of a novel coronavirus and related respiratory disease (“COVID-19”) has led, and for an unknown period of time will continue to lead, to disruptions in local, regional, national, and global markets and economies affected thereby. The COVID-19 outbreak has resulted in numerous deaths and the imposition of both local and more widespread business restrictions, labor shortages, fluctuations in consumer demand for certain goods and services, commercial disruption on a global scale, and general concern and uncertainty, all of which have caused social unrest and significant volatility in financial markets. Similar consequences could arise with respect to other infectious diseases. The extent to which COVID-19 will continue to affect the Fund, the Fund’s service providers and the Fund’s investments will depend on future developments, which are highly uncertain and cannot be predicted.

Risks Related to Investment Strategy-Specific Investment-Related Risk

Debt Securities. Under normal market conditions, the Fund expects to primarily invest in debt and debt-related securities. One of the fundamental risks associated with such investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. Adverse changes in the financial condition of an issuer or in general economic conditions (or both) may impair the ability of such issuer to make such payments and result in defaults on, and declines in, the value of its debt. The Fund’s return to Shareholders would be adversely impacted if an issuer of debt securities in which the Fund invests becomes unable to make such payments when due. Other risk factors include interest rate risk (a rise in interest rates causes a decline in the value of debt securities) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Default Risk. The ability of the Fund to generate income through its credit investments is dependent upon payments being made by the borrower underlying such credit investments. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan.

A portion of the credit investments in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. The Fund may need to rely on the collection efforts of third parties, which also may be limited in their ability to collect on defaulted loans. The Fund may not have direct recourse against borrowers, may not be able to contact a borrower about a loan and may not be able to pursue borrowers to collect payment under loans. To the extent a loan is secured, there can be no assurance as to the amount of any funds that may be realized from recovering and liquidating any collateral or the timing of such recovery and liquidation and hence there is no assurance that sufficient funds (or, possibly, any funds) will be available to offset any payment defaults that occur under the loans. Loans are credit obligations of the borrowers and the terms of certain loans may not restrict the borrowers from incurring additional debt. If a borrower incurs additional debt after obtaining a loan through a platform, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency or bankruptcy of the borrower. This circumstance would ultimately impair the ability of that borrower to make payments on its loans and the Fund’s ability to receive the principal and interest payments that it expects to receive on such credit investment. To the extent borrowers incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of that borrower may impair the borrower’s ability to repay its loans, or it may impair a third party’s ability to collect, on behalf of the Fund, on the loan upon default. To the extent that a loan is unsecured, borrowers may choose to repay obligations under other indebtedness (such as loans obtained from traditional lending sources) before repaying an unsecured loan because the borrowers have no collateral at risk. The Fund will not be made aware of any additional debt incurred by a borrower or whether such debt is secured.

If a borrower files for bankruptcy, any pending collection actions will automatically be put on hold and further collection action will not be permitted absent court approval. It is possible that a borrower’s liability on its loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured loan, unsecured creditors will receive only a fraction of any amount outstanding on the loan, if anything.

Secured Debt. Secured debt holds the most senior position in the capital structure of a borrower. Secured debt in most circumstances is fully collateralized by assets of the borrower. Thus, it is generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the borrower to raise additional capital. Also, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack resources to meet higher debt service requirements. In some circumstances, the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a borrower’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Fund will receive principal and interest payments according to the investment terms or at all, or that the Fund will be able to collect on the investment should the Fund be forced to enforce its remedies. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated.

Secured debt usually includes restrictive covenants, which must be maintained by the borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans, including delayed draw term loans and revolving facilities, upon demand by the borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Secured debt typically will be secured by pledges of collateral from the borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in secured debt that is secured only by stock of the borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Corporate Bonds. The Fund may invest in corporate bonds, including corporate bonds of real estate-related companies. Corporate bonds include a wide variety of debt obligations of varying maturities issued by U.S. and foreign corporations (including banks) and other business entities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures and similar instruments and securities. The Fund may invest in U.S. dollar-denominated corporate bonds and bonds denominated in foreign currencies. The Fund has the flexibility to invest in corporate bonds that are below investment grade quality. See “Types of Investments and Related Risks - Risks Related to Investment Strategy - Specific Investment-Related Risk - High Yield Debt.”

Infrastructure Investment Risk. The Fund’s investments in infrastructure-related securities may expose the Fund to potential adverse economic, regulatory, political, legal and other changes affecting such investments. Issuers of securities in infrastructure-related businesses are subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental or other regulations and the effects of economic slowdowns. Rising interest rates could lead to higher financing costs and reduced earnings for infrastructure companies/issuers.

Sovereign Debt Risk. In addition to the other risks applicable to debt investments, sovereign debt (debt issued by a foreign government) may decline in value as a result of default or other adverse credit event resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Fund’s control, may result in a loss in value of the Fund’s sovereign debt holdings.

Structured Finance Risk. Structured finance securities may present risks similar to those of the other types of debt obligations in which the Fund may invest and such risks may be of greater significance in the case of structured finance securities. Among other risks, structured finance securities may be subject to prepayment risk. In addition, the performance of a structured finance security will be affected by a variety of factors, including its priority in the capital structure of the issuer thereof, and the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets.

Secured and First-Lien Loan Risk. The Fund may invest in secured bank loans and participations, which include first-lien instruments. Secured debt in many instances is fully collateralized by assets of the borrower. Thus, it is generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trader creditors, and preferred or common stockholders. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon market conditions. Additionally, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack resources to meet higher debt service requirements. In some circumstances, the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a borrower’s financial condition and prospects may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Fund will receive principal and interest payments according to the investment terms or at all, or that the Fund will be able to collect on the investment should the Fund be forced to enforce its remedies.

Second Lien and Subordinated Loans. The Fund may invest in secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower. In addition, the rights the Fund may have with respect to the collateral securing the loans the Fund makes to borrowers with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Fund may enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: (i) the ability to cause the commencement of enforcement proceedings against the collateral; (ii) the ability to control the conduct of such proceedings; (iii) the approval of amendments to collateral documents; (iv) releases of liens on the collateral; and (v) waivers of past defaults under collateral documents. The Fund may not have the ability to control or direct such actions, even if the Fund rights are adversely affected.

Unitranche Loan Risk. The Fund may invest in unitranche loans. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans. Unitranche loans typically provide for loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity, with a contractual requirement for excess cash flow sweeps that reduce the average life of the loan. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. From the perspective of a lender, in addition to making a single loan, a unitranche loan may allow the lender to choose to participate in the “first out” tranche, which will generally receive priority with respect to payments of principal, interest and any other amounts due, or to choose to participate only in the “last out” tranche, which is generally paid after the “first out” tranche is paid. The Fund may participate in “first out” and “last out” tranches of unitranche loans and make single unitranche loans.

Unsecured Loans. The Fund may make unsecured loans to borrowers, meaning that such loans will not benefit from any interest in collateral of such borrowers. Liens on such a borrower’s collateral, if any, will secure the borrower’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Fund’s unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Fund’s unsecured claims generally would rank equally with the unpaid portion of such secured creditors’ claims against the borrower’s remaining assets, if any.

Equity Investments. When the Fund invests in loans and debt securities, the Fund may acquire warrants or other equity securities of borrowers as well. The Fund may also invest in warrants and equity securities directly. To the extent the Fund holds equity investments, the Fund will attempt to dispose of them and realize gains upon the disposition of such equity investments. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.

Warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. The price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Small and Middle-Market Companies. Investment in private and small or middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Fund will rely on the ability of the Sub-Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If they are unable to uncover all material information about these companies, they may not make a fully informed investment decision, and the Fund may lose money on its investments. Small and middle-market companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, small and middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the portfolio companies in which the Fund invests. Small and middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence.

PIK Interest. To the extent that the Fund invests in loans with a payment in kind (“PIK”) interest component and the accretion of PIK interest constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value ratio, which is a fundamental measure of loan risk; and (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan. The use of PIK interest securities may provide certain benefits to the Adviser and/or Sub-Adviser, including increased management fees and incentive compensation.

Mortgage-Backed Securities. The Fund may invest in a variety of mortgage-related and other asset-backed securities issued by government agencies or other governmental entities or by private originators or issuers. Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMO”), CMBS, mortgage dollar rolls, CMO residuals, adjustable-rate mortgage-backed securities (“ARMBS”), stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association (“GNMA”)) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of prepayment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The mortgage market in the United States has experienced heightened difficulties that may adversely affect the performance and market value of mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien residential mortgage loans) and a decline in or flattening of property values (as has recently been experienced and may continue to be experienced in many markets) may exacerbate such delinquencies and losses. Borrowers with adjustable-rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates.

The principal U.S. governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”). Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include Fannie Mae and Freddie Mac. Fannie Mae is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. Fannie Mae purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae, but are not backed by the full faith and credit of the U.S. Government. Freddie Mac was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks but the common stock of which is now owned entirely by private stockholders. Freddie Mac issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, the Adviser determines that the securities meet the Fund’s quality standards. Securities issued by certain private organizations may not be readily marketable.

Collateralized Mortgage Obligations. A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMO may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, Freddie Mac or Fannie Mae and their income streams. CMO are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMO (known as “sequential pay” CMO), payments of principal received from the pool of underlying mortgages, including prepayments, are applied to the classes of CMO in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMO until all other classes having an earlier final distribution date have been paid in full. CMO may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Commercial Mortgage-Backed Securities. CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities (described below). In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the Securities Act of 1933, as amended (the “Securities Act”). CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability.

Adjustable Rate Mortgage-Backed Securities. ARMBS have interest rates that reset at periodic intervals. Acquiring ARMBS permits the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBS are based. ARMBS generally have higher current yield and lower price fluctuations than is the case with more traditional fixed-income instruments of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBS, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBS behave more like fixed-income instruments and less like adjustable-rate securities and are subject to the risks associated with fixed-income instruments. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable-rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Direct Lending. To the extent the Fund is the sole lender in privately offered debt, it may be solely responsible for the expense of servicing that debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt.

Direct Origination. A significant portion of the Fund’s investments may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its Shareholders. In addition, competition for originations of and investments in the Fund’s target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments in the Fund’s target investments may be limited in the future, and the Fund may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Adviser and the Sub-Adviser will be able to identify and make investments that are consistent with its investment objective.

In addition, the Fund may originate certain of its investments with the expectation of later syndicating a portion of such investment to third parties. Prior to such syndication, or if such syndication is not successful, the Fund’s exposure to the originated investment may exceed the exposure that the Sub-Adviser intended to have over the long-term or would have had had it purchased such investment in the secondary market rather than originating it.

In determining whether to originate a direct loan, in addition to a review of the investment opportunity, the Fund will rely upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. The Fund’s Sub-Adviser will utilize a proprietary analysis of the appropriateness of each loan for the Fund that includes consideration of factors which may include collateral quality, credit support, structure, market conditions, geographic concentration and interest rate and pre-payment risk, among other factors, before an investment is approved.

The Fund may originate loans in accordance with its investment objective, investment strategies, fundamental investment restrictions and the limitations of the 1940 Act, including but not limited to Section 17 thereof. The Fund will not be involved in servicing such loans. Additionally, consistent with its fundamental investment restriction relating to industry concentration, the Fund will not originate loans to issuers in any one industry in an amount exceeding 25% of the Fund’s total assets. The Fund does not intend to originate subprime consumer loans. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may originate whole loans, secured and unsecured notes, senior and second lien loans, mezzanine loans or similar investments. The Fund does not intend to syndicate loans but may invest in syndicated loans.

Covenant-Lite Loans. Some of the Fund’s investments may be, or be comprised of, “covenant-lite” loans. These loans have few or no financial or maintenance covenants, and these loans may be riskier than loans with stricter covenant packages and may be less liquid than other types of loans.

Hard Asset Investments. By investing in securities of hard asset issuers the Fund may underperform other funds which employ a different investment strategy. Hard asset investing carries the risk that the market will not recognize a security’s inherent value for a long time, or that a security judged to be undervalued may actually be appropriately priced or even overvalued. When the Fund invests in issuers that derive a large portion of their revenue or profit (directly or indirectly) from commodities, shipping, energy, industrial metals, physical infrastructure, natural resources, precious metals and tangible assets the Fund may be exposed to hard asset-related risks. Hard asset-related risks include production risks caused by unfavorable weather, animal and plant disease, geologic and environmental factors. Hard asset-related risks also include unfavorable changes in government regulation such as tariffs, embargoes or burdensome production rules and restrictions. The value of hard asset-related securities may also be affected by changes in overall market movements, commodity index volatility, changes in interest rates and the global economy. Various studies have suggested that during certain inflationary periods, hard asset investment strategies have produced above-market returns while producing below-market returns during deflationary periods. However, there can be no assurance that these patterns will repeat themselves or that a hard asset investment strategy will produce above- or below-market returns in the future dependent upon the level of inflation or deflation. Additionally, returns from hard assets and hard asset investment strategies may be more volatile than other types of investments and other types of investment strategies.

Sector Concentration. The Fund may concentrate its investments in specific industry sectors. This focus may constrain the liquidity and the number of investments in companies available. In addition, such investments will be disproportionately exposed to the risks associated with the industry sectors of concentration. The Fund generally expects to have exposure to the following sectors:

●	Materials Sector. The materials sector includes companies that manufacture chemicals, construction materials, forest products, glass, paper and related packaging products, metals, minerals and mining companies, including producers of steel. These companies are affected by interest rates, regulations and economic cycles.

●	Utilities and Energy Sectors. Energy companies may be significantly affected by outdated technology, short product cycles, falling prices and profits, market competition and risks associated with using hazardous materials. Energy companies may also be negatively affected by legislation that results in stricter government regulations and enforcement policies or specific expenditures. The Fund may invest in the debt of companies in the utilities sector, thereby exposing the Fund to risks associated with this sector. Rates charged by traditional regulated utility companies are generally subject to review and limitation by governmental regulatory commissions, and the timing of rate changes will adversely affect such companies’ earnings and dividends when costs are rising.

●	Industrials Sector. The value of securities issued by companies in the industrials sector may be adversely affected by supply and demand changes related to their specific products or services and industrials sector products in general. The products of manufacturing companies may face obsolescence due to rapid technological developments and frequent new product introduction. Global events, trade disputes and changes in government regulations, economic conditions and exchange rates may adversely affect the performance of companies in the industrials sector. Companies in the industrials sector may be adversely affected by liability for environmental damage and product liability claims. The industrials sector may also be adversely affected by changes or trends in commodity prices, which may be influenced by unpredictable factors. Companies in the industrials sector, particularly aerospace and defense companies, may also be adversely affected by government spending policies because companies in this sector tend to rely to a significant extent on government demand for their products and services.

●	Healthcare Sector. The profitability of companies in the healthcare sector may be adversely affected by the following factors, among others: extensive government regulations, restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure, an increased emphasis on outpatient services, changes in the demand for medical products and services, a limited number of products, industry innovation, changes in technologies and other market developments. Many healthcare companies are heavily dependent on patent protection. The expiration of a company’s patents may adversely affect that company’s profitability. Many healthcare companies are subject to extensive litigation based on product liability and similar claims. Healthcare companies are subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. The U.S. Inflation Reduction Act of 2022 allows for the negotiation of prescription drug prices on behalf of Medicare recipients, which may result in reduced prescription prices. This could reduce some healthcare companies’ overall profitability. Many new products in the healthcare sector may be subject to regulatory approvals. The process of obtaining such approvals may be long and costly, and such efforts ultimately may be unsuccessful. Companies in the healthcare sector may be thinly capitalized and may be susceptible to product obsolescence.

●	Information Technology Sector. Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group. In addition, these companies are strongly affected by worldwide technological developments, and their products and services may not be economically successful or may quickly become outdated.

●	Consumer Discretionary Sector. The success of consumer product manufacturers and retailers is tied closely to the performance of domestic and international economies, interest rates, exchange rates, supply chains, competition, consumer confidence, changes in demographics and consumer preferences. Companies in the consumer discretionary sector depend heavily on disposable household income and consumer spending, and may be strongly affected by social trends and marketing campaigns. These companies may be subject to severe competition, which may have an adverse impact on their profitability.

●	Consumer Staples Sector. Companies in the consumer staples sector may be affected by the regulation of various product components and production methods, marketing campaigns and changes in the global economy, consumer spending and consumer demand. Tobacco and tobacco-related companies, in particular, may be adversely affected by new laws, regulations and litigation. Companies in the consumer staples sector may also be adversely affected by changes or trends in commodity prices, which may be influenced by unpredictable factors. These companies may be subject to severe competition, which may have an adverse impact on their profitability.

●	Financial Sector. Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability of such companies is generally dependent on the availability and cost of capital, and can fluctuate as a result of increased competition or changing interest rates. In addition, events in the financial sector over the past several years have resulted in reduced liquidity in credit and a high degree of volatility in the financial markets. This situation has negatively affected many financial services companies, such as by causing such companies’ values to decline.

Interest Rates. The Fund is subject to the risks of changes in interest rates. While it is expected that the majority of the Fund’s investments will be in floating rate loans, which typically re-price every 90 days, some of the Fund’s investments may be in fixed rate loans and similar debt obligations. The value of such fixed rate loans is susceptible to general changes in interest rates. A decline in interest rates could reduce the amount of current income the Fund is able to achieve from interest on fixed-income securities and convertible debt. An increase in interest rates could reduce the value of any fixed income securities and convertible securities owned by the Fund. To the extent that the cash flow from a fixed income security is known in advance, the present value (i.e., discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates. Moreover, the value of many fixed income securities depends on the shape of the yield curve, not just on a single interest rate. Thus, for example, a callable cash flow, the coupons of which depend on a short rate such as three-month Secured Overnight Financing Rate (“SOFR”), may shorten (i.e., be called away) if the long rate decreases. In this way, such securities are exposed to the difference between long rates and short rates.

The Fund expects to invest the majority of its assets in variable and floating rate securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. When the Fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.

Risks related to the transition away from LIBOR. Following their publication on June 30, 2023, no settings of London Interbank Offered Rate (“LIBOR”) continue to be published on a representative basis and publication of many non-U.S. dollar LIBOR settings has been entirely discontinued. On July 29, 2021, the U.S. Federal Reserve System, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, formally recommended replacing U.S.-dollar LIBOR with SOFR, a new index calculated by short-term repurchase agreements, backed by U.S. Treasury securities. In April 2018, the Bank of England began publishing its proposed alternative rate, the Sterling Overnight Index Average (“SONIA”). Each of SOFR and SONIA significantly differ from LIBOR, both in the actual rate and how it is calculated. Further, on March 15, 2022, the Consolidation Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act (“LIBOR Act”), was signed into law in the United States. This legislation establishes a uniform benchmark replacement process for certain financial contracts that mature after June 30, 2023 that do not contain clearly defined or practicable LIBOR fallback provisions. The legislation also creates a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate recommended by the Board of Governors of the Federal Reserve. In addition, the U.K. Financial Conduct Authority (“FCA”), which regulates the publisher of LIBOR (ICE Benchmark Administration) has announced that it will require the continued publication of the one-, three- and six-month tenors of U.S.-dollar LIBOR on a non-representative synthetic basis until the end of September 2024, which may result in certain non-U.S. law-governed contracts and U.S. law-governed contracts not covered by the federal legislation remaining on synthetic U.S.-dollar LIBOR until the end of this period. Although the transition process away from LIBOR has become increasingly well-defined (e.g. the LIBOR Act now provides a uniform benchmark replacement for certain LIBOR-based instruments in the United States), the transition process is complex and it could cause a disruption in the credit markets generally and could have adverse impacts on the Fund or its investments, including, among other things, increased volatility or illiquidity in markets for instruments that continue to rely on LIBOR or which have been transitioned away from LIBOR to a different rate like SOFR and, in any case, could result in a reduction in the value of certain investments of the Fund.

SOFR risk. The Fund’s investments, interest payment obligations and financing terms may be based on floating rates, such as SOFR. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Extensions. Rising interest rates tend to extend the duration of long-term, fixed rate securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Prepayment. When interest rates decline, fixed income securities with stated interest rates may have their principal paid earlier than expected. This may result in the Fund having to reinvest that money at lower prevailing interest rates, which can reduce the returns of the Fund.

Lender Liability Consideration and Equitable Subordination. A number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or Shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser and/or the Sub-Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Participation on Creditors’ Committees and Boards of Directors. The Investment Team and its affiliates, on behalf of the Fund or of other funds or accounts they manage, may participate on committees formed by creditors to negotiate with the management of financially troubled companies that may or may not be in bankruptcy. The Investment Team may also seek to negotiate directly with debtors with respect to restructuring issues. In the situation where a representative of the Investment Team chooses to join a creditors’ committee, the representative would likely be only one of many participants, each of whom would be interested in obtaining an outcome that is in its individual best interest. There can be no assurance that the representative would be successful in obtaining results most favorable to the Fund in such proceedings, although the representative may incur significant legal fees and other expenses in attempting to do so. As a result of participation by the representative on such committees, the representative may be deemed to have duties to other creditors represented by the committees, which might thereby expose the Fund to liability to such other creditors who disagree with the representative’s actions.

It is possible that the Investment Team and/or its affiliates will be represented on the boards of some of the companies in which the Fund makes investments. Such representation may have the effect of impairing the ability of the Investment Team to sell the Fund’s related securities when, and upon the terms, it might otherwise desire, including as a result of applicable securities laws.

Need for Follow-on Investments. Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, including exercising warrants, options or convertible securities that were acquired in the original or subsequent financing; in seeking to: (i) increase or maintain in whole or in part the Fund’s position as a creditor or the Fund’s equity ownership percentage in a portfolio company; or (ii) preserve or enhance the value of the Fund’s investment. The Fund has discretion to make follow-on investments, subject to the availability of capital resources. Failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of an underlying portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, the Sub-Adviser may elect not to make a follow-on investment because the Sub-Adviser may not want to increase the Fund’s level of risk or because the Sub-Adviser prefers other opportunities for the Fund.

High Yield Debt. The Fund may invest in high yield debt (or “junk bonds”). A substantial portion of the high yield debt in which the Fund intends to invest are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparable credit quality to obligations rated below investment-grade, and have greater credit and liquidity risk than more highly rated debt obligations. Lower-rated securities may include securities that have the lowest rating or are in default. High yield debt is generally unsecured and may be subordinate to other obligations of the obligor. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield debt are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of high yield debt may be in poor financial condition, experiencing poor operating results, having substantial capital needs or negative net worth or be facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. High yield debt may be more susceptible to real or perceived adverse economic and individual corporate developments than would investment grade debt securities. Certain of these securities may not be publicly traded, and therefore, it may be difficult to accurately value certain portfolio securities and to obtain information as to the true condition of the issuers. Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield debt is often less liquid than higher rated securities. Because investment in high yield debt involves greater investment risk, achievement of the Fund’s investment objectives will be more dependent on the Sub-Adviser’s analysis than would be the case if the Fund were investing in higher quality debt securities.

High yield debt is often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High yield debt has historically experienced greater default rates than has been the case for investment-grade securities. The Fund may also invest in equity securities issued by entities with unrated or below investment-grade debt.

High yield debt may also be in the form of zero-coupon or deferred interest bonds, which are bonds which are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero-coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Such investments experience greater volatility in market value due to changes in the interest rates than bonds that that provide for regular payments of interest.

Investing in lower-rated securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities, including a high degree of credit risk. Lower-rated securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers/issues of lower-rated securities may be more complex than for issuers/issues of higher quality debt securities. Securities that are in the lowest rating category are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default and/or to be unlikely to have the capacity to pay interest and repay principal. The secondary markets on which lower-rated securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the value of the Fund’s portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

The use of credit ratings as the sole method of evaluating lower-rated securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of lower-rated securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was rated.

Preferred Securities. The Fund may invest in preferred securities. There are various risks associated with investing in preferred securities, including credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company’s capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, the risk that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

Convertible Securities. The Fund may invest in convertible securities. Convertible securities are hybrid securities that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. Convertible securities are similar to fixed-income securities because they usually pay a fixed interest rate (or dividend) and are obligated to repay principal on a given date in the future. The market value of fixed-income and preferred securities tends to decline as interest rates increase and tends to increase as interest rates decline. Convertible securities have characteristics of a fixed-income security and are particularly sensitive to changes in interest rates when their conversion value is lower than the value of the bond or preferred share. Fixed-income and preferred securities also are subject to credit risk, which is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. In addition, the Fund may invest in fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield. These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. Fixed-income and preferred securities also may be subject to prepayment or redemption risk. If a convertible security held by the Fund is called for redemption, the Fund will be required to surrender the security for redemption, convert it into the issuing company’s common stock or cash or sell it to a third party at a time that may be unfavorable to the Fund. Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund’s share price. Convertible securities with a conversion value that is the same as the value of the bond or preferred share have characteristics similar to common stocks. The price of equity securities may rise or fall because of economic or political changes. Stock prices in general may decline over short or even extended periods of time. Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses or by the lack of earnings or such an issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.

Bank Loans. The Fund may invest in loans originated by banks and other financial institutions. The loans invested in by the Fund may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) the risk that bank loans may not be securities and therefore may not have the protections afforded by the federal securities laws, and (v) limitations on the ability of the Fund to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment. In addition, the bank loan market may face illiquidity and volatility. There can be no assurance that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or the market will not experience periods of significant illiquidity in the future.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien or unsecured loan. The Fund’s investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

Loan Participations and Assignments. The Fund may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Fund, and the selling institution might not consider the interests of the Fund in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.

Non-Performing Loans. The Fund may invest in non-performing and sub-performing loans which often involve workout negotiations, restructuring and the possibility of foreclosure. These processes are often lengthy and expensive. In addition, the Fund’s investments may include securities and debt obligations of financially distressed issuers, including companies involved in bankruptcy or other reorganization and liquidation proceedings. As a result, the Fund’s investments may be subject to additional bankruptcy related risks, and returns on such investments may not be realized for a considerable period of time.

Asset-Backed Securities. Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.

An investment in subordinated (residual) classes of asset-backed securities is typically considered to be an illiquid and highly speculative investment, as losses on the underlying assets are first absorbed by the subordinated classes. The risks associated with an investment in such subordinated classes of asset-backed securities include credit risk, regulatory risk pertaining to the Fund’s ability to collect on such securities and liquidity risk.

CLOs and CDOs. The Fund may invest in CLOs and collateralized debt obligations (“CDOs”). CLOs and CDOs are created by the grouping of certain private loans and other lender assets/collateral into pools. A sponsoring organization establishes a special purpose vehicle to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities. Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

Investors in CLOs and CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving S&P Global Ratings (“S&P”) ratings of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Because the loans held in the pool often may be prepaid without penalty or premium, CLOs and CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the Shareholders. The credit characteristics of CLOs and CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most CLOs and CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities.

In addition to the typical risks associated with fixed-income securities and asset-backed securities, CLOs and CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CLOs and CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes with the issuer or unexpected investment results; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the manager of the CLO or CDO may perform poorly.

Mezzanine Debt. A portion of the Fund’s debt investments may be made in certain high yield securities known as mezzanine investments, which are subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). Those mezzanine investments may be issued with or without registration rights. Mezzanine investments can be unsecured and generally subordinate to other obligations of the issuer. The expected average life of the Fund’s mezzanine investments may be significantly shorter than the maturity of these investments due to prepayment rights. Mezzanine investments share all of the risks of other high yield securities and are subject to greater risk of loss of principal and interest than higher-rated securities. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of those securities may tend to fluctuate more than those for higher-rated securities. The Fund does not anticipate a market for its mezzanine investments, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of those lower-rated securities. Mezzanine securities are often even more subordinated than other high yield debt, as they often represent the most junior debt security in an issuer’s capital structure.

Structured Products. The CLOs and other CDOs in which the Fund may invest are structured products. Holders of structured products bear risks of the underlying assets and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund. Certain structured products may be thinly traded or have a limited trading market. CLOs, CDOs and credit-linked notes are typically privately offered and sold.

Stressed and Distressed Securities. Certain of the companies in whose securities the Fund may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. The characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic factors affecting a particular industry or specific developments within the companies. Such investments can result in significant or even total losses. In addition, the markets for distressed investment assets are frequently illiquid. Also, among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Adviser’s or the Sub-Adviser’s judgments about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.

In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made. Consequently, the Fund will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied (e.g., through a liquidation of the issuer’s assets, an exchange offer or plan of reorganization, or a payment of some amount in satisfaction of the obligation). In certain transactions, the Fund may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed transaction is consummated.

Affiliated Transactions. The 1940 Act contains prohibitions and restrictions relating to transactions between investment companies and their affiliates (including the Adviser), principal underwriters and affiliates of those affiliates or underwriters. Under these restrictions, the Fund and any portfolio company that the Fund controls are generally prohibited from knowingly participating in a joint transaction, including co-investments in a portfolio company, with an affiliated person, including any directors or officers of the Fund, the Adviser or any entity controlled or advised by any of them. These restrictions also generally prohibit the Fund’s affiliates, principal underwriters and affiliates of those affiliates or underwriters from knowingly purchasing from or selling to the Fund or any portfolio company controlled by the Fund certain securities or other property and from lending to and borrowing from the Fund or any portfolio company controlled by the Fund monies or other properties. The Fund and its affiliates may be precluded from co-investing in private placements of securities, including in any portfolio companies controlled by the Fund. The Fund, its affiliates and portfolio companies controlled by the Fund may from time to time engage in certain joint transactions, purchases, sales and loans in reliance upon and in compliance with the conditions of certain positions promulgated by the SEC and its staff. There can be no assurance that the Fund would be able to satisfy these conditions with respect to any particular transaction. As a result of these prohibitions, restrictions may be imposed on the size of positions or the type of investments that the Fund could make. The Fund intends to apply for exemptive relief from the SEC to allow it to co-invest in certain investment opportunities with certain of its affiliates. However, there can be no assurance that the Fund will obtain such relief. Prior to obtaining exemptive relief, the Fund intends to co-invest with its affiliates only in accordance with existing regulatory guidance.

Failure to Obtain Co-Investment Exemptive Relief. The 1940 Act prohibits the Fund from making certain co-investments alongside affiliates unless it receives an order from the SEC permitting it to do so. The Fund, the Adviser and the Sub-Adviser are seeking exemptive relief from the provisions of Sections 17(d) of the 1940 Act to co-invest in certain privately negotiated investment transactions with current or future business development companies (“BDCs”), private funds, separate accounts, or registered closed-end funds that are advised by the Adviser, the Sub-Adviser or their respective affiliated investment advisors, collectively, the Fund’s “co-investment affiliates,” subject to the satisfaction of certain conditions. There is no assurance that the Fund, the Adviser and the Sub-Adviser will receive such exemptive relief, and if they are not able to obtain the exemptive relief, the Fund will not be permitted to make certain co-investments alongside other clients of the Sub-Adviser. This may reduce the Fund’s ability to deploy capital and invest its assets. The Fund may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through co-investment opportunities.

Non-U.S. Risk. The Fund may invest in the debt of foreign companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund may be incomplete, inaccurate and/or significantly delayed. The Fund may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the NAV of the Fund.

Smaller Capitalization Issuers. The Fund may invest in the debt of smaller capitalization companies, including micro-cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better- known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Derivatives Risk. The use of derivative and other similar instruments including, but not limited to, total return swaps and other swaps, futures, options (including interest rate options), structured securities and other instruments and contracts that are derived from, or the value of which is related to, one or more underlying securities, financial benchmarks, currencies or indices (referred to collectively as “derivatives”) involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk (including credit), operational risk, legal risk, tax risk and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. If the Fund invests in a derivative instrument, it could lose more than the principal amount invested and derivatives may increase the volatility of the Fund, especially in unusual or extreme market conditions. The Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Fund. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Shareholders.

In addition, it is possible that government regulation of various types of derivative instruments and/or regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy.

In 2020, the SEC adopted rules limiting funds’ leverage risk based on value-at-risk (“VaR”) and generally limiting the Fund’s VaR so as not to exceed 200% of the VaR of a designated reference portfolio, unless the fund is a closed-end fund that has then-outstanding shares of a preferred stock issued to investors. For such closed-end funds, Rule 18f-4 under the 1940 Act provides relative and absolute VaR limits of 250% and 25%, respectively. In employing the Fund’s investment strategy, these rules may restrict, and/or impose additional costs or other burdens upon, the Fund’s otherwise intended participation in derivative transactions and other leverage creating transactions which may affect the Fund’s ability to achieve its investment objective or make it more costly to do so.

OTC derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivatives might not be available for OTC derivatives transactions. For derivatives traded on an exchange or through a central counterparty, credit risk resides with the Fund’s clearing broker, or the clearinghouse itself.

It may not be possible for the Fund to modify, terminate, or offset the Fund’s obligations or the Fund’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund’s hedging transactions will be effective. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a fund may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, a fund will be subject to increased liquidity and investment risk.

Counterparty Risk. Many of the markets in which the Fund effects its transactions are OTC or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating its investments with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

Interest Rate Swaps. In order to reduce the interest rate risk inherent in the Fund’s underlying investments and capital structure, the Fund may enter into interest rate swap transactions. Interest rate swaps involve the exchange by the Fund with a counterparty of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. These transactions generally involve an agreement with the swap counterparty to pay a fixed or variable rate payment in exchange for the counterparty paying the Fund the other type of payment stream (i.e., variable or fixed). The payment obligation would be based on the notional amount of the swap. Other forms of interest rate swap agreements in which the Fund may invest include without limitation interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor;” and interest rate “collars,” under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may (but is not required to) use interest rate swap transactions with the intent to reduce or eliminate the risk that an increase in short-term interest rates could pose for the performance of the Fund’s Shares as a result of leverage, and also may use these instruments for other hedging or investment purposes. Any termination of an interest rate swap transaction could result in a termination payment by or to the Fund.

Interest Rate Futures. The Fund may enter into interest rate futures contracts. An interest rate futures contract is an agreement to take or make delivery of either: (i) an amount of cash equal to the difference between the value of a particular interest rate index, debt instrument, or index of debt instruments at the beginning and at the end of the contract period; or (ii) a specified amount of a particular debt instrument at a future date at a price set at the time of the contract. Interest rate futures contracts may be bought or sold in an attempt to protect against the effects of interest rate changes on current or intended investments in debt instruments or generally to adjust the duration and interest rate sensitivity of an investment portfolio. For example, if the Fund owned long-term bonds and interest rates were expected to increase, the Fund might enter into interest rate futures contracts for the sale of debt instruments. Such a sale would have much the same effect as selling some of the long-term bonds in the Fund’s portfolio. If interest rates did increase, the value of the debt instruments in the portfolio would decline, but the value of the interest rate futures contracts would be expected to increase, subject to the correlation risks described below, thereby keeping the NAV of the Fund from declining as much as it otherwise would have.

Similarly, if interest rates were expected to decline, interest rate futures contracts may be purchased to hedge in anticipation of subsequent purchases of long-term bonds at higher prices. Since the fluctuations in the value of the interest rate futures contracts should be similar to that of long-term bonds, an interest rate futures contract may protect against the effects of the anticipated rise in the value of long-term bonds until the necessary cash becomes available or the market stabilizes. At that time, the interest rate futures contracts could be liquidated and cash could then be used to buy long-term bonds on the cash market. Similar results could be achieved by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, the futures market may be more liquid than the cash market in certain cases or at certain times. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and interest rate related futures and options. This type of intervention often is intended to directly influence prices and may, together with other factors, cause all of these markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. The Fund is also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

Credit Default Swaps. The Fund may enter into credit default swaps for both investment and risk management purposes, as well as to add leverage to the Fund’s portfolio. A credit default swap may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default swap is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap from the seller, who, in turn, generally will recover an amount significantly lower than the equivalent face amount of the obligations of the reference entity, whose value may have significantly decreased, through (i) physical delivery of such obligations by the buyer, (ii) cash settlement or (iii) an auction process. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swaps on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk, among other risks associated with derivative instruments. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller.

Total Return Swaps. The Fund may enter into total return swap transactions in which one party agrees to pay the other party an amount equal to the total return of a defined underlying asset (such as an equity security or basket of such securities) or a non-asset reference (such as an index) during a specified period of time. In return, the other party would make periodic payments based on a fixed or variable interest rate or on the total return from a different underlying asset or non-asset reference. Total return swaps could result in Fund losses if the underlying asset or reference does not perform as anticipated. Such transactions can have the potential for unlimited losses. Swaps can involve greater risks than direct investment in securities, because swaps, among other factors, may be leveraged (creating leverage risk), and are subject to counterparty risk, pricing risk and liquidity risk, which may result in significant Fund losses.

Reverse Repurchase Agreements. Reverse repurchase agreements involve a sale of a security by the Fund to a bank or securities dealer and the Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund. Reverse repurchase transactions are a form of leverage that may also increase the volatility of the Fund’s investment portfolio.

Other Instruments and Future Developments. The Fund may take advantage of opportunities in the area of swaps, options on various underlying instruments, and certain other customized “synthetic” or derivative instruments, which will be subject to varying degrees of risk. In addition, the Fund may take advantage of opportunities with respect to certain other “synthetic” or derivative instruments which are not presently contemplated, or which are not presently available, but which may be developed and which may be subject to significant degrees of risk.

OTHER RISKS

Investing in the Fund involves risks other than those associated with investments made by it, including those described below:

Control Positions. The Fund may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject the Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adversely to the Fund, the Fund likely would suffer losses on its investments.

Inadequate Return. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information. From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

Recourse to the Fund’s Assets. The Fund’s assets are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Non-Fundamental Investment Policies. The Board of Trustees may change certain of the Fund’s investment objectives and policies, restrictions, strategies and techniques without Shareholder approval. Any change to the Fund’s current non-fundamental operating policies, investment criteria and strategies may negatively impact the Fund’s business, NAV, and/or the Fund’s operating results. This may impact the Fund’s ability to make distributions to Shareholders, resulting in the loss of all or part of a Shareholder’s investment in the Fund.

Non-Diversification Risk. The Fund intends to be classified as “non-diversified” under the 1940 Act. As a result, it will be able to invest a greater portion of assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. The Fund intends to maintain its status as a RIC, and thus intends to satisfy the diversification requirements of Subchapter M of the Code, including its less stringent diversification requirements that apply to the percentage of total assets that are represented by cash and cash items (including receivables), U.S. government securities, the securities of other regulated investment companies and certain other securities.

New Adviser Risk. The Adviser is newly registered and has not previously managed an interval fund. Accordingly, investors in the Fund bear the risk that the Adviser’s inexperience may limit its effectiveness.

Incentive Fee Risk. The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any incentive fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest received in the form of securities rather than cash (i.e., PIK income or original issue discount securities). If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligations that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an incentive fee on income it never received. PIK income will be counted toward the incentive fee that the Fund is obligated to pay to the Adviser even though the Fund does not receive the income in the form of cash.

The incentive fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the Shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects. The Fund may, at any time, in accordance with applicable law, repurchase, at NAV, Shares held by a Shareholder, or any person acquiring Shares from or through a Shareholder, without Shareholder consent if:

●	the Shares have been transferred in violation of the Fund’s Agreement and Declaration of Trust (“Declaration of Trust”), or have vested in any other person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder;

●	ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of, or require registration of the shares, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

●	continued ownership of the Shares may be harmful or injurious to the business or reputation of the Fund or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences;

●	the Shareholder owns Shares having an aggregate NAV less than an amount determined from time to time by the Board; or

●	it would be in the interests of the Fund, as determined by the Board, for the Fund to repurchase the Shares.

The Fund would only exercise these redemption rights in a manner that does not unfairly discriminate against shareholders and complies with Rule 23c-2. The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return. Any such involuntary repurchases would be effected at NAV and would be made in accordance with the Fund’s Declaration of Trust and Section 23 of the 1940 Act and Rule 23c-3 thereunder.

Repurchase Risks. As a closed-end “interval fund,” the Fund makes quarterly repurchase offers for no less than 5% of the Fund’s outstanding Shares at NAV. Even though the Fund makes quarterly repurchase offers (typically in or around the last month of the calendar quarter), investors should consider the Fund’s Shares to be illiquid. There is no guarantee that you will be able to sell the amount of Shares that you wish to tender in connection with a given repurchase offer. Shareholders may tender more Shares than the Fund has offered to repurchase. If so, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, it is possible that not all Shares that are tendered in a repurchase offer will be repurchased. There is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a given quarter, thereby increasing the likelihood that a proration will occur. Finally, the Board (including a majority of Independent Trustees (as defined below)) may suspend quarterly repurchases in accordance with Rule 23c-3. Each of these factors may further limit the liquidity of the Fund’s Shares. See “Repurchases and Transfers of Shares.”

Potential Adverse Consequences of Repurchase Offers. The Fund believes that repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. The use of offering proceeds to fund Share repurchases may constitute a return of capital and will lower a Shareholder’s tax basis in his or her Shares. Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments (including by borrowing to obtain such investments), which may harm the Fund’s investment performance. Moreover, a reduction in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), may increase the Fund’s portfolio turnover, and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV per Share. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market; and if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income.

A large Shareholder, or multiple Shareholders who in aggregate hold a large portion of the Fund’s Shares, may request to have all of their Shares repurchased, in which case, the Fund’s quarterly repurchase offers may be oversubscribed for an extended period of time until those Shares are repurchased. Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain investment funds, the Fund will thereafter hold a larger proportion of its assets in the remaining investment funds. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining investment funds may not reflect the Adviser’s ideal judgments as to the desired portfolio composition of the Fund’s investment funds, in that the Fund’s performance may be tied to the performance of fewer investment funds and/or may not reflect the Adviser’s judgment as to the Fund’s optimal exposure to particular asset classes or investment mandates. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.

Timing of Repurchase Offers. The timing of repurchase offers may be disadvantageous for Shareholders. When the Fund makes repurchase offers, it may offer to repurchase Shares at a price that is lower than the price that investors paid for Shares in the offering. As a result, to the extent investors have the ability to participate in a repurchase offer, the price at which an investor may sell Shares, which will be equal to the NAV per Share as of the date of repurchase, may be lower than what an investor paid in connection with the purchase of Shares in the offering.

In addition, in the event an investor chooses to participate in a repurchase offer, the investor will be required to provide the Fund with notice of intent to participate prior to knowing what the NAV per Share will be on the repurchase date. Although an investor will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent an investor seeks to sell Shares to the Fund pursuant to a repurchase offer, the investor will be required to do so without knowledge of what the repurchase price of the Shares will be on the repurchase date.

Distributions. Distributions will be paid at least quarterly on the Fund’s Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund may not achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions, and therefore may not be a suitable investment for investors who require regular dividend income. Additionally, a Shareholder’s distribution will be automatically reinvested in additional Shares, unless such Shareholder specifically elects to receive all income dividends and/or capital gains distributions in cash. To the extent that any portion of the Fund’s distributions is considered a return of capital, (i) such distributions should not be considered the dividend yield or total return of an investment in the Shares, (ii) Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not, thus Shareholders should not assume that the source of a distribution from the Fund is a net profit, and (iii) the amount treated as a tax-free return of capital will reduce a Shareholder’s adjusted tax basis in its Shares, thereby increasing the Shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the Shares.

Special Tax Risks. Special tax risks are associated with an investment in the Fund. The Fund intends to satisfy the requirements each taxable year necessary to qualify as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements.

If before the end of any quarter of its taxable year, the Fund believes that it may fail any of the asset diversification requirements, the Fund may seek to take certain actions to avert such a failure. However, certain actions typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the diversification discrepancy) may be difficult for the Fund to pursue. While the Code ordinarily affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, there may be constraints on the Fund’s ability to effect a redemption and may limit utilization of this cure period.

If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) to Shareholders would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions.

Additional Tax Considerations; Distributions to Shareholders and Potential Fund-Level Tax Liabilities. The Fund expects to distribute substantially all of its net ordinary income and net capital gains to Shareholders. These distributions are respectively characterized as ordinary dividend income or long-term capital gain when distributed as dividends for U.S. federal income tax purposes to Shareholders. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Aspects” below for more information. If the Fund distributes (or is deemed to have distributed) in respect of any calendar year less than an amount at least equal to the sum of 98% of its calendar year ordinary income (taking into account certain deferrals and elections), 98.2% of its capital gain net income (generally determined on the basis of a one-year period ended on October 31 of such calendar year, and adjusted for certain ordinary losses), plus any such amounts that were not distributed in previous calendar years, then the Fund will generally be subject to a nondeductible 4% excise tax with respect to the amounts by which the Fund fails to meet such thresholds. The Fund will not be subject to this excise tax on any amount which the Fund incurred an entity-level U.S. federal income tax. See “Tax Aspects.”

Change in Tax Laws. Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require the Fund to accrue potential tax liabilities even in situations in which the Fund does not expect to be ultimately subject to such tax liabilities. See “Tax Aspects.”

Regulatory Change. Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund. In addition, legislation or regulation may change the way in which the Fund is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective.

Cyber security risk. As the use of technology has become more prevalent in the course of business, the Fund, its service providers, and underlying portfolio companies like all companies, have become more susceptible to operational, information security and related risks through breaches in cyber security. In general, cyber security failures or breaches of the Fund or its service providers or the issuers of securities in which the Fund invests may result from deliberate attacks or unintentional events and may arise from external or internal sources. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). Cyber security failures or breaches affecting the Adviser, the Sub-Adviser, any sub-adviser and other service providers (including, but not limited to, Fund accountants, custodians, transfer agents and Financial Intermediaries) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund’s ability to calculate its NAV, impediments to trading, the inability of Fund Shareholders to transact business, destruction to equipment and systems, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber security breaches in the future.

While the Fund has established business continuity plans in the event of, and risk management systems to prevent, such cybersecurity breaches, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund does not directly control the cyber security plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund or its Shareholders. The Fund and its Shareholders could be negatively impacted as a result.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund; however, all principal risks associated with investing in the Fund are disclosed. Prospective investors should read this entire Prospectus and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus. The Fund will update this Prospectus to account for any material changes in the risks involved with an investment in the Fund.

MANAGEMENT OF THE FUND

General

The Board provides broad oversight over the operations and affairs of the Fund. A majority of the Board is comprised of persons who are Independent Trustees. Axxes Advisors I LLC serves as the Fund’s Adviser. The Adviser’s principal office is located at 3011 Ponce de Leon Blvd, Suite 1420, Coral Gables, Florida 33134. The Adviser is a wholly-owned subsidiary of Axxes Capital Inc.

The Adviser serves as investment adviser to the Fund pursuant to the Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, the Adviser maintains overall responsibility for the oversight and management of the Fund’s business and activities, subject to the general supervision of the Board. The Sub-Adviser, in accordance with the investment objective, policies, and restrictions of the Fund, buys, retains and sells the Fund’s portfolio investments and selects brokers or dealers to execute transactions. The Investment Team maintains or causes to be maintained all required books, records, and reports and other information required for the proper operation of the Fund; and furnishes all other services required in connection with management of the Fund.

The Investment Advisory Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a management fee (the “Management Fee”), at an annual rate of 1.50% payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets (including any assets in respect of Shares that will be repurchased by the Fund as of the end of the month). The Management Fee is due and payable in arrears within five Business Days after the end of the month. Base management fees for any partial month are prorated based on the number of days in the month.

The incentive fee is calculated and payable quarterly in arrears in an amount equal to 3.75% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate. For this purpose, “pre-incentive fee net investment income” means interest income, including deferred interest income investments such as original issue discount, debt instruments with payment in-kind, and zero-coupon securities, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the DRP), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% per quarter (or an annualized rate of 6.00%);

●	100% of the pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.765%. The Fund refers to this portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 1.765%) as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.00% on all of the Fund’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.765% in any calendar quarter; and

●

15.00% of the amount of the pre-incentive fee net investment income, if any, that exceeds 1.765% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (15.00% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The following is a graphical representation of the calculation of the incentive fee for each scenario set forth above:

The Investment Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Investment Advisory Agreement, the Adviser is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

A discussion regarding the Board’s basis for approving the Investment Advisory Agreement will be included in the Fund’s annual report to Shareholders for the period ending March 31, 2025.

Portfolio Management Team

Pursuant to the Sub-Advisory Agreement and subject to the oversight of the Adviser, the Sub-Adviser has been delegated broad authority to provide day-to-day portfolio management services to the Fund and determine the composition and allocation of the Fund’s portfolio, the nature and timing of the changes therein and the manner of implementing such changes; place orders with respect to, and arrange for, any investment (including executing and delivering all documents relating to investments on behalf of the Fund); identify, evaluate and negotiate the structure of Fund investments; monitor and service Fund investments; and determine securities and other assets that the Fund will purchase, retain or sell. The Sub-Adviser’s investment team has over 20 years of experience in both U.S. and non-U.S. markets.

The following individuals are jointly and primarily responsible for the day-to-day portfolio management of the Fund.

Joseph Marconi

Mr. Marconi joined the Sub-Adviser in April 2006 and is a Partner and portfolio manager of the Greywolf CLO Credit Funds. Prior to joining the Sub-Adviser, Mr. Marconi was a Managing Director in the Structured Products Group at Goldman Sachs where he was co-head of ABS Finance and a member of the Mortgage Department Capital Committee (which was responsible for approving capital commitments across the CMBS, RMBS, ABS and CDO businesses). Mr. Marconi joined Goldman Sachs in 1993 and became a Managing Director in 2003. During his tenure at Goldman Sachs, Mr. Marconi held senior positions in several different businesses, including Structured Products, Credit Derivatives and Debt Capital Markets. Prior to joining Goldman Sachs, from 1984 to 1993, Mr. Marconi was an attorney with Cravath, Swaine & Moore in New York and London. Mr. Marconi received a B.A. in Economics, summa cum laude, from Columbia College in 1983 and was elected to Phi Beta Kappa. Mr. Marconi also received a J.D. from Columbia Law School in 1984 and was a Harlan Fiske Stone Scholar each of his three years at the Law School.

Paul Martin

Mr. Martin has been at the Sub-Adviser since 2015, and previously worked at the firm from 2004 to 2009. As a senior credit analyst, Mr. Martin follows multiple industry sectors to recommend the purchase or sale of positions and to monitor existing investments for various Sub-Adviser fund strategies. Mr. Martin often serves as the Sub-Adviser’s representative on creditor committees in restructuring matters and takes a leading role in credit document negotiation and structuring for the firm’s investments. Mr. Martin is responsible for the oversight of performing and non-performing credit investments at the Sub-Adviser and has over 25 years of credit investing experience spanning multiple cycles and investment environments and has actively invested in numerous industries. He has also served on multiple ad hoc creditor committees and served as a board member and chair of various committees at portfolio companies. From 2009 through 2015 Mr. Martin was a private investor in debt and equity securities, private partnerships, and direct loans secured by commercial real estate. Previously, Mr. Martin worked at Watershed Asset Management where he invested in distressed credit opportunities. Mr. Martin held senior associate positions at Farallon Capital Management and Goldman Sachs and was an analyst in the proprietary distressed real estate investment group at Merrill Lynch. Mr. Martin received a Bachelor of Commerce degree with distinction in 1998 from the Sauder School of Business, University of British Columbia, and is a CFA charterholder.

Additional Information. The SAI provides additional information about the compensation, other accounts managed, and ownership of securities of the portfolio managers who are jointly and primarily responsible for the day-to-day management of the Fund.

Administrator

Axxes Capital Inc. (the “Administrator”) serves as the Fund’s administrator. Pursuant to the administration agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible for, or will oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to Shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Fund will reimburse the Administrator for services performed for the Fund pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party. See “Sub-Administrator.”

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Fund’s outstanding voting securities and, in each case, a majority of the Independent Trustees. The Fund may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or by the affirmative vote of a majority of the outstanding Shares. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

Sub-Administrator

Ultimus Fund Solutions LLC (the “Sub-Administrator”) serves as the Fund’s Sub-Administrator. Pursuant to the Sub-Administration Agreement, the Sub-Administrator provides certain administrative services necessary for the Fund’s operation. Pursuant to the Sub-Administration Agreement, the Sub-Administrator will receive compensation from the Administrator.

Custodian and Transfer Agent

The Fund’s securities are held under a custody agreement by U.S. Bank National Association (the “Custodian”). The address of the Custodian is U.S. Bank Tower, 425 Walnut Street, Cincinnati, OH 45202. Ultimus Fund Solutions LLC will act as the Fund’s transfer agent, distribution paying agent and registrar (the “Transfer Agent”). The principal business address of the Transfer Agent is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022. Ultimus Fund Solutions LLC, U.S. Bank National Association and their respective affiliates are acting solely in the capacity of custodian, sub-administrator and transfer agent in connection with the offering of securities described herein, and have not endorsed, recommended or guaranteed the purchase, value or repayment of such securities.

FUND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Sub-Adviser. As described below, however, the Fund bears all other expenses related to its investment program. Additionally, such expenses are outlined in the Investment Advisory Agreement and Administration Agreement. The Adviser and/or Administrator also provides, or arranges at its expense, for certain management and administrative services to be provided to the Fund. Among those services are: providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Fund’s expenses.

Expenses borne by the Fund (and thus indirectly by Shareholders) include:

o	any non-investment related interest expense;

o	calculating NAV (including the cost and expenses of any independent third-party valuation firm);

o	all expenses related to its investment program, all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including enforcing the Fund’s rights, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

o	the organization of the Fund, including the organization of any feeder fund;

o	direct and indirect expenses, incurred by the Adviser, or members of its investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights including, (a) travel, entertainment, lodging and meal expenses, (b) origination fees, syndication fees, research costs, due diligence costs, bank service fees and (c) fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any portfolio company or otherwise facilitating the Fund’s investment activities;

o	fees and expenses incurred by the Adviser (and its affiliates) or the Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and the Adviser and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Fund’s investments and monitoring investments and portfolio companies on an ongoing basis;

o	any and all fees, costs and expenses incurred in connection with our incurrence of leverage and indebtedness, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the Fund’s account and in making, carrying, funding and/or otherwise resolving investment guarantees);

o	offerings, sales, and repurchases of the Shares and other securities;

o	fees and expenses payable under any Distribution Agreements entered into by the Fund, if any;

o	Distribution and Servicing Fees, if any;

o	investment advisory fees payable under the Investment Advisory Agreement;

o	administration fees and expenses, if any, payable under the Administration Agreement;

o	fees and expenses based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including the allocable portion of the compensation of the Fund’s chief executive officer, chief compliance officer, chief financial officer, chief administrative officer, chief legal officer, chief operating officer and their respective staff;

o	costs incurred in connection with investor relations and Board relations;

o	any applicable administrative agent fees or loan arranging fees incurred with respect to the Fund’s portfolio investments by the Adviser, the Administrator, the Sub-Administrator, or an affiliate thereof;

o	any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Fund (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);

o	transfer agent, dividend agent and custodial fees and expenses;

o	federal and state registration fees, including notice filing fees;

o	federal, state and local taxes;

o	fees and expenses of Independent Trustees including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the Independent Trustees;

o	costs of preparing and filing reports or other documents required by the SEC, Financial Industry Regulatory Authority, Inc., U.S. Commodity Futures Trading Commission, or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Fund’s activities and/or other regulatory filings, notices or disclosures of the Adviser, any Sub-Adviser and their respective affiliates relating to the Fund and its activities;

o	costs of any reports, proxy statements or other notices to shareholders, including printing costs;

o	fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

o	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;

o	proxy voting expenses;

o	all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Fund, including in connection with the DRP or the share repurchase program;

o	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

o	to the extent permitted by the 1940 Act or any exemptive relief obtained thereunder, allocable fees and expenses associated with marketing efforts on behalf of the Fund; and

o	any extraordinary expenses (as defined below), including indemnification expenses as provided for in the Fund’s organizational documents.

The Adviser will be reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

There will be no direct or indirect payments from the Sub-Adviser to the Adviser or to any third party, pursuant to any agreement or understanding, that are used to offset any expenses of the Fund.

The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund to limit until July 31, 2025 (the “Limitation Period”) the Specified Expenses borne by the Fund in respect of Class A, Class C and Class I Shares during the Limitation Period to an amount not to exceed 2.50% per annum of the Fund’s net assets attributable to such Class (the “Expense Cap”). “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses: (i) the Incentive Fee; (ii) Distribution and Servicing Fees in respect of any class of Shares; (iii) interest expense and any other expenses incurred in connection with a possible credit facility for the Fund; (iv) expenses incurred in connection with secondary offerings, co-investments and other investment-related expenses of the Fund; (v) taxes; and (vi) extraordinary expenses. The Adviser may extend the Limitation Period for the Fund on an annual basis. To the extent that Specified Expenses in respect of any class of Shares for any month exceed the Expense Cap applicable to a class of Shares, the Adviser will reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses in respect of a class of Shares, the Adviser may receive reimbursement for any expense amounts that were previously waived by the Adviser, for a period not to exceed three years from the date on which such expenses were waived by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund may only make a repayment to the Adviser if such repayment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed either: (1) the Expense Cap in place at the time such amounts were waived by the Adviser; or (2) the Fund’s current Expense Cap.

“Extraordinary expenses” are expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding, indemnification expenses, and expenses in connection with holding and/or soliciting proxies for a meeting of Shareholders.

Additionally, the Adviser has voluntarily agreed to the Management Fee Waiver. The Expense Cap is inclusive of the Management Fee Waiver (i.e., Specified Expenses will effectively be capped at 1.75% during the Management Fee Waiver period). These voluntarily waived fees are not subject to recoupment.

DETERMINATION OF NET ASSET VALUE

The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, determined daily. Because of differing class fees and expenses and different starting NAV per Share, the per Share NAV of the classes will vary over time.

The NAV of the Fund’s Shares is determined daily, as of the close of regular trading on the NYSE (normally, 4:00 p.m., Eastern time). Each Share is offered at the NAV next calculated after receipt of the purchase in good order, plus any applicable sales load. The price of the Shares increases or decreases on a daily basis according to the NAV of the Shares. In computing the Fund’s NAV, portfolio securities of the Fund are valued at their current fair market values determined on the basis of market quotations, if available. Because public market quotations are not typically readily available for most of the Fund’s securities, they are valued at fair value as determined pursuant to procedures and methodologies approved by the Board.

The Board has designated the Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Adviser will oversee the valuation of the Fund’s investments on behalf of the Fund. The Board has approved valuation procedures for the Fund (the “Valuation Procedures”).

The Adviser will value the Fund’s investments, when necessary, at fair value. If market quotations are not readily available, securities are valued at fair value as determined in good faith by the Adviser. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. The Fund may enlist third party service providers, such as pricing services, broker-dealers or valuation firms, on an as-needed basis to assist in determining a security-specific fair value. The Adviser reviews the execution of this process and the resultant fair value prices at least quarterly to assure the process produces reliable results.

Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. There is no single standard for determining fair value of a security. Rather, in determining the fair value of a security for which there are no readily available market quotations, several factors may be considered, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s third-party valuation consultants. In addition, periodic financial statements (audited and unaudited) or other information provided by the issuer may be considered. The Adviser will attempt to obtain current information to value all fair valued securities.

The Fund may engage and rely upon independent third-party valuation specialists to assist in valuing such securities in certain circumstances where a market price is not readily available. The factors that may be considered with respect to the valuation of such securities include: loan terms and covenants, loan duration, contract (coupon) rate, rate structure, quality of collateral, debt service coverage ratio, prevailing interest rates, borrower’s ability to adequately service its debt, loan prepayment percentage, loan default rate, loan default recovery percentage, recent loan ratings migration, average loan prices in secondary market, pipeline of new issue CLO issuance, environment of high yield bond markets, market interest rate sentiment, and other factors deemed applicable.

All of these factors may be subject to adjustments based upon the particular circumstances of a security or the Fund’s actual investment position.

The Adviser, with the assistance of other parties, will provide the Board with periodic reports, no less frequently than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any. To the extent deemed necessary by the Adviser, the fair value team or committee of the Board will review any securities valued by the Adviser in accordance with the Fund’s valuation policies.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market, but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund.

The Fund may use a third-party pricing service to assist it in determining the market value of securities in the Fund’s portfolio. The Fund’s NAV per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the NAV of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the Business Day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Board shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

The Fund seeks to derive a value at which market participants could transact in an orderly market and also seeks to benchmark the model inputs and resulting outputs to observable market data, when available and appropriate. Available information, including non-binding indicative bids which may not be considered reliable, typically will be presented to the fair value committee to consider in making its recommendation of fair value to the Adviser.

CONFLICTS OF INTEREST

The Adviser, the Sub-Adviser and their affiliates provide or may provide investment advisory and other services to various entities. The Adviser, the Sub-Adviser and certain of their investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Adviser and its affiliates, “Other Accounts”). The Fund has no interest in these activities. As a result of the foregoing, the Adviser and Sub-Adviser and the investment professionals who, on their behalf, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. Such persons will devote only so much of their time as in their judgment is necessary and appropriate.

There also may be circumstances under which the Adviser or Sub-Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Sub-Adviser will commit the Fund’s assets. There also may be circumstances under which the Adviser/Sub-Adviser will consider participation by Other Accounts in investment opportunities in which the Adviser/Sub-Adviser does not intend to invest on behalf of the Fund, or vice versa.

The Adviser also intends to compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall NAV of the Fund, or a fee determined in some other method by negotiation between the Adviser and such Financial Intermediaries. Financial Intermediaries may also charge investors, at the Financial Intermediaries’ discretion, a placement fee based on the purchase price of Fund Shares purchased by the investor. As a result of the various payments that Financial Intermediaries may receive from investors and the Adviser, the amount of compensation that a Financial Intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a Financial Intermediary to recommend the Fund over another investment product.

Financial Intermediaries may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Adviser, portfolio companies or investment vehicles sponsored or managed by the Adviser or Sub-Adviser may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a Financial Intermediary. As such, certain conflicts of interest may exist between such persons and a Financial Intermediary. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Financial Intermediaries may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund. Such entities may compete with the Fund for investment opportunities and may invest directly in such investment opportunities. Financial Intermediaries that invest in a portfolio company may do so on terms that are more favorable than those of the Fund.

Financial Intermediaries that act as selling agents for the Fund also may act as distributor for a company in which the Fund invests and may receive compensation in connection with such activities. Such compensation would be in addition to the placement fees described above. Financial Intermediaries may pay all or a portion of the fees paid to it to certain of their affiliates, including, without limitation, financial advisors whose clients purchase Shares of the Fund. Such fee arrangements may create an incentive for a Financial Intermediary to encourage investment in the Fund, independent of a prospective Shareholder’s objectives.

A Financial Intermediary may provide financing, investment banking services or other services to third parties and receive fees therefore in connection with transactions in which such third parties have interests which may conflict with those of the Fund. A Financial Intermediary may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund or a portfolio company. A Financial Intermediary may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, or a portfolio company. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or adviser, sub-adviser, distributor, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, record keeper, shareholder servicer, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender.

In addition, issuers of securities held by the Fund may have publicly or privately traded securities in which a Financial Intermediary is an investor or makes a market. The trading activities of Financial Intermediaries generally will be carried out without reference to positions held by the Fund and may have an effect on the value of the positions so held, or may result in a Financial Intermediary having an interest in the issuer adverse to the Fund. No Financial Intermediary is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund has an interest.

A Financial Intermediary may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund. Such opportunities may be subject to different terms than those applicable to an investment in the Fund, including with respect to fees and the right to receive information.

The Adviser and/or its affiliates may advise funds that may invest in other funds advised by the Sub-Adviser.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment mandates or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts that are the same as, different from or made at a different time than, positions taken for the Fund. The Adviser and Sub-Adviser have each adopted policies and procedures to manage conflicts of interest associated with their directors, principals, officers, and employees trading for their own accounts.

In addition, the Sub-Adviser has adopted an Allocation Policy and Procedures (the “Allocation Procedures”) designed to ensure that all of its clients are treated fairly and equally and to manage conflicts associated with the allocation of investment opportunities among clients. The Sub-Adviser generally offers clients the right to participate in all investment opportunities that are determined appropriate for the client in view of relative amounts of capital available for new investments, the investment programs, the actual portfolios of the clients, and certain other factors. In accordance with the Allocation Procedures, the Sub-Adviser endeavors to treat each client in a fair and equitable manner.

Other Matters

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

The 1940 Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Adviser, the Sub-Adviser or other funds managed by the Adviser, the Sub-Adviser or their affiliates. The Fund is also not permitted to make any co-investments with the Sub-Adviser or its affiliates (including any fund managed by the Sub-Adviser or its affiliates) without exemptive relief from the SEC, subject to certain exceptions. The Fund, the Adviser and the Sub-Adviser are seeking exemptive relief that would permit the Fund and certain co-investment affiliates to co-invest in suitable negotiated investments. However, there can be no assurance that the Fund will obtain such relief. Co-investments made under the exemptive relief are subject to compliance with the conditions and other requirements contained in the exemptive relief, which could limit the Fund’s ability to participate in a co-investment transaction.

Future investment activities of the Adviser, Sub-Adviser and their affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

PURCHASES OF SHARES

How to Purchase Shares

Shares may only be purchased through Financial Intermediaries. Financial Intermediaries may have different investment minimum requirements than those outlined in this Prospectus. Additionally, Financial Intermediaries may aggregate several customer accounts to accumulate the requisite initial investment minimum for Class I Shares. However, under no circumstances will a Financial Intermediary accept an initial investment from an investor in an amount less than $25,000, whether from an individual investor’s contribution to an aggregated order or an individual investor’s investment on its own. Please consult your Financial Intermediary for their account policies.

The Shares will be offered in a continuous offering. Shares will generally be offered for purchase on any day the NYSE is open for business. If you transmit your order to a Financial Intermediary before the close of regular trading (generally 4:00 p.m. Eastern time) on a day that the NYSE is open for business, your order will be priced at the Fund’s NAV next computed after it is received by the Financial Intermediary in good order (including payment in full). The Fund will be deemed to have received a purchase order when the Financial Intermediary (or an authorized designee), receives the request in good order. A Financial Intermediary may hold your shares in an omnibus account in the Financial Intermediary’s name and the Financial Intermediary may maintain your individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial Intermediaries may charge fees for the services they provide to you in connection with processing your transaction order or maintaining your account with them. Financial Intermediaries are responsible for placing your order correctly and promptly with the Fund, forwarding payment promptly, as well as ensuring that you receive copies of the Fund’s Prospectus. Contact your Financial Intermediary for more information on investing in the Fund.

The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time at the Board’s discretion.

Initial and any additional purchases of Shares of the Fund by any shareholder may be made via wire transfer of funds.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, the Fund will ask your name, address, date of birth, and other information that will allow the Fund to identify you. If the Fund is unable to verify your identity, it reserves the right to restrict additional transactions and/or liquidate your account at the next calculated net asset value after your account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti- money laundering compliance officer.

Purchase Terms

The Fund has received exemptive relief from the SEC to issue multiple classes of shares with different sales loads and ongoing shareholder servicing and/or distribution fees. The Fund offers three classes of Shares, Class A Shares, Class C Share and Class I Shares. The Fund reserves the right to not sell a particular Share class.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

Class A Shares

Investors purchasing Class A Shares may pay a sales load based on the amount of their investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 5.75%, as set forth below. A reallowance to participating broker-dealers may be made by the Distributor from the sales load paid by each investor. The following sales loads apply to your purchase of Class A Shares of the Fund:

Amount Purchased	Dealer Reallowance*	Distributor Fee	Sales Load as % of Offering Price	Sales Load as % of Amount Invested
Under $100,000	5.00%	0.75%	5.75%	6.10%
$100,000 – $249,999	4.00%	0.75%	4.75%	4.99%
$250,000 – $499,999	3.00%	0.75%	3.75%	3.90%
$500,000 – $999,999	2.00%	0.50%	2.50%	2.56%
$1,000,000 and Above	1.00%	0.00%	1.00%	1.01%

*Gross dealer concession paid to participating broker-dealers.

You may be able to buy Class A Shares without a sales charge (i.e., “load-waived”) when you are:

●	reinvesting dividends or distributions;

●	a current or former Trustee of the Fund;

●	an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in Section 152 of the Code) of the Fund’s Adviser or its affiliates or of a broker-dealer authorized to sell shares of the Fund;

●	purchasing shares through the Fund’s Adviser;

●	exchanging an investment in Class A (or equivalent type) shares of another fund advised by the Adviser or an affiliate (the “Axxes Family Funds”) for an investment in the Fund;

●	purchasing shares through a financial services firm that has a special arrangement with the Fund; or

●	participating in an investment advisory or agency commission program under which you pay a fee to an investment adviser or other firm for portfolio management or brokerage services.

The following are additional features that should be taken into account when purchasing Class A Shares:

●	a minimum initial investment of $25,000 and a minimum subsequent investment of at least $5,000;

●

the Fund may repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $1,000 for Class A Shares; and

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class A shares;

Right of Accumulation

For the purposes of determining the applicable reduced sales charge, the right of accumulation allows you to include prior purchases of Class A Shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

●	an individual;

●	an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

●	a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Code, including related plans of the same employer.

You may add the current value of all of your existing investments in the Fund and other funds in the Axxes Family Funds to determine the frontend sales charge to be applied to your current Class A purchase. Only balances currently held entirely at the Axxes Family Funds or, if held in an account through a financial services firm, at the same firm through whom you are making your current purchase, will be eligible to be added to your current purchase for purposes of determining your Class A sales charge. You may include the value of Axxes Family Funds’ investments held by the members of your immediately family, including the value of Axxes Family Funds’ investments held by you or them in individual retirement plans, such as individual retirement accounts, or IRAs, provided such balances are also currently held entirely at the Axxes Family Funds or, if held in an account through a financial services firm, at the same financial services firm through whom you are making your current purchase. The value of shares eligible for a cumulative quantity discount equals the cumulative cost of the shares purchased (not including reinvested dividends) or the current account market value; whichever is greater. The current market value of the shares is determined by multiplying the number of shares by the previous day’s NAV. If you believe there are cumulative quantity discount eligible shares that can be combined with your current purchase to achieve a sales charge breakpoint, you must, at the time of your purchase (including at the time of any future purchase) specifically identify those shares to your current purchase broker-dealer.

If you plan to rely on this right of accumulation, you must notify the Fund’s distributor at the time of your purchase. You will need to give the Distributor your account numbers. Existing holdings of family members or other related accounts of a Shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in Class A Shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales charge reduction, you also may include (1) the cost of Class A Shares of the Fund which were previously purchased at a price including a front end sales charge during the 90-day period prior to the Distributor receiving the letter of intent, and (2) the historical cost of shares of other Funds you currently own acquired in exchange for Class A Shares, respectively, the Fund purchased during that period at a price including a front-end sales charge. You may combine purchases and exchanges by family members (as defined by your Financial Intermediary) for purposes of the letter of intent. You should retain any records necessary to substantiate historical costs because the Fund, the transfer agent and any Financial Intermediaries may not maintain this information. Shares acquired through reinvestment of dividends are not aggregated to achieve the stated investment goal.

Distribution and Shareholder Services Plan

The Fund has adopted a “Distribution and Servicing Plan” with respect to its Class A and Class C shares under which the Fund may compensate financial industry organizations for distribution and sales support services and/or providing ongoing shareholder servicing of client accounts with whom they have distributed shares of the Fund. Under the Distribution and Servicing Plan, the Fund, with respect to its Class A shares, may incur shareholder servicing expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class A shares. Class A shares are not subject to a distribution fee. Under the Distribution and Servicing Plan, the Fund, with respect to its Class C shares, may incur a distribution fee of 0.75% and a shareholder servicing fee up to 0.25% of its average net assets attributable to Class C shares on an annual basis. Because these fees are paid from the Fund’s assets on an ongoing basis they will increase your costs over time and may cost you more than paying other types of sales charges.

Class C Shares

Class C shares are sold at the prevailing net asset value per Class C share and are not subject to any upfront sales charge; however, the following are additional features that should be taken into account when purchasing Class C shares:

●	a minimum initial investment of $25,000 and a minimum subsequent investment of at least $5,000;

●	the Fund may repurchase all of the Shares held by a shareholder if the shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the shareholder, is less than $1,000 for Class C Shares;

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class C shares;

●	a distribution fee which will accrue at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to Class C shares; and

●	a CDSC equal to 1.00% of the original purchase price of Class C shares repurchased by the Fund that have been held, as of the time of repurchase, less than 365 days from the purchase date.

Because the Class C shares of the Fund are sold at the prevailing NAV per Class C share without an upfront sales load, the entire amount of your purchase is invested immediately.

Contingent Deferred Sales Charge

Financial Intermediaries that have entered into selling agreements with the Distributor may receive a commission of up to 1.00% of the purchase price of Class C Shares at the time of purchase. If you repurchase Class C Shares within 365 days after purchase, you will be charged CDSC of up to 1.00%. The charge will apply to the lesser of the original cost of the Class C shares being repurchased or the proceeds of your repurchase and will be calculated without regard to any Early Repurchase Fee. When you repurchase Class C shares, the repurchase order is processed so that the lowest CDSC charge is charged. Class C shares that are not subject to a CDSC are redeemed first. In addition, you will not be charged a CDSC when you redeem shares that you acquired through reinvestment of Fund dividends or capital gains. Any CDSC paid on the redemptions of Class C shares expressed as a percentage of the applicable redemption amount may be higher or lower than the charge described due to rounding.

Class I Shares

Class I Shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I Shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Shares, (4) by the Fund’s executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Axxes Capital Inc. or the Sub-Adviser or other affiliates and their immediate family members, and, if approved by the Board, joint venture partners, consultants and other service providers or (5) other categories of investors that the Fund names in an amendment or supplement to this Prospectus. The Fund may also offer Class I Shares to certain feeder vehicles primarily created to hold Class I Shares, which in turn offer interests in themselves to investors; the Fund expects to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. The Fund may also offer Class I Shares to other investment vehicles.

No initial sales load or ongoing servicing fees are paid for sales of any Class I Shares.

The initial minimum permitted purchase is $1,000,000 for the Class I Shares. The Fund may waive the investment minimum initial investment for Class I Shares, however, the Fund will not waive the investment minimum to an amount below $25,000. Additional purchases must be for a minimum of $5,000 for Class I Shares, except for purchases made pursuant to the DRP. The minimum initial and additional investments may be reduced by the Fund with respect to employees, officers or Trustees of the Fund, the Adviser or their affiliates. The Fund may repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $1,000 for Class I Shares.

PURCHASE OF SHARES OF OTHER AXXES FUNDS IN CONNECTION WITH SHARE REPURCHASE PROGRAM

In connection with the quarterly repurchase of Shares through the share repurchase program, the Fund intends to offer Shareholders the opportunity to use the proceeds of their repurchased Shares to acquire shares of Axxes Family Funds (the “Affiliate Share Purchase Program”) without paying a sales load. Any Shareholder opting to participate in the Affiliate Share Purchase Program will receive cash in exchange for tendered Shares, with the proceeds then being used to purchase shares in one or more Axxes Family Funds being offered at that time at the next available price date. It is the responsibility of the Shareholder to inform the Fund or its Financial Intermediary of its eligibility under this program.

There will be no sales load associated with the purchase of any shares of Axxes Family Funds acquired through the Affiliate Share Purchase Program; however, such shares may be subject to shareholder servicing and/or distribution fees payable by the issuer, if any. In addition, share repurchases made in connection with the Affiliate Share Repurchase Program will have the same tax consequences as if the repurchases were made without the proceeds being applied to purchase shares of an Axxes Family Fund. See “Tax Aspects.”

At the present time, there are two Axxes Family Funds, including the Fund. There is no guarantee that any others will be formed.

Any quarterly repurchases with respect to which the Affiliate Share Purchase Program is effected will be made subject to the Board’s discretion. See “Repurchases and Transfers of Shares.”

REPURCHASES AND TRANSFERS OF SHARES

The Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than 5% of its Shares outstanding at NAV, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below), and that each quarterly repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (defined below), or the next Business Day if the 14th day is not a Business Day (each, a “Repurchase Pricing Date”). Because this policy is “fundamental,” it may not be changed without a vote of a majority of the outstanding Shares. Shares will be repurchased at the NAV per Share of the relevant class determined as of the close of regular trading on the NYSE on the Repurchase Pricing Date.

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their Shares and the date the repurchase offer ends (the “Repurchase Request Deadline”). The Repurchase Request Deadline will be determined by the Fund’s Board and will be based on factors such as market conditions, liquidity of the Fund’s assets and shareholder servicing conditions. The time between the notification to Shareholders and the Repurchase Request Deadline may vary from no less than 21 days and no more than 42 days, and is expected to be approximately 30 days. The repurchase price of the Shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record or credited directly to a predetermined bank account within seven days of the Repurchase Pricing Date (the “Repurchase Payment Deadline”). The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, the regulations promulgated thereunder, and other pertinent laws. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. Repurchase proceeds, will be paid to Shareholders by the Repurchase Payment Deadline.

In the event that the Adviser or any of its affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund.

Repurchase Amounts

The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. Rule 23c-3 of the 1940 Act permits repurchases between 5% and 25% of the Fund’s outstanding Shares at NAV. In connection with any given repurchase offer and pursuant to its fundamental policies, the Fund will offer to repurchase 5% of the total number of its Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2.00% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis (subject to the exceptions discussed below). In the event there is an oversubscription of a repurchase offer, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during the repurchase offer. However, pursuant to Rule 23c-3(b)(5)(i) of the 1940 Act, the Fund may accept all Shares tendered for repurchase by Shareholders who own fewer than 100 Shares and who tender all of their Shares, before prorating other amounts tendered. In such cases, the Fund will confirm with such Shareholder’s brokers that the beneficial holder of such Shares actually owns fewer than 100 Shares. It is the Shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan. If Shareholders tender less than the Repurchase Offer Amount, the Fund will repurchase only those Shares offered for repurchase and shall not repurchase any other Shares.

Notice to Shareholders

Notice of each repurchase offer will be given to each beneficial owner of Shares approximately 30 days (but no less than 21 and no more than 42 days) before each Repurchase Request Deadline. The notice will:

●	contain information Shareholders should consider in deciding whether to tender their Shares for repurchase;

●	include detailed instructions on how to tender Shares for repurchase;

●	state the Repurchase Offer Amount;

●	identify the dates of the Repurchase Request Deadline, scheduled Repurchase Pricing Date, and scheduled Repurchase Payment Deadline;

●	describe the risk of fluctuation in the NAV between the Repurchase Request Deadline and the Repurchase Pricing Date, if such dates do not coincide, and the possibility that the Fund may use an earlier Repurchase Pricing Date than the scheduled Repurchase Pricing Date;

●	describe (i) the procedures for Shareholders to tender their Shares for repurchase, (ii) the procedures for the Fund to repurchase Shares on a pro rata basis, (iii) the circumstances in which the Fund may suspend or postpone a repurchase offer, and (iv) the procedures that will enable Shareholders to withdraw or modify their tenders of Shares for repurchase until the Repurchase Request Deadline; and

●	disclose any fees applicable to a repurchase, including any Early Repurchase Fees for holders that have held that have been held, as of the time of repurchase, for fewer than 365 days from the purchase date;

●	will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the Shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The NAV of the Fund’s Shares is determined daily, as of the close of regular trading on the NYSE (normally, 4:00 p.m., Eastern time). You may visit the Fund’s website (www.axxescapital.com) to learn the NAV, which will be made available daily.

The notice of the repurchase offer will also provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under the Code; (b) for any period during which any market on which securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund. Any such suspension would require the approval of a majority of the Board (including a majority of Independent Trustees) in accordance with Rule 23c-3 of the 1940 Act. The Fund does not presently expect any of the foregoing conditions to occur in its normal fund operations.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline.

The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund does not comply with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash. The use of offering proceeds to fund Share repurchases may constitute a return of capital and will lower a Shareholder’s tax basis in his or her shares (see “Other Risks – Potential Adverse Consequences of Repurchase Offers”). Payment for repurchased Shares may require the Fund to liquidate investments earlier than the Investment Team otherwise would, which may potentially cause the Fund to realize losses. The Investment Team intends to take measures to attempt to avoid or minimize such potential losses, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. Also, the sale of securities of investments to fund repurchases could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV. In each case, such actions may reduce the Fund’s NAV.

Repurchase of the Fund’s Shares will reduce the amount of outstanding Shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional Shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of Shares by the Fund may be a taxable event to Shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a Shareholder’s only means of liquidity with respect to their Shares. Shareholders have no rights to redeem or transfer their Shares, other than limited rights of a Shareholder’s descendants to redeem Shares in the event of such Shareholder’s death pursuant to certain conditions and restrictions. The Shares are not traded on a national securities exchange and no secondary market exists for the Shares, nor does the Fund expect a secondary market for its Shares to exist in the future.

Involuntary Repurchases

The Fund may, at any time, in accordance with applicable law, repurchase, at NAV, Shares held by a Shareholder, or any person acquiring Shares from or through a Shareholder, without Shareholder consent if: the Shares have been transferred in violation of the Fund’s Declaration of Trust or have vested in any other person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder; ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of, or require registration of the shares, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; continued ownership of the Shares may be harmful or injurious to the business or reputation of the Fund or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; the Shareholder owns Shares having an aggregate NAV less than an amount determined from time to time by the Board; or it would be in the interests of the Fund, as determined by the Board, for the Fund to repurchase the Shares.

Early Repurchase Fee

A Shareholder who chooses to participate in the Fund’s repurchase offers will incur an Early Repurchase Fee of up to 1.00% of the value of the Shares the Fund repurchases from them for Shares held less than 365 days. The Early Repurchase Fee will be paid by reducing the repurchase proceeds otherwise payable to the Shareholder. Shares held longest will be treated as being repurchased first and Shares held shortest will be treated as being repurchased last. The Early Repurchase Fee does not apply to Shares that were acquired through reinvestment of distributions. Shares held for 365 days or more are not subject to the 1.00% fee. Early Repurchase Fees are paid to the Fund directly and are designed to offset costs charged by the Transfer Agent for redeeming Shares and for costs associated with fluctuations in Fund asset levels and cash flow caused by such repurchases. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interest of the Fund. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements the 1940 Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class.

Transfers of Shares

Shares may be transferred only:

(1)	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or

(2)	under certain limited circumstances, with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

The Fund will not consent to a transfer of Shares by a Shareholder unless after a partial transfer, the value of the Shares held in the account of each of the transferee and transferor is at least $25,000 for Class A and Class C Shares and at least $1,000,000 for Class I Shares. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Sub-Adviser, the Board, the Adviser, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a certificate of trust with the Secretary of State of Delaware on December 4, 2023.

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of shares of beneficial interest, par value $0.001 per share. There is currently no market for the Shares and it is not expected that a market for the Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and therefore generally will not be personally liable for debts or obligations of the Fund.

Shares

Under the terms of the Declaration of Trust, all shares, when consideration for shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution for the applicable class, subject to any preferential rights of holders of the Fund’s outstanding preferred shares, if any. Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than common shares of beneficial interest (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Preferred shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred shares and before any distribution is made with respect to the shares and before any purchase of shares is made, the aggregate involuntary liquidation preference of such preferred shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares. The Fund does not plan to issue preferred shares within twelve months of the effectiveness of its registration statement.

The following table shows the amounts of the Fund’s shares that have been authorized and are outstanding as of August 15, 2024.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	0
Class C Shares	Unlimited	None	0
Class I Shares	Unlimited	None	10,000

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

The Fund has entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one, and no more than a number as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all shares voted at a meeting of Shareholders at which a quorum is present.

The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) with or without cause by an action adopted by the majority of the then Trustees.

Action by Shareholders

The Declaration of Trust provides that shareholder action can be taken only at a meeting of Shareholders or by unanimous written consent of Shareholders in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act, pursuant to the Declaration of Trust, the Board may amend the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and bylaws, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that shares shall not entitle Shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

Exclusive Delaware Jurisdiction

Under the Declaration of Trust, any claims related to the Fund, except claims under the federal securities laws, must be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, unless the Fund, in its sole discretion, consents in writing to an alternative forum. As a result of this exclusive jurisdiction provision, Shareholders may be required to bring suit in an inconvenient and less favorable jurisdiction. Further, under this provision, those bound by the Declaration of Trust, including Shareholders of the Fund, waive any and all rights to trial by jury.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with or without cause by an action adopted by the majority of the then Trustees. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

TAX ASPECTS

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market their securities holdings, tax-exempt organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, Shareholders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation) organized in or under the laws of the United States or of any political subdivision thereof;

●	a trust if either (i) a court within the United States is able exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) or the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Shareholder” is a beneficial owner of Shares that is neither a U.S. Shareholder nor a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares should consult its tax advisers with respect to the purchase, ownership and disposition of such shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in the common stock will depend on the facts of his, her or its particular situation.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY COMPANY (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Qualification as a Regulated Investment Company; Tax Treatment

The Fund will elect to be treated as, and intends to qualify to be treated as, a RIC under the Code. If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt income for the Fund’s taxable year, the Fund will not be subject to U.S. federal income tax on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains.

In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year in an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, generally determined on the basis of the one- year period ending on October 31st of such calendar year, and adjusted for certain ordinary losses, and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to Shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such Shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared. The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.

In order to qualify as a RIC, in addition to the 90% distribution requirement above, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, the securities (other than the securities of other RICs) two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or the securities of one or more “qualified publicly traded partnerships” (as defined in the Code).

For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any investment funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those investment funds. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such investment funds.

A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying gross income exceeds one-ninth of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.

Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.

In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the highest stated corporate U.S. federal income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.

If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue.

While the Code generally affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory 30-day cure period and, possibly, the extended cure period provided by the Code as discussed above.

If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders. In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.

Distributions

The Fund intends to make distributions necessary to maintain its ability to be subject to tax as a regulated investment company under the Code and to avoid the imposition of U.S. federal income tax. As such, the Fund intends to declare and pay distributions from its net investment income and distribute net realized capital gains, if any, at least quarterly, and in a manner consistent with the provisions of the Code and the 1940 Act. After the end of each calendar year, Shareholders will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.

Hedging and Derivative Transactions

Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. Gain or loss will arise upon exercise or lapse of Section 1256 Contracts. In addition, any Section 1256 Contracts remaining unexercised at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

The Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments. Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code. However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.

Offsetting positions held by the Fund involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.” To the extent the straddle rules apply to positions established by the Fund losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund may constitute “mixed straddles.” One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If the Fund enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The U.S. Department of the Treasury (the “Treasury”) and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.

Passive Foreign Investment Companies and Controlled Foreign Corporations

The Fund may indirectly hold credit interests in non-U.S. investment funds and/or non-U.S. portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code. A PFIC is generally defined as a non-U.S. entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income. The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if the Fund makes a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by it to its Shareholders. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be available to the Fund because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, the Fund may make an election to mark-to-market the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code). In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC shares. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above).

Dividends paid by PFICs will not be treated as “qualified dividend income.” In certain cases, the Fund will not be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so.

If the Fund directly or indirectly holds 10% or more of the combined value or voting power of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (i.e., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata share of such entity’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year. In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, are owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that owns (directly, indirectly, or constructively) 10% or more of the combined value or voting power of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.

Under Treasury regulations, income derived by the Fund from a CFC or a PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes current distributions of that income to the Fund or if the income is derived with respect to the Fund’s business of investing in stocks or securities.

Foreign Taxes

The Fund’s investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Taxation of U.S. Shareholders

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Fund to Shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by the Fund will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of the Fund’s net capital gains (which are generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of Shareholders taxed at individual rates, regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Fund may retain some or all of the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount, each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Fund. Because the Fund expects to pay tax on any retained capital gains at the Fund’s regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. Shareholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. Shareholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s adjusted tax basis for his, her or its Shares. In order to utilize the deemed distribution approach, the Fund must provide written notice to its Shareholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the 90% distribution requirement detailed above is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s U.S. Shareholders on December 31 of the year in which the dividend was declared.

With respect to the reinvestment of dividends, if a U.S. Shareholder owns Shares registered in its own name, the U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless the U.S. Shareholder opts out of the reinvestment of dividends. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The U.S. Shareholder will have an adjusted tax basis in the additional Shares purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. Shareholder’s account.

If an investor purchases Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution. However, the Shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code. Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits. In such a case, there is a risk that non-tendering Shareholders, and Shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a dividend from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically repurchasing shares of the Fund.

If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.

In general, U.S. Shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in the Fund’s shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

The Fund (or the applicable withholding agent) will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Shareholders (i) who fail to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, provided that proper information is provided to the IRS.

If the Fund is not a “publicly offered regulated investment company” for any period, a non-corporate U.S. stockholder’s pro rata portion of the Fund’s affected expenses, including its management fees, will be treated as an additional dividend to the Shareholder and will not be deductible for non-corporate U.S. taxpayers for taxable years beginning before January 1, 2026. For taxable years beginning after December 31, 2025, these expenses will be deductible to non-corporate U.S. taxpayers only to the extent they exceed 2% of such a Shareholder’s adjusted gross income. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While the Fund anticipates that it will qualify as a publicly offered RIC, the Fund may not qualify as a publicly offered RIC for future taxable years.

U.S. Federally Tax-Exempt Shareholders

Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. federally tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares. A U.S. federally tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.

The foregoing discussion does not address all of the U.S. federal income tax consequences that may be applicable to a tax- exempt Shareholder as a result of an investment in the Fund, and tax-exempt investors should consult with their tax advisers regarding an investment in the Fund.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Such Non-U.S. Stockholders should consult their tax advisers to determine the consequences to them of investing in Shares.

Distributions of the Fund’s “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses) will be subject to U.S. withholding tax imposed at a rate of 30% (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless an applicable exception applies. Subject to the discussions regarding backup withholding and FATCA (defined below) below, no withholding generally is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Fund’s distributions will be reported as eligible for this exemption. If any distributions are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and if an income tax treaty applies, such distributions are attributable to a permanent establishment maintained by the Non-U.S. Shareholder within the United States), the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons (special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers).

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of Shares, will generally not be subject to U.S. withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder.

Under the Fund’s reinvestment of dividends policy, if a Non-U.S. Shareholder owns Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless it opts out of the reinvestment of dividends. If the distribution is a distribution of the Fund’s investment company taxable income, is not designated by the Fund as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of the Fund’s current or accumulated earnings and profits) will be subject to U.S. withholding tax at a rate of 30% (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in Shares. The Non-U.S. Shareholder will have an adjusted tax basis in the additional Shares purchased through the reinvestment equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. Shareholder’s account.

The tax consequences to Non-U.S. Shareholders that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If the Fund distributes the Fund’s net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

The Fund must generally report to its Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder, provided the Non-U.S. Shareholder furnishes to the Fund the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s U.S. federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. Shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan, or other plan or arrangement subject to ERISA, or Section 4975 of the Code, including any entity whose assets are considered “plan assets” (each of the foregoing, a “Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to Plans that are subject to ERISA (an “ERISA Plan”), including prudence, diversification, an obligation not to engage in prohibited transactions, and other requirements. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Aspects,” above), and the projected return of the Fund relative to the ERISA Plan’s funding objectives.

Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified if the investment is made. If a fiduciary with respect to any such ERISA Plan breaches his or her responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and the Code. For this reason, the Adviser will therefore not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.

Certain prospective Plan investors may currently maintain relationships with the Adviser or with other entities that are affiliated with the Adviser. Each of such persons may be deemed to be a fiduciary of or other party in interest or disqualified person with respect to any Plan to which it provides investment management, investment advisory, or other services. ERISA prohibits and the Code penalizes the use of a Plan’s assets for the benefit of a party in interest or disqualified person, and also prohibits (and penalizes) a Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan Shareholders should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code.

Employee benefit plans which are not subject to ERISA or the related provisions of the Code may be subject to other rules governing such plans. Fiduciaries of employee benefit plans which are not subject to ERISA, whether or not subject to Section 4975 of the Code, should consult with their own counsel and other advisers regarding such matters.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

THE FUND’S SALE OF SHARES TO ANY PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Ultimus Fund Solutions LLC acts as the Distributor and distributes the Fund’s shares on a best-efforts basis, subject to various conditions. The Fund’s shares are offered to investors at NAV plus the applicable sales load. The initial minimum permitted purchases are $25,000 for the Class A and Class C Shares and $1,000,000 for the Class I Shares. The Fund may waive the investment minimum for Class I Shares, however, the Fund will not waive the investment minimum to an amount below $25,000. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts. Shares of the Fund will not be listed on any national securities exchange, and the Distributor will not act as a market maker in Fund Shares.

The Fund will not sell any Shares unless the Minimum Offering Requirement is satisfied. Pending satisfaction of the Minimum Offering Requirement, all subscription payments will be placed in an interest-bearing account held by UMB Bank, N.A., acting as the escrow agent, in trust for the subscribers’ benefit, pending release to the Fund. While an investor cannot revoke its subscription prior to the Fund’s meeting the Minimum Offering Requirement, subscriptions will be effective only upon the Fund’s acceptance, and the Fund reserves the right to reject any subscription in whole or in part. Some or all of the Minimum Offering Requirement may be met by subscriptions made by the Adviser, its employees or its affiliates, all of which would have an interest in the completion of the offering. There is no assurance when or if such Minimum Offering Requirement will be satisfied. If the Minimum Offering Requirement is not satisfied by the Escrow Expiration Date, the Fund will promptly return all funds in the escrow account and the Fund will stop offering Shares; provided, however, that the Fund will have the option to extend the Escrow Expiration Date by an additional six-month period in its sole discretion and, during any sch extension period an investor cannot revoke its subscription. The Fund will not deduct any fees or expenses if the Fund returns funds from the escrow account, and the Adviser will not earn fees prior to the satisfaction of the Minimum Offering Requirement.

Under the terms of a distribution agreement (the “Distribution Agreement”) with the Distributor, the Distributor will directly distribute Class A Shares, Class C Shares and Class I Shares to investors. The Distributor is authorized to retain brokers, dealers and certain RIAs and other Financial Intermediaries for distribution services and to provide ongoing investor services and account maintenance services to Shareholders holding Class A, Class C or Class I Shares. The Fund has adopted the Distribution and Servicing Plan with respect to Class A Shares and Class C Shares in compliance with Rule 12b-1 under the 1940 Act. Pursuant to the Distribution and Servicing Plan, the Fund will pay, to the Distributor or other qualified recipient under the Distribution and Servicing Plan, (i) a monthly Distribution and Servicing Fee out of the net assets of Class A Shares for shareholder servicing at the annual rate of up to 0.25% of the aggregate NAV of Class A Shares and (ii) a monthly Distribution and Servicing Fee out of the net assets of Class C Shares at the annual rate of up to 0.75% for distribution and 0.25% for shareholder servicing of the aggregate NAV of Class C Shares, determined and accrued as of the last day of each calendar month (before any repurchases of Shares) (the “Distribution and Servicing Fee”). Class I Shares are not subject to the Distribution and Servicing Fee.

The Distributor will pay various Financial Intermediaries substantially all of the Distribution and Servicing Fee which they will use to compensate their brokerage representatives for Class A and Class C Shares sales and support. Financial Intermediaries may charge an additional one-time sales load, assessed at the time of purchase, on Class A Shares, up to a maximum of 5.75% of the investment amount. Class C Shares are subject to a CDSC of 1.00% on any Shares repurchased less than 365 days after their purchase.

The Distribution and Servicing Fee is charged on an aggregate class-wide basis, and Class A Shareholders and Class C Shareholders will be subject to the Distribution and Servicing Fee as long as they hold their Shares. Each compensated broker, dealer or other Financial Intermediary distributing Class A Shares and Class C Shares is paid by the Distributor based on the aggregate NAV of outstanding Class A Shares and Class C Shares held by Shareholders that receive services from such broker, dealer or other Financial Intermediary.

The Distributor may directly distribute Class A Shares and Class C Shares to investors, and for such directly distributed Class A Shares and Class C Shares, will retain all or a portion of the Distribution and Servicing Fee to compensate its brokerage representatives for their Class A Shares and Class C Shares sales and support.

Class I Shares may be purchased from the Distributor through an RIA that has entered into an arrangement with the Distributor for such RIA to offer Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored or managed by such RIA. Shares are not available in certificated form.

The Adviser, or an affiliate of the Adviser, has or may enter into agreements to pay additional compensation out of its own resources (i.e., not Fund assets) to certain brokers, dealers or other Financial Intermediaries that have agreed to participate in the distribution of the Fund’s Shares, including the Distributor, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information, referrals and support services.

Under the Distribution Agreement, the Fund has agreed to indemnify and hold the Distributor harmless from and against any and all losses, damages, costs, charges, reasonable attorney or consultant fees, payments, expenses and liability arising out of or attributable to the Fund’s refusal or failure to comply with the terms of the Distribution Agreement, breach of any representation or warranty made by the Fund contained in the Distribution Agreement, or which arise out of the Fund’s lack of good faith, gross negligence or willful misfeasance with respect to the Fund’s performance under or in connection with the Distribution Agreement.

DISTRIBUTION POLICY

Dividends will generally be paid at least quarterly on the Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least quarterly. The NAV of each Share that you own will be reduced by the amount of the distributions or dividends that you receive from that Share.

To the extent that any portion of distributions is considered a return of capital, (i) such distributions should not be considered the dividend yield or total return of an investment in the Shares, (ii) shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not, thus shareholders should not assume that the source of a distribution from the Fund is a net profit, and (iii) the amount treated as a tax-free return of capital will reduce a shareholder’s adjusted tax basis in its Shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the Shares.

Automatic Distribution Reinvestment Plan (“DRP”)

Pursuant to the DRP, each Shareholder whose Shares are registered in its own name will automatically be a participant under the DRP and have all income dividends and/or capital gains distributions automatically reinvested in additional Shares unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 45 days prior to a distribution, the request will be effective only with respect to distributions after the 45-day period. A Shareholder whose Shares are registered in the name of a nominee must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Shareholder’s behalf.

A Shareholder may elect to:

●	reinvest both dividends and capital gain distributions;

●	receive dividends in cash and reinvest capital gain distributions; or

●	receive both dividends and capital gain distributions in cash.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRP.

Shares will be issued pursuant to the DRP at their NAV determined on the next valuation date following the ex- dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution. The Fund may terminate the DRP at any time. Any expenses of the DRP will be borne by the Fund.

LEGAL MATTERS

Clifford Chance US LLP, located at Two Manhattan West, 375 9th Avenue, New York, NY 10001, serves as legal counsel to the Fund. Certain legal matters regarding the validity of the shares offered hereby have been passed upon for the Fund by Richards Layton & Finger, P.A.

REPORTS TO SHAREHOLDERS

The Fund will send Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call the Transfer Agent at 1-(877) 462-9937 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, whose principal business address is located at Suite 1000, 620 S. Tryon Steet, Charlotte, NC 28202, serves as the Fund’s independent registered public accounting firm, providing audit services and review of certain documents to be filed with the SEC.

INQUIRIES

Inquiries concerning the Fund and Shares (including information concerning subscription and repurchase procedures) should be directed to:

Axxes Opportunistic Credit Fund

c/o Axxes Advisors I LLC

3011 Ponce de Leon Blvd, Suite 1420

Coral Gables, Florida 33134

Telephone: 1-(877) 462-9937

AXXES OPPORTUNISTIC CREDIT FUND
PRIVACY NOTICE

Adopted: July 31, 2024

FACTS	WHAT DOES AXXES OPPROTUNISTIC CREDIT FUND DO WITH YOUR PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

●    Social Security number

●    Account balances

●    Account transactions

●    Transaction history

●    Wire transfer instructions

●    Checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons funds choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

Questions?	Call 1-(877) 462-9937

Who we are
Who is providing this notice?	Axxes Opportunistic Credit Fund
What we do
How does the Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does the Fund collect my personal information?

We collect your personal information, for example, when you

●     Open an account

●     Provide account information

●     Give us your contact information

●     Make a wire transfer

●     Tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

●     Sharing for affiliates’ everyday business purposes – information about your creditworthiness

●     Affiliates from using your information to market to you

●     Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● The Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● The Fund doesn’t jointly market.

AXXES OPPORTUNISTIC CREDIT FUND

Class A Shares (AXOAX)
Class C Shares (AXOCX)
Class I Shares (AXOIX)

PROSPECTUS October 1, 2024

All dealers that buy, sell or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund.

You should rely only on the information contained in or incorporated by reference into this Prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.

Axxes Opportunistic Credit Fund

Class A Shares (AXOAX)

Class C Shares (AXOCX)

Class I Shares (AXOIX)

October 1, 2024

STATEMENT OF ADDITIONAL INFORMATION

3011 Ponce de Leon Blvd.
Suite 1420
Coral Gables, FL 33134
1-(877) 462-9937

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus (the “Prospectus”) of Axxes Opportunistic Credit Fund (the “Fund”) dated October 1, 2024, as it may be further amended or supplemented from time to time. A copy of the Prospectus may be obtained by contacting the Fund at the telephone number or address set forth above. Capitalized terms not otherwise defined herein have the same meaning set forth in the Prospectus.

- i -

INVESTMENT POLICIES AND PRACTICES

The Fund is a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on December 4, 2023. The Fund intends to offer three separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”), Class C (“Class C Shares”) and Class I (“Class I Shares”). Class A Shares, Class C Shares and Class I Shares are subject to different fees and expenses.

Axxes Advisors I LLC serves as the Fund’s investment adviser (the “Adviser”) and Greywolf Capital Management LP serves as the Fund’s sub-adviser (the “Sub-Adviser”). The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below.

Fundamental Policies

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. No other policy is a fundamental policy of the Fund, except as expressly stated. At the present time the Shares are the only outstanding voting securities of the Fund. As defined by the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

Fundamental Policies:

The Fund may:

(1)	borrow money and issue senior securities (as defined under the 1940 Act), except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(2)	underwrite securities issued by other persons, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(3)	make loans, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(4)	purchase or sell commodities or real estate, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(5)	not concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities or tax-exempt obligations of state or municipal governments and their political subdivisions.

With respect to these investment restrictions and other policies described in this SAI or the Prospectus, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

With respect to the Fund’s policy not to invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry or group of industries, in determining whether the Fund is concentrated in an industry or group of industries, the Adviser will use its reasonable best efforts to obtain timely access to portfolio holdings and to take into account the investments of underlying funds, if any, when determining compliance with the Fund’s concentration policy.

In addition to the above, the Fund has adopted the following additional fundamental policies:

●	it will make quarterly repurchase offers for no less than 5% and not more than 25% (except as permitted by Rule 23c-3 under the 1940 Act (“Rule 23c-3”), as it may be amended from time to time), of the Shares outstanding at per-class net asset value (“NAV”) per Share (measured on the repurchase request deadline) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements;

●	each repurchase request deadline will be determined in accordance with Rule 23c-3, as it may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to Shareholders of the repurchase offer; and

●	each repurchase pricing date will be determined in accordance with Rule 23c-3, as it may be amended from time to time. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

THE FUND MAY CHANGE ITS INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund may change its investment objectives and any of its policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of the Fund without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares.

Non-Fundamental Policies:

The following investment limitation of the Fund is non-fundamental and may be changed by the Board without Shareholder approval.

●	The Fund has adopted a policy to invest, under normal circumstances, at least 80% of its net assets, plus any borrowings for investment purposes, in Credit Instruments. The Fund may change this policy without the approval of shareholders, upon 60 days prior notice to shareholders.

The following descriptions of the 1940 Act may assist investors in understanding the above policies and restrictions.

Borrowing. The 1940 Act restricts an investment company from borrowing in excess of 33 1/3% of its total assets (including the amount borrowed, but excluding temporary borrowings not in excess of 5% of its total assets). Transactions that are fully collateralized in a manner that does not involve the prohibited issuance of a “senior security” within the meaning of Section 18(f) of the 1940 Act shall not be regarded as borrowings for the purposes of the Fund’s investment restriction. Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The 1940 Act generally prohibits funds from issuing senior securities, although it does not treat certain transactions as senior securities, such as certain borrowings, short sales, reverse repurchase agreements, firm commitment agreements and standby commitments, if the Fund complies with the requirements of Rule 18f-4.

Concentration. The SEC staff has defined concentration as investing 25% or more of an investment company’s total assets in any particular industry or group of industries, with certain exceptions such as with respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. For purposes of the Fund’s concentration policy, the Fund may classify and re-classify companies in a particular industry and define and re-define industries in any reasonable manner, consistent with SEC guidance.

Underwriting. Under the 1940 Act, underwriting securities involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly.

Lending. Under the 1940 Act, an investment company may only make loans if expressly permitted by its investment policies.

MANAGEMENT OF THE FUND

The Fund’s business and affairs are managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of the Fund’s investment activities, the quarterly valuation of the Fund’s assets and the oversight of the Fund’s financing arrangements and corporate governance activities. The Board consists of five trustees, three of whom are not “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Fund or the Adviser and are “independent” as determined by the Board (the “Independent Trustees”). The Board elects the officers of the Fund, who serve at the discretion of the Board.

Under the Fund’s Declaration of Trust, each trustee shall serve during the continued lifetime of the Fund and will not be subject to a term limit. The Fund does not intend to hold annual meetings of its shareholders.

Information regarding the members of the Board is set forth below. The address for each trustee is c/o Axxes Opportunistic Credit Fund, 3011 Ponce de Leon Blvd., Suite 1420, Coral Gables, FL 33134.

Independent Trustees

Name and Year of Birth	Position(s) Held with the Fund; Term of Office and Length of Time Served*	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee in the Past 5 Years
Paul Huchro (1962)	Trustee; Since inception	Co-CIO, Daemon Investments (Mar. 2022 – Present); Managing Director, Deutsche Bank (Nov. 2017 – Sept. 2019); Partner, Goldman Sachs (Mar. 1986 – Dec. 2016)	2	None
Gwendolyn Hatten Butler (1956)	Trustee; Since inception	Director, Goldman Sachs Real Estate Income Trust (Apr. 2023 – Present); Director, Mutual of America Financial Group (Aug. 2021 – Present); Director, Ferguson Partners (Jul. 2021 – Present); Director, Wells Enterprises (Dec. 2020 – Jan 2023); President and Chief Investment Officer, Capri Investment Group (Mar. 2007 – Jul. 2021)	2	Goldman Sachs Real Estate Income Trust; Mutual of America Financial Group; Ferguson Partners; Wells Enterprises
Ric Thomas (1965)	Trustee; Since inception	Professor, Suffolk University (July 2019 – Present); Senior Advisor, The World Bank (Aug. 2019 – Present); Head of Investment Strategy, State Street Global Advisors (Sept. 1998 – May 2019)	2	None

*	Each Trustee serves during the continued lifetime of the Fund and will not be subject to a term limit.

Interested Trustees

Name and Year of Birth	Position(s) Held with the Fund; Term of Office and Length of Time Served*	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex^ Overseen by Trustee	Other Directorships Held by Trustee in the Past 5 Years
Ray Joseph** (1972)	Chairman of the Board, Trustee and Chief Investment Officer; Since inception	Chief Investment Officer, Axxes Capital Inc. (“Axxes Capital”) (Jan. 2023 – Present); Chief Investment Officer, Los Angeles Fire & Police Pensions (June 2021 - June 2022); Vice President, Wilshire Associates (October 2017 – June 2021); Director, Barclays Investment Bank (May 2013 – August 2017); PDST/Chief Investment Officer, Office of Special Trustee, U.S. Department of Interior (January 2011 – February 2012); Deputy Chief Investment Officer & Acting Chief Investment Officer, New Jersey Division of Investment (October 2008 – January 2011); Investment Manager Idearc Media (June 2005 – October 2008)	2	None

Name and Year of Birth	Position(s) Held with the Fund; Term of Office and Length of Time Served*	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex^ Overseen by Trustee	Other Directorships Held by Trustee in the Past 5 Years
Martha Bejar*** (1962)	Trustee; Since inception	Chairperson, Afiniti (a data and software company) (Jan. 2022 – Present); Senior Partner, DaGrosa Capital Partners (Sept. 2022 – Present); Director, Quadient SA (Jan. 2019 – Present); Director, Sportsman’s Warehouse (Feb. 2019 – Present); Director, Commvault Systems, Inc. (Jul. 2018 – Present); Director, Lumen Technologies (Jan. 2016 – Present); Co-Founder, Red Bison Advisory Group (Jan. 2013 – Jun. 2019)	2	Lumen Technologies; Commvault Systems, Inc.; Quadient SA; Sportsman’s Warehouse

*	Each Trustee serves during the continued lifetime of the Fund and will not be subject to a term limit.
**	Mr. Joseph is an interested person of the Fund because of his position with the Fund’s Adviser.
***	Ms. Bejar is an interested person of the Fund because of her position with an affiliate of the Fund’s Adviser.
^	The Fund Complex includes Axxes Private Markets Fund.

Officers who are Not Trustees

Information regarding the officers of the Fund who are not Trustees is as follows:

Name and Year of Birth	Position(s) Held with the Fund; Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years
Joseph DaGrosa, Jr. (1963)	Chief Executive Officer Since inception	Founder and Chief Executive Officer, Axxes Capital (Jan. 2022 – Present); Chairman, DaGrosa Capital Partners (Jan. 2019 – Present); Co-Founder and Co-Chair, Quinn Residences (2019 – 2020); Chairman, General American Capital Partners LLC (Jan. 2016 – Apr. 2022); Senior Partner, 1848 Capital Partners LLC (2006 – Apr. 2022)
Karrie Jerry (1974)	Chief Compliance Officer Since inception	Chief Compliance Officer, Axxes Capital (Mar. 2022 – Present); Chief Compliance Officer, New Mountain Capital LLC (Jul. 2011 – Mar. 2022)
Gary Bachman (1968)	President and Chief Financial Officer Since inception	Chief Financial Officer, Axxes Capital (Apr. 2023); Managing Director, GQG Partners (Jan. 2021 – Apr. 2023); Chief Operating Officer, Pzena Investment Management (Sept. 2012 – Mar. 2020)
Adam Kaplan (1967)	Chief Administrative Officer and Secretary Since inception	Chief Administrative Officer, Axxes Capital Inc. (Jun. 2022 – Present); Chief Operating Officer, DaGrosa Capital Partners (Feb. 2021 – Jun. 2022); Independent Consultant (Nov. 2019 – Jan. 2021); Chief Financial Officer, Ship Supply (Mar. 2018 – Oct. 2019); Chief Portfolio Officer, Banyan Mezzanine Partners (Apr. 2009 – Mar. 2018)
Adrain Bryant (1977)	Chief Legal Officer Since inception	Chief Legal Officer, Axxes Capital (Sep. 2023 – Present); Director of Corporate Legal Affairs, Vapotherm (Aug. 2020 – Aug. 2023); Consulting Attorney (Aug. 2017 – Aug. 2020); Vice President and Associate General Counsel, W.P. Carey Inc. (Aug. 2015 – Aug. 2017)

(1)	Officers are typically elected every year, unless an officer earlier retires, resigns or is removed from office.

The address for each officer is c/o Axxes Opportunistic Credit Fund, 3011 Ponce de Leon Blvd., Suite 1420, Coral Gables, FL 33134.

As of August 15, 2024, none of the Trustees held any securities in the Fund or in any company in the Fund Complex.

Biographical Information

The following is information concerning the business experience of the Board and officers. The Trustees have been divided into two groups — interested trustees and Independent Trustees. Interested trustees are “interested persons” as defined in the 1940 Act (the “Interested Trustees”).

Independent Trustees

Gwendolyn Hatten Butler

Gwendolyn Hatten Butler is an Independent Trustee of the Fund, and an independent director of Goldman Sachs Real Estate Income Trust, Mutual of America Financial Group, and Ferguson Partners. She was an Independent Director of Wells Enterprises, Inc. which was acquired by The Ferrero Group in January 2023. She is the former President and Chief Investment Officer of Capri Investment Group, a real estate development and direct investment firm that has completed more than $14 billion in commercial real estate investments over the past 30 years. Ms. Hatten Butler is a senior business leader with an outstanding track record in delivering strong results over the course of her 35+ years in the financial services, investment, and real estate industries.

Ms. Hatten Butler is an audit committee financial expert with demonstrated success in developing and executing growth strategies, managing regulated businesses, capital markets, risk management, capital raising, economic development, and corporate and non-profit board of directors leadership.

Prior to joining Capri Investment Group, Ms. Hatten Butler held senior leadership positions at UBS Global Asset Management, Bear Stearns Asset Management, SEI Capital Resources, and Continental Illinois National Bank and Trust Company. While holding those positions, Ms. Hatten Butler maintained active FINRA Series 7, 63, and 65 licenses.

Ms. Hatten Butler is Chair of the Community Development Commission of the City of Chicago. She is active in numerous industry, civic, and philanthropic organizations, and serves on the Board of Directors of the Real Estate Executive Council, Develop Detroit, and the Detroit Public Schools Foundation. Ms. Hatten Butler is a guest lecturer at the University of Michigan and New York University and serves on New York University’s Chao-Hon Chen Institute for Global Real Estate Finance Advisory Board.

Ms. Hatten Butler received a B.A. in Economics from the University of Michigan and an M.B.A. in Finance from Northwestern University.

Ric Thomas

Ric Thomas, CFA, serves as Senior Advisor in asset allocation and disaster risk financing to the World Bank and is a Professor of Finance at Suffolk University. Before joining Suffolk University in 2019, Mr. Thomas spent 20+ years in the investment management industry. He was the Global Head of Investment Strategy and Research for State Street Global Advisors in Boston, after serving as the Global Head of quantitative equity portfolio management. Prior to State Street Global Advisors, Mr. Thomas worked in the fixed income department at Putnam Investments. Mr. Thomas began his career as an economist with the Federal Reserve Bank of Kansas City.

Mr. Thomas serves as a director and ex-Chairman of the Board for the Colorado State University Foundation, the Advisory Board of Valspresso and the Editorial Board of the Journal of Investing. Additionally, he is a Senior Mentor for the Sapere Aude Consortium, a research organization providing internships to first generation college students interested in financial services.

Mr. Thomas holds an MBA from the University of Chicago, Booth School of Business, a Master of Arts in Economics from the University of Colorado, and a Bachelor of Arts in Economics from Colorado State University.

Paul Huchro

Paul Huchro is a seasoned Fixed Income investment professional with 35 years of experience across both Interest Rate and Credit products. He has a proven track record of growing revenue, identifying risk, and implementing risk mitigation strategies.

Mr. Huchro is currently the CIO of Daemon Investments having joined the firm in March of 2022. Daemon is a $5.2 billion Asset Management Firm with offices in Miami and Sao Paulo.

Mr. Huchro spent 30 years with Goldman Sachs & Co. (“Goldman Sachs”) where he was a Partner and Head of U.S. Credit trading with responsibility for Investment Grade, High Yield, Macro Indices, Bank Loans, Distressed, and Municipal Trading desks. Prior to running the Credit Flow business, Mr. Huchro spent ten years on the macro side of Goldman Sachs’ business, leading the firm’s Agency Desk with responsibility for the firm’s Capital Markets and Trading for the GSE companies. In addition to his responsibilities in markets-facing roles, Mr. Huchro served as the Co-Chair of the Best Execution Committee for the Securities Division, and was a member of the Business Standards Committee, the GS Bank Risk Committee, the Global Credit Risk Committee, and the Firmwide Risk Committee. Mr. Huchro also served as an Advisory Director at Goldman Sachs focused on hiring, developing, and retaining diverse talent — a key area of focus for the firm.

Most recently, Mr. Huchro was a Managing Director at Deutsche Bank with global responsibility for Investment Grade and High Yield Credit Trading in the Markets Division. At Deutsche Bank, he built and managed diverse teams across New York, London, and Singapore. He served on the Management Committee for Deutsche Bank USA and chaired the Credit Operating Committee.

Mr. Huchro served on the New York Catholic Charities Board and Chaired the Strategic Planning Committee for Villages in Partnership, a Malawi focused Aid Organisation.

Mr. Huchro holds a Bachelor of Science degree in Applied Economics from Cornell University.

Interested Trustees

Ray Joseph

Ray Joseph is the Chief Investment Officer of the Fund. Prior to joining the Fund, Mr. Joseph was Chief Investment Officer for the Los Angeles Fire and Police Pension Funds (“LAFPP”), responsible for the investment strategy, risk management, portfolio management and construction, and trading for $28.2 billion for all public and private market portfolios. Before his appointment at LAFPP, Mr. Joseph was a vice president with Wilshire Associates and a director at Barclays in New York.

Mr. Joseph received a Presidential Appointment as the Chief Investment Officer for the Office of the Special Trustee, managing assets with the U.S. Interior and Treasury Departments, responsible for the investment strategy, risk management, portfolio management and construction, and trading for $1 billion for U.S. Treasury, $4 billion of public market securities and its 56 million acres of private real estate assets. Mr. Joseph also served as the Deputy Chief Investment Officer and the Acting Chief Investment Officer for the State of New Jersey’s Division of Investment, responsible for the investment strategy, risk management, portfolio management and construction and trading for its $15.8 billion cash management fund, $70 billion in Public and Private Portfolios, $2 billion in the 403 B program and $900 million 529 Program.

Before his role with the State of New Jersey’s Treasury Department, Mr. Joseph was responsible for the investment strategy, risk management, portfolio management and construction, and trading for Idearc Media’s (Verizon’s spinoff of its Information Services Division) $1.4 billion Pension and Defined Contribution investment programs. He began his career in acquisition and development roles for Pacific Bell (AT&T), GTE Internetworking (Level 3), Nextel (T-Mobile), and Switch and Data (Equinix).

Mr. Joseph is a member of Triphammer Ventures Funds 1, 3, and 5 investment committee, a Special Advisor to PEO Partners, an equity hedge fund, and a Senior Advisor to Good Scout Capital, a private equity fund.

Mr. Joseph completed a B.S. in Finance/MIS at the State University of New York at Buffalo and an M.B.A. at the Johnson School at Cornell University.

Martha Bejar

Martha Bejar is a Senior Operating Partner at DaGrosa Capital Partners LLC (“DCP”) where she co-leads the firm’s acquisition and post-acquisition growth and operational strategies. Ms. Bejar brings more than 35 years of experience in acquiring and building rapid growth businesses as a successful corporate executive.

Before joining DCP, Ms. Bejar was a co-founder of Red Bison Advisory Group. This consultancy specialized in offering solutions related to natural resources, information, communications, and technology. Their particular focus was on assisting Chinese multinationals and sovereign wealth funds with their U.S. investments.

Ms. Bejar has also held leadership roles at Unium Inc., Flow Mobile, Wipro Infocrossing, Microsoft Corp., Nortel Networks, Bell Communications Research and AT&T/BellSouth.

Ms. Bejar is a member of the Council on Foreign Relations and the recipient of numerous industry awards including the 2018 and 2020 Top Corporate Director by Latino Leader Magazine, 2019 NACD Directorship 100, and 2017 Top Fifty Hispanic Women in the U.S. by Hispanic Inc. Business Magazine. Ms. Bejar also serves on the boards of directors of Lumen Technologies (NYSE: LUMN), Commvault Systems, Inc (NASDQ: CVLT), Quadient SA (OTC: NPACF) and Sportsman’s Warehouse (NASDAQ: SPWH). Previously, Ms. Bejar served on the boards of Mitel Corporation (NASDAQ: MITL), Polycom Inc. (NASDAQ: PLCM) and Humm Kombucha.

Ms. Bejar holds an Advanced Management degree from Harvard University Business School, a Master of Business Administration degree, cum laude, from Nova Southeastern University and a Bachelor of Science degree in Industrial Engineering, cum laude, from the University of Miami.

Officers who are not Trustees

Joseph DaGrosa, Jr.

Joseph DaGrosa, Jr. is Chief Executive Officer of the Fund. He is also the Founder, Chairman and CEO of Axxes Capital. Mr. DaGrosa has over 30 years of experience in successfully investing in multiple industries including sports & entertainment, retail, food & beverage, insurance, real estate, hospitality, healthcare, and aviation. Mr. DaGrosa also serves as Chairman of private equity firm, DCP, a Miami-based private equity firm founded in 2021 which is focused on making controlling and influential minority investments in private businesses in addition to investments in the real estate sector.

In 2019, Mr. DaGrosa co-founded and served as Co-Chairman of Quinn Residences, a $900 million real estate investment trust focused on the acquisition and development of single-family home rentals in prime rental-growth markets throughout the United States. Quinn Residences is now one of the fastest growing companies in the single-family home rental market. Mr. DaGrosa also served as Chairman of GACP Sports LLC, which acquired F.C. Girondins de Bordeaux, a first division French soccer team as well as Soccerex Ltd, the world’s largest B2B convention business serving the global football industry.

Previously, Mr. DaGrosa was Co-Founder and Senior Partner at 1848 Capital Partners LLC (“1848”), where he co-led all aspects of the firm’s private equity investments. In 2003, Mr. DaGrosa and his partners formed Heartland Food Corp. (“Heartland”), an acquisition vehicle that acquired 248 Burger King franchises out of bankruptcy, and successfully co-led the turnaround and sale of Heartland to GSO Capital (now part of Blackstone). In 2008, Mr. DaGrosa co-led the acquisition of Jet Support Services Inc. (“JSSI”), the world’s largest independent provider of warranty and insurance programs for the maintenance of private jets. Mr. DaGrosa served as Vice-Chairman and Co-Chief Investment Officer of JSSI until the sale of the company in 2020 to GTCR.

Prior to 1848, Mr. DaGrosa was a Partner at Maplewood Partners LP, a Miami-based private equity firm, where he served as Co-Head of Transactions and Chief Administrative Partner. Mr. DaGrosa began his career in 1986 at Paine Webber, Inc. in the firm’s Management Audit and Controls Program and from 1988 to 1996 worked as a financial advisor in the firm’s Special Accounts Group.

Mr. DaGrosa currently serves on the board of directors for Soccerex LLC and Brazil Tower Company LP, and previously served on the board of Global Crossing Airlines Group Inc., Eastern Airlines Group Inc., and SMobile Systems, Inc. He also serves on the board of Camillus House, a non-profit organization focused on meeting the needs of Miami’s homeless citizens.

Mr. DaGrosa holds a Bachelor of Science degree in Finance, Accounting and Statistics from Syracuse University.

Karrie Jerry

Karrie J. Jerry is the Chief Compliance Officer (“CCO”) of the Fund and the Adviser. Ms. Jerry has almost 20 years of compliance experience working for large private equity firms and their associated credit vehicles.

Previously, Ms. Jerry served as the Credit Chief Compliance Officer at New Mountain Capital, LLC overseeing multiple credit vehicles including business development companies (“BDCs”), small business investment companies (“SBIC”), joint ventures, collateralized loan obligations, private credit vehicles, net lease funds and a real estate investment trust (“REIT”). Ms. Jerry also served as the CCO and Corporate Secretary for New Mountain Finance Corporation, a publicly listed BDC.

From 2005 to 2011, Ms. Jerry served as a Compliance Analyst and Assistant Corporate Secretary at Apollo Investment Corporation (“AINV”), a publicly traded BDC providing customized financing solutions to private middle market companies. In addition to her role with AINV, Ms. Jerry was responsible for compliance oversight for Apollo’s publicly listed real estate investment trust.

Ms. Jerry received a Bachelor of Science in Paralegal Studies from Boston University.

Gary J. Bachman

Gary J. Bachman is the President and Chief Financial Officer of the Fund and the Adviser. Mr. Bachman has over 30 years of corporate finance experience covering public accounting, financial institutions and public company investment managers.

Previously, Mr. Bachman was a Managing Director at GQG Partners overseeing all strategic initiatives. From 2016 to 2020, Mr. Bachman was the Chief Operating Officer of Pzena Investment Management and previously served as Pzena’s Chief Financial Officer from 2012 through 2016. Prior to joining Pzena, Mr. Bachman served in senior finance and accounting roles at JP Morgan Chase, Lehman Brothers, and Goldman Sachs. Mr. Bachman began his career in 1990 as an auditor with Ernst & Young and earned his Certified Public Accounting license in 1992. Mr. Bachman recently served as a member of the Financial Accounting Standards Board Small Business Advisory Committee.

Mr. Bachman received a B.S. in Accounting from Binghamton University and an M.B.A. in Finance from Fordham University.

Adam Kaplan

Adam Kaplan is the Chief Administrative Officer and Secretary of the Fund. Mr. Kaplan brings over 30 years of corporate finance experience covering public accounting, investment banking, commercial banking and private debt and equity.

Mr. Kaplan previously served as the Chief Operating Officer of DaGrosa Capital Partners, where he was responsible for the administration of DCP’s operations including fund administration, accounting, finance, human resources, legal, compliance and insurance.

Prior to joining DaGrosa Capital Partners, Mr. Kaplan served as Chief Financial Officer for Ship Supply, a private equity-owned maritime services company. Previously, Mr. Kaplan spent nearly 10 years as the Chief Portfolio Officer of Banyan Investments, a middle market private equity and mezzanine fund, where he was actively involved in the origination, negotiation, analysis, closing and monitoring of approximately 30 transactions across multiple industries.

Prior to his role at Banyan, Mr. Kaplan served as Senior Vice President at Bank of America and Vice President at Applica Consumer Products, a publicly traded company that designs, markets, and distributes kitchen appliances under the brand names Black and Decker, George Foreman and others. He joined Applica from NationsBank, where he spent eight years as a Vice President in the Investment Banking division.

Mr. Kaplan began his career in 1989 as an auditor with Deloitte & Touche and earned his Certified Public Accounting license in 1991. Mr. Kaplan’s Certified Public Accounting license is not currently active.

Mr. Kaplan holds a Bachelor of Science degree in Accounting and Master of Business Administration degree in Finance from University of Florida as well as a Master of Science degree in Accounting from University of North Florida.

Adrain Bryant

Mr. Bryant is the Chief Legal Officer of the Fund and Axxes Capital Inc. Mr. Bryant brings over 15 years of legal experience covering a diverse span of industries and sectors, including financial services and medical devices.

Prior to joining Axxes Capital, Mr. Bryant was the Director of Corporate Legal Affairs at Vapotherm, Inc. a medical device company with a focus on respiratory issues. Previously, he was a consulting attorney in the corporate finance, capital markets and fund formation industries. Mr. Bryant has also held in-house legal roles at W.P. Carey, Inc. as their Vice President and Associate General Counsel and FS Investments as their Senior Counsel. Mr. Bryant has also gained valuable legal experience at some of the world’s most prestigious law firms, including Skadden, Arps, Slate, Meagher & Flom LLP, DLA Piper and Clifford Chance. Mr. Bryant began his career as an auditor with Ernst & Young and has been a Certified Public Accountant in the state of North Carolina for over 20 years.

Mr. Bryant holds a Bachelor of Science in Analytical Finance and a Master of Science in Accountancy from Wake Forest University. Additionally, he has a Juris Doctor from Duke University’s School of Law and a Master of Business Administration from the Fuqua School of Business at Duke University.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual trustees or any group or committee of trustees, correspondence should be addressed to the Board or any such individual trustees or group or committee of trustees by either name or title. All such correspondence should be sent to Axxes Opportunistic Credit Fund, 3011 Ponce de Leon Blvd., Suite 1420, Coral Gables, FL 33134, Attention: Chief Compliance Officer.

Committees of the Board

The Board currently has two committees: an audit committee and a nominating and corporate governance committee.

Audit Committee. The audit committee of the Board (the “Audit Committee”) operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging the independent accountants, reviewing the plans, scope and results of the audit engagement with the independent accountants, approving professional services provided by the independent accountants (including compensation therefore), reviewing the independence of the independent accountants and reviewing the adequacy of the Fund’s internal controls over financial reporting. The Audit Committee is presently composed of three persons, including Ms. Hatten Butler, Mr. Huchro and Mr. Thomas all of whom are considered independent for purposes of the 1940 Act. Ms. Hatten Butler serves as the chair of the Audit Committee. The Board has determined that Ms. Hatten Butler qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act. Each member of the Audit Committee simultaneously serves on the audit committees of three or more public companies, and the Board has determined that each member’s simultaneous service on the audit committees of other public companies does not impair such member’s ability to effectively serve on the Audit Committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of Independent Trustees and assessing the compensation paid to independent members of the Board. The Nominating and Corporate Governance Committee consists of Ms. Hatten Butler, Mr. Huchro and Mr. Thomas, all of whom are considered independent for purposes of the 1940 Act. Mr. Thomas serves as the chair of the Nominating and Corporate Governance Committee.

Compensation of Trustees

The Trustees who do not also serve in an officer capacity for the Fund or the Adviser, or who are Independent Trustees, are entitled to receive annual cash retainer fees in the amount of $40,000 and fees for participating in board and committee meetings. The following table indicates the compensation anticipated to be paid to the Trustees for the first fiscal year of the Fund’s operations.

Name	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex
Ray Joseph	None	None	None	None
Martha Bejar	None	None	None	None
Paul Huchro	$40,000	None	None	$80,000
Gwendolyn Hatten Butler	$40,000	None	None	$80,000
Ric Thomas	$40,000	None	None	$80,000

The Fund reimburses each of the trustees for all reasonable and authorized business expenses in accordance with the Fund’s policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

The Fund will not pay compensation to the trustees who also serve in an officer capacity for the Fund or the Adviser.

Staffing

The Fund does not currently have any employees and do not expect to have any employees. Services necessary for the Fund’s business are provided by individuals who are employees of the Adviser, pursuant to the terms of the Investment Advisory Agreement. The day-to-day investment operations will be provided by the Sub-Adviser. In addition, the Fund will reimburse the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including the Fund’s allocable portion of the cost of its officers and their respective staffs.

Compensation of Officers

None of the officers of the Fund will receive direct compensation from the Fund. The compensation of the chief financial officer, chief compliance officer, chief administrative officer, chief legal officer, and chief operating officer and their respective staffs will be paid by the Administrator, subject to reimbursement by the Fund of an allocable portion of such compensation for services rendered by them to the Fund. To the extent that the Administrator outsources any of its functions the Fund will pay the fees associated with such functions on a direct basis without profit to the Administrator.

Board Leadership Structure

The Fund’s business and affairs will be managed under the direction of the Board. Among other things, the Board sets broad policies for the Fund and approves the appointment of the Adviser, Administrator and officers. The role of the Board, and of any individual trustee, is one of oversight and not of management of the Fund’s day-to-day affairs.

Under the bylaws of the Fund, the Board may designate one of the trustees as chair to preside over meetings of the Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by the Board. The Board appointed Mr. Joseph to serve in the role of chairman of the Board. The chairman’s role is to preside at all meetings of the Board and to act as a liaison with the Adviser, counsel and other trustees generally between meetings. The chairman serves as a key point person for dealings between management and the trustees. The chairman also may perform such other functions as may be delegated by the Board from time to time. The Board reviews matters related to its leadership structure annually. The Board has determined that its leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of trustees and the full Board in a manner that enhances effective oversight.

The Board has not designated a lead independent trustee. The Fund is aware of the potential conflicts that may arise when an Interested Trustee is chair of the Board, but believes these potential conflicts are offset by the Fund’s strong corporate governance policies.

The Fund’s corporate governance policies include regular meetings of the Independent Trustees in executive session without the presence of Interested Trustees and management, the establishment of an audit committee and a nominating and corporate governance committee that are each comprised solely of Independent Trustees, and the appointment of a Chief Compliance Officer, with whom the Independent Trustees meet regularly without the presence of Interested Trustees and other members of management, for administering the Fund’s compliance policies and procedures.

The Board believes that its leadership structure is the optimal structure for the Fund at this time. The Board, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of the Fund.

Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (i) its standing committees, which report to the entire Board and are comprised solely of Independent Trustees, and (ii) active monitoring of the chief compliance officer and the Fund’s compliance policies and procedures. Oversight of other risks is delegated to the committees.

Oversight of the Fund’s investment activities extends to oversight of the risk management processes employed by the Adviser as part of its oversight of day-to-day management of the Fund’s investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Fund’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

The role of the Board in risk oversight is effective and appropriate given the extensive regulation to which the Fund is already subject as an interval fund. As an interval fund, the Fund is required to comply with certain regulatory requirements that control the levels of risk in the Fund’s business and operations. For example, the Fund is limited in its ability to enter into transactions with its affiliates, including investing in any portfolio company in which one of its affiliates currently has an investment.

Code of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Board has adopted a Code of Ethics for the Fund and approved Codes of Ethics adopted by the Adviser (collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.

The Codes apply to the personal investing activities of Trustees and officers of the Fund and the Adviser (“Access Persons”).

Rule 17j-1 under the 1940 Act and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are on file with the SEC, and are available to the public.

Investment Advisory Agreement

Axxes Advisors I LLC (“Adviser”) a registered investment adviser, is a subsidiary of Axxes Capital Inc. (“Axxes Capital”). The Investment Advisory Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

In consideration of the management and administrative services provided by the Adviser to the Fund, the Fund pays, out of the Fund’s assets, the Adviser a management fee (the “Management Fee”) at the annual rate of 1.50% payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets (including any assets in respect of Shares that will be repurchased as of the end of the month).

The incentive fee is calculated and payable quarterly in arrears in an amount equal to 3.75% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate. For this purpose, “pre-incentive fee net investment income” means interest income, including deferred interest income investments such as original issue discount, debt instruments with payment in-kind, and zero-coupon securities, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the DRP), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% per quarter (or an annualized rate of 6.00%);

●	100% of the pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.765%. This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 1.765%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.00% on all of the Fund’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.765% in any calendar quarter; and

●	15.00% of the amount of the pre-incentive fee net investment income, if any, that exceeds 1.765% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (15.00% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The Adviser has contractually entered into an “Expense Limitation and Reimbursement Agreement” with the Fund to limit until July 31, 2025 (the “Limitation Period”) the amount of “Specified Expenses” (as described herein) borne by the Fund in respect of Class A, Class C and Class I Shares during the Limitation Period to an amount not to exceed 2.50% per annum of the Fund’s net assets attributable to such class (the “Expense Cap”). “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, provided that the following expenses are excluded from the definition of Specified Expenses: (i) the Incentive Fee; (ii) Distribution and Servicing Fees in respect of any class of Shares; (iii) interest expense and any other expenses incurred in connection with a possible credit facility for the Fund; (iv) expenses incurred in connection with secondary offerings, co-investments and other investment-related expenses of the Fund; (v) taxes; and (vi) extraordinary expenses. The Adviser may extend the Limitation Period for the Fund on an annual basis. To the extent that Specified Expenses in respect of any Class of Shares for any month exceed the Expense Cap applicable to a Class of Shares, the Adviser will reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser bears Specified Expenses in respect of a class of shares, the Adviser may receive reimbursement for any expense amounts that were previously waived by the Adviser, for a period not to exceed three years from the date on which such expenses were waived by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund may only make a repayment to the Adviser if such repayment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed either: (1) the Expense Cap in place at the time such amounts were waived by the Adviser; or (2) the Fund’s current Expense Cap.

The Sub-Advisory Agreement

The Adviser entered into a Sub-Advisory Agreement dated July 31, 2024 with the Sub-Adviser (the “Sub-Advisory Agreement”). The Sub-Adviser handles the Fund’s portfolio management activities, subject to oversight by the Adviser. The Sub-Adviser is Greywolf Capital Management LP. As of July 1, 2024, the Sub-Adviser had total assets under management of approximately $3.68 billion. The Sub-Adviser is located at 4 Manhattanville Rd. Suite 201, Purchase, NY 10577.

Under the terms of the Sub-Advisory Agreement, the Sub-Adviser is responsible for managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Board and the Adviser. For services rendered by the Sub-Adviser under the Sub-Advisory Agreement, the Adviser (and not the Fund) pays the Sub-Adviser a fee at the annual rate of 50% of the aggregate amount of the Management Fee and the Incentive Fee.

Additional Information Applicable to Sub-Advisory Agreement

Term of the Sub-Advisory Agreement. The Sub-Advisory Agreement will initially continue in effect as to the Fund for a period no more than two years from the date of its execution (or the execution of an amendment making the agreement applicable to that Fund) and thereafter if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a majority of the outstanding voting securities of the Fund. In either event, such continuance also shall be approved by the vote of the majority of the Trustees who are not interested persons of any party to the Sub-Advisory Agreement.

Any required shareholder approval of any continuance of the Sub-Advisory Agreement shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

Failure of Shareholders to approve continuance of the Sub-Advisory Agreement. If the outstanding voting securities of the Fund fail to approve any continuance of the Sub-Advisory Agreement, the party may continue to act as investment sub-adviser with respect to the Fund pending the required approval of the continuance of the Sub-Advisory Agreement or a new agreement with either that party or a different sub-adviser, or other definitive action.

Termination of the Sub-Advisory Agreement. The Sub-Advisory Agreement may be terminated at any time without the payment of any penalty on 60 days’ written notice to the other party or parties to the agreement, and also to the Fund. The following parties may terminate the Sub-Advisory Agreement:

●	the Board;
●	a majority of the outstanding voting securities of the Fund;
●	the Adviser; and
●	the Sub-Adviser.

Licensing

The Adviser has entered into a licensing agreement (the “Licensing Agreement”) with the Sub-Adviser pursuant to which the Sub-Adviser has granted the Adviser a license to use the Sub-Adviser’s trade name (the “Trade Name”) in connection with (i) the offering, marketing and promotion of the Fund and (ii) related disclosure. The Trade Name remains the sole and exclusive property of the Sub-Adviser and, under certain circumstances, the Sub-Adviser may terminate the Licensing Agreement and prohibit the Fund from using the Trade Name.

Other Accounts Managed by the Portfolio Managers

Because the portfolio managers may manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Sub-Adviser may receive fees from certain accounts that are higher than the fee it receives from the Fund, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or performance-based fee accounts over the Fund. In addition, a conflict of interest could exist to the extent the Sub-Adviser has proprietary investments in certain accounts, where portfolio managers have personal investments in certain accounts or when certain accounts are investment options in the Sub-Adviser’s employee benefits and/or deferred compensation plans. The portfolio manager may have an incentive to favor these accounts over others. If the Sub-Adviser manages accounts that engage in short sales of securities of the type in which the Fund invests, the Sub-Adviser could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Sub-Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The following table shows information regarding accounts (other than the Fund) managed by each of the individuals who are jointly and primarily responsible for the day-to-day portfolio management of the Fund as of July 1, 2024:

				Total Assets in
			Number of	Accounts Subject
			Accounts Subject	to a Performance-
		Total Assets in	to a Performance-	Based Advisory
	Number of	Accounts	Based Advisory	Fee
Paul Martin	Accounts	($ million)	Fee	($ million)
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	0	0	0
Other Accounts	0	0	0	0

Joseph Marconi	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to a Performance- Based Advisory Fee	Total Assets in Accounts Subject to a Performance- Based Advisory Fee ($ million)
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	6	61.3	0	0
Other Accounts	0	0	0	0

Compensation

Employees are compensated with salary and a discretionary annual bonus ultimately determined by the partners of the Sub-Adviser, with input from the employees’ managers. Partner and employee compensation are driven by firm and individual performance.

Securities Ownership

As of August 15, 2024 the dollar range of securities of the Fund beneficially owned by each of the individuals who are jointly and primarily responsible for the day-to-day portfolio management of the Fund:

Paul Martin	0
Joseph Marconi	0

Proxy Voting Policies and Procedures and Proxy Voting Record

Investments in the debt of any investment funds may not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from any investment funds seeking the consent of or voting by holders (“proxies”). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Sub-Adviser to vote the proxies in accordance with the Sub-Adviser’s proxy voting guidelines and procedures. In general, the Sub-Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.

The Sub-Adviser will generally vote to support management recommendations relating to routine matters, such as the election of Board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Sub-Adviser will generally vote in favor of management or investor proposals that the Sub-Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine matters, the Sub-Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Sub-Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Sub-Adviser, the Sub-Adviser will make written disclosure of the conflict to the Independent Trustees indicating how the Sub-Adviser proposes to vote on the matter and its reasons for doing so.

Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.

To assist in its responsibility for voting proxies, the Sub-Adviser may from time to time retain experts in the proxy voting and corporate governance area as proxy research providers (“Research Providers”).

Further Information

For a copy of the Sub-Adviser’s proxy policy, see Annex A to this SAI. A copy of the proxy policy is also available on the SEC’s website at www.sec.gov.

Administrator

Axxes Capital Inc. (“Axxes Capital” or the “Administrator”) serves as the Fund’s administrator. Pursuant to the agreement with the Administrator (the “Administration Agreement”), the Administrator is responsible for, or will oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Fund will reimburse the Administrator for services performed for the Fund pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party. See “Sub-Administrator.”

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of outstanding voting securities and, in each case, a majority of the Independent Trustees. The Fund may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or by the affirmative vote of a majority of the outstanding Shares. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

Under the Administration Agreement, the Fund has agreed to indemnify and hold the Administrator harmless from and against any and all losses, damages, costs, charges, reasonable attorney or consultant fees, payments, expenses and liability arising out of or attributable to the Fund’s refusal or failure to comply with the terms of the Administration Agreement, breach of any representation or warranty made by the Fund contained in the Administration Agreement, or which arise out of the Fund’s lack of good faith, gross negligence or willful misconduct with respect to the Fund’s performance under or in connection with the Administration Agreement.

Sub-ADMINISTRATOR

The Administrator has retained the Sub-Administrator, Ultimus Fund Solutions LLC (“the Sub-Administrator”) whose principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, to provide certain administrative and fund accounting services to the Fund. Under the terms of an administration agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things, certain administration, accounting and investor services for the Fund. The Administrator may retain third parties, including its affiliates or those of the Adviser, to perform some or all of these services. In consideration for these services, the Sub-Administrator will receive compensation from the Administrator and will reimburse the Administrator for out-of-pocket expenses.

CUSTODIAN AND TRANSFER AGENT

U.S. Bank National Association (the “Custodian”) serves as the custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is U.S. Bank Tower, 425 Walnut Street, Cincinnati, OH 45202.

Ultimus Fund Solutions LLC (the “Transfer Agent”) serves as Transfer Agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent’s principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Since the Fund intends to generally acquire and dispose of its investments in privately negotiated transactions, it expects to infrequently use brokers in the normal course of its business. Subject to policies established by the Board, the Sub-Adviser will be responsible for the execution of the publicly-traded securities portion of the Fund’s portfolio transactions, if any, and the allocation of brokerage commissions. The Sub-Adviser will seek to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Sub-Adviser will generally seek reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Sub-Adviser may select a broker based partly upon brokerage or research services provided to it and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the services provided.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is Suite 1000, 620 S. Tryon Steet, Charlotte, NC 28202.

DISTRIBUTOR

Ultimus Fund Distributors LLC acts as the Distributor of the Fund’s Shares on a best-efforts basis. The Distributor’s principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

LEGAL COUNSEL

Clifford Chance US LLP acts as legal counsel to the Fund. Its principal business address is Two Manhattan West, 375 9th Avenue, New York, NY 10001.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. Because the Fund has not commenced operations as of the date of this SAI, the Fund does not have any control persons or principal holders other than Axxes Investments LLC, which provided the initial seed capital for the Fund.

REPORTS TO SHAREHOLDERS

The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year such information as is necessary for such Shareholders to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund will prepare and transmit to its Shareholders a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.

FISCAL YEAR

For accounting purposes, the fiscal year of the Fund is the 12-month period ending on March 31. The 12-month period ending September 30 of each year will be the taxable year of the Fund unless otherwise determined by the Fund.

FINANCIAL STATEMENTS

AXXES OPPORTUNISTIC CREDIT FUND

KPMG LLP

Suite 1000
620 S. Tryon Street
Charlotte, North Carolina 28202-1842

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Trustees
Axxes Opportunistic Credit Fund:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Axxes Opportunistic Credit Fund (the Fund) as of July 5, 2024, the related statements of operations, changes in net assets, and cash flows for the period from April 1, 2024 through July 5, 2024 and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of July 5, 2024, and the results of its operations, changes in its net assets, and its cash flows for the period from April 1, 2024 through July 5, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor of one or more Axxes Capital investment companies since 2022.

Charlotte, North Carolina
August 16, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

AXXES OPPORTUNISTIC CREDIT FUND

STATEMENT OF ASSETS AND LIABILITIES

July 5, 2024
Assets:
Cash	$100,000
Deferred offering costs	98,321
Total assets	$198,321

Liabilities:
Due to affiliate	$98,321
Total liabilities	98,321
Net Assets	$100,000

Components of Net Assets:
Paid in Capital	$100,000
Total net assets	100,000

Class I shares issued and outstanding	10,000
Net asset value per share	$10.00

The accompanying notes are an integral part of these financial statements.

AXXES OPPORTUNISTIC CREDIT FUND

STATEMENT OF OPERATIONS

Period from April 1, 2024 through July 5, 2024
Expenses
Organizational expenses	$(213,341)
General and administrative expenses	(36,436)
Total expenses	(249,778)
Reimbursement of Expenses
Expenses reimbursed by the Adviser	249,778
Total reimbursement of expenses	$-

Net increase in net assets resulting from operations	$-

The accompanying notes are an integral part of these financial statements.

AXXES OPPORTUNISTIC CREDIT FUND

STATEMENT OF CHANGES IN NET ASSETS

Period from April 1, 2024 through July 5, 2024
Increase/(Decrease) in Net Assets Resulting from Operations:
Net loss	$(249,778)
Reimbursement of expenses (deemed contribution)	249,778
Increase/(Decrease) in Net Assets Resulting from Operations

Increase in Net Assets Resulting from Capital Share Transactions
Issuance of Class I shares	100,000
Net Increase in Net Assets Resulting from Capital Share Transactions	100,000

Total Increase in Net Assets	100,000
Net Assets, at beginning of period	-
Net Assets, at end of period	$100,000

The accompanying notes are an integral part of these financial statements.

AXXES OPPORTUNISTIC CREDIT FUND

STATEMENT OF CASH FLOWS

Period from April 1, 2024 through July 5, 2024
Cash Flows from Operating Activities:
Net increase in net assets resulting from operations	$-
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Net cash used by operating activities	-
Cash Flows from Financing Activities:
Proceeds from issuance of shares	100,000
Net cash provided by financing activities	100,000
Net increase in cash
Cash, beginning of period	-
Cash, end of period	$100,000

Supplemental non-cash information
Deferred offering costs	$98,321
Due to affiliate	$(98,321)

The accompanying notes are an integral part of these financial statements.

AXXES OPPORTUNISTIC CREDIT FUND

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization, Business and Basis of Presentation

Organization

Axxes Opportunistic Credit Fund (the “Fund”) was formed on December 4, 2023 (“Inception”) as a Delaware statutory trust. The Fund is a newly formed, externally managed, closed-end management investment company that intends to operate as an interval fund under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund also intends to elect to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund will engage in a continuous offering of shares of beneficial interest of the Fund, including Class A shares, Class C shares, and Class I shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The initial net asset value (“NAV”) per share for Class A shares, Class C shares, and Class I shares, is $10.00 per share. The maximum front-end sales load is 5.75% of the amount invested in Class A shares, while Class C shares and Class I shares are not subject to front-end sales loads. Class C shares are subject to a contingent deferred sales charge of 1.00% on any shares repurchased less than 365 days after their purchase. The initial minimum purchase amounts are $25,000 in Class A and Class C shares and $1 million in Class I shares.

Axxes Advisors I LLC, an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act), will serve as the Fund’s investment adviser (the “Adviser”). The Fund’s sub-adviser is Greywolf Capital Management LP (the “Sub-Adviser”), an SEC registered investment adviser under the Advisers Act. The Fund has had no operations to date other than matters relating to its organization and offering as a closed-end management investment company under the 1940 Act. On July 3, 2024, Axxes Investments LLC made a capital contribution to the Fund resulting in the issuance of 10,000 Class I shares of beneficial interest (“Shares”) of the Fund at an aggregate price of $100,000. On February 21, 2024, an affiliate of the Adviser received exemptive relief from the Securities and Exchange Commission which permits the Fund to issue multiple classes of shares of its common stock and to impose various differing fees and charges on the various classes (the “Multi-Class Exemptive Relief”). The Fund may waive the investment minimum for Class I shares, however, the Fund will not waive the investment minimum to an amount below $25,000.

Description of Business

The Fund’s investment objective is to generate attractive risk-adjusted returns primarily from current income and, to a lesser extent, from capital appreciation. Under normal circumstances, the Fund will invest at least 80% of its net assets, plus any borrowings for investment purposes, in credit instruments. In identifying credit instruments, the Sub-Adviser employes a number of credit investing strategies, including:

●	Opportunistic credit investing, including covenant-lite loans and securities that the Sub-Adviser believes may have been mispriced by the market and which it believes represent attractive investment opportunities;
●	Special situations investing, including securities that the Sub-Adviser believes are trading at a discount to their perceived intrinsic value as a result of stress, distress, major events, or change at a company or industry level;
●	Distressed/stressed credit investing, including leveraged loans, high yield bonds, (or “junk bonds”), corporate bonds originally rated investment grade but subsequently downgraded to high yield status (“fallen angels”), preferred and common equity, structured credit, litigation claims, arbitration claims, hard assets and other distressed or stressed securities or assets;
●	Hard assets investing, include shipping and other transportation related assets such as aircraft and railroad boxcars, provided those hard assets are income producing as a result of contractual payments from a creditworthy counterparty (under a lease or otherwise); and
●	Structured credit investing.

The Sub-Adviser employs a flexible and active approach to allocations across credit sectors based on the Sub-Adviser’s proprietary research and credit analysis as well as its views regarding the economic outlook, credit market trends and conditions, relative value, and other factors. The Fund will seek to opportunistically take advantage of dislocations in the financial markets and other situations that may benefit from the Sub-Adviser’s credit and investing expertise. In addition to investing in credit instruments, the Fund may invest a portion of its assets in preferred and common equity. As of July 5, 2024, the Fund was still devoting substantially all of its efforts to establishing the business and its planned principal operations and investing activities have not commenced.

The Fund will be externally managed by the Adviser, a subsidiary of Axxes Capital Inc. (“Axxes Capital”) with overall supervision provided by the Fund’s board of trustees (the “Board”). Axxes Capital will also provide, or coordinate the provision of, the administrative services necessary for the Fund to operate.

Basis of Presentation

The Fund is an investment company and will follow the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codifications (“ASC”) Topic 946, Financial Services – Investment Companies. The accompanying financial statements have been prepared in conformity with accounting principles accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts could differ from those estimates and such differences could be material.

Fiscal Year End

The Fund’s fiscal year ends on March 31.

Investment Transactions and Related Investment Income

Investment transactions will be accounted for on a trade-date basis. However, for purposes of determining net asset value (“NAV”) on a daily basis, portfolio securities transactions will be reflected no later than in the first calculation on the first business day following trade date. Realized gains and losses on investment transactions will be determined using costs calculated on a specific identification basis. Dividends will be recorded on the ex-dividend date. Distributions from private investments representing returns of capital in excess of cumulative profits and losses will be credited to investment costs rather than investment income.

Organizational and Offering Costs

Organizational costs of $213,341 as shown in the statement of operations for the period from April 1, 2024 through July 5, 2024 include expenses relating to the formation and incorporation of the Fund, which generally include legal fees. These costs are expensed as incurred. Prior to this reporting period, the Fund incurred $5,321 of organization costs and $13,194 of general and administrative expenses which were reimbursed by the Adviser.

Offering costs of $98,321 include expenses of preparation, review and filing with the SEC the Fund’s registration statement, the costs of preparation, review of any associated marketing or similar materials, the costs associated with the printing, mailing or other distribution of the Prospectus, and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. These costs will be amortized to expenses over twelve months on a straight-line basis beginning with the commencement of operations and any additional expenses for other offerings from incurrence.

The Adviser has advanced the Fund’s organizational expenses, offering costs and general and administrative expenses. These costs are subject to recoupment by the Adviser in accordance with the Fund’s expense limitation agreement discussed in Note 4.

Due to Affiliate

As of July 5, 2024, Axxes Capital and its subsidiaries have incurred $98,321 on behalf of the Fund. All amounts incurred by Axxes Capital and its subsidiaries are subject to reimbursement by the Fund. See Note 4. Agreements – Expense Limitation.

Board of Trustees’ Fees

The Fund’s Board consists of five members, three of whom are not “interested persons” of the Fund as that term is defined under the 1940 Act (the “Independent Trustees”). On July 31, 2024, the Board established an Audit Committee and a Nominating and Corporate Governance Committee, each consisting solely of the Independent Trustees, and may establish additional committees in the future. As of July 5, 2024, the Fund has not incurred any Board of Trustees fees which when incurred will be included in general and administrative expenses in the statement of operations.

Income Taxes

As of July 5, 2024, the Fund is a statutory trust, which is a disregarded entity for U.S. tax purposes. As such, the Fund has adopted an accounting policy of not recording a tax provision.

The Fund intends to elect to be treated as a RIC under the Code beginning with the taxable year ending September 30, 2025. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by the Fund represents obligations of the Fund’s investors and will not be reflected in the financial statements of the Fund.

In order to maintain its tax treatment as a RIC, the Fund must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Fund is generally required to pay taxes only on the portion of its taxable income and gains it does not distribute (actually or constructively). The minimum distribution requirements applicable to RICs require the Fund to distribute to its stockholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year and net capital gain, if any, the Fund may choose to carry forward income in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such excess. Any such income must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such income.

Cash

Cash consists of deposits held at a federally insured bank holding company. Cash is carried at cost, which approximates fair value. The Fund deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law.

Recent Accounting Pronouncements

The Fund does not believe any recently issued but not effective accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 2. Commitments and Contingencies

In the normal course of business, the Fund may be party to financial instruments with off-balance sheet risk, consisting primarily of unused commitments to extend financing to the Fund’s portfolio companies. As the Fund had not yet commenced investment activities, there were no unused commitments as of July 5, 2024.

From time to time, the Fund may become a party to certain legal proceedings incidental to the normal course of its business. As of July 5, 2024, the Fund is not aware of any pending or threatened litigation.

Note 3. Net Assets

On July 3, 2024, Axxes Investments made an initial capital contribution to the Fund resulting in the issuance of 10,000 Class I Shares of the Fund at an aggregate price of $100,000.

Distribution Reinvestment Plan

The Fund has adopted a distribution reinvestment plan, pursuant to which it will reinvest all cash dividends declared by the Board of Trustees on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board of Trustees authorizes, and the Fund declares, a cash dividend or other distribution, then the Fund’s shareholders who have not opted out of the distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

The Fund had not accepted any subscriptions from third party investors through July 5, 2024.

Share Repurchase Program

The Fund is an interval fund and, as such, has adopted a fundamental policy that it will make quarterly repurchase offers (typically in or around the last month of the calendar quarter) pursuant to Rule 23c-3 of the 1940 Act. Each quarterly repurchase offer will be for no less than 5% of the Shares outstanding at NAV, unless such offer is suspended or postponed in accordance with regulatory requirements, or otherwise by the Board (including a majority of Independent Trustees in accordance with Rule 23c-3 of the 1940 Act). Repurchase offers in excess of 5% are made solely at the discretion of the Board and investors should not rely on any expectation of repurchase offers in excess of 5%. There is no guarantee that shareholders will be able to sell all of the Shares they desire in a quarterly repurchase offer. The Fund maintains liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requirements. Any repurchase of Shares from a shareholder which were held for less than one year (on a first-in, first-out basis) will be subject to an “Early Repurchase Fee” of 1.00% of the net asset value of any Shares repurchased by the Fund that were held for less than one year. If an Early Repurchase Fee is charged to a shareholder, the amount of such fee will be retained by the Fund.

The Fund had not accepted any subscriptions from third party investors through July 5, 2024.

Note 4. Agreements

Investment Advisory Agreement

Under the terms of the investment advisory agreement between the Adviser and the Fund (the “Investment Advisory Agreement”), the Adviser maintains overall responsibility for the oversight and management of the Fund’s business and activities. The Investment Advisory Agreement has an initial term of two years and continues in effect from year to year if its continuation is approved annually by the Board. The Board, or the Fund’s shareholders, may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser. The Investment Advisory Agreement terminates automatically upon its assignment.

In consideration of the advisory and other services provided by the Advisor to the Fund, the Fund pays the Adviser a management fee at an annual rate of 1.50%, payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets (including any assets in respect of Shares that will be repurchased as of the end of the month). The Fund also pays an incentive fee, calculated and payable quarterly in arrears in an amount equal to 3.75% of the Fund’s “pre-incentive fee net income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.5% per quarter (or an annualized hurdle rate of 6%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate.

Investment Sub-Advisory Agreement

Pursuant to the investment sub-advisory agreement dated July 31, 2024 (the “Investment Sub-Advisory Agreement”), by and between the Adviser and the Sub-Adviser, the Sub-Adviser has been delegated broad authority to provide day-to-day portfolio management services to the Fund and determine the composition and allocation of the Fund’s portfolio, the nature and timing of changes therein and the manner of implementing such changes; place orders with respect to, and arrange for, any investment (including executing and delivering all documents relating to investment on behalf of the Fund); identify, evaluate and negotiate the structure of Fund investments; monitor and service Fund investments; and determine securities and other assets that the Fund will purchase, retain or sell. In return the Adviser will pay the Sub-Adviser 50% of the management fee and incentive fee.

Escrow Period

Initial shares purchased up to the first $25 million raised by the Fund will be held in escrow (while remaining registered in the name of the investor). The escrow account will invest these proceeds during the escrow period in a money market account administered by the Fund’s custodian and will accrue interest as generated.

Expense Limitation and Fee Waiver

The Fund entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Adviser on July 31, 2024, pursuant to which the Adviser agreed to waive its monthly fee and pay, absorb or reimburse the Fund’s “Specified Expenses” (as defined below) to the extent necessary so that, for at least the first year after the effective date of the Fund’s registration statement, the Fund’s Specified Expenses do not exceed 2.50% of the average daily value of the Fund’s net assets with respect to any class (the “Expense Cap”). In addition, the Fund has contractually agreed for the first six months after breaking escrow to reduce its management fee by 0.75% per share. The fee waiver terminates at the end of the contract term and is included in the definition of “Specific Expenses”.

“Specified Expenses” of the Fund means all expenses incurred in the business of the Fund, including organizational and offering expenses, with the exception of: (i) incentive fee payable by the Fund pursuant to the Investment Advisory Agreement; (ii) distribution and servicing fees in respect of any class of share; (iii) interest expense and other expenses incurred in connection with a possible credit facility for the Fund; (iv) expenses incurred in connection with secondary offerings, co-investments and other investment-related expenses of the Fund; (v) taxes; and (vi) extraordinary expenses (as determined in the sole discretion by the Investment Adviser). To the extent that the Adviser bears Specified Expenses in respect of a class of shares, the Adviser may receive reimbursement for any expense amounts that were previously paid or borne by the Adviser, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser, even if such reimbursement occurs after the termination of the Expense Limitation Agreement, provided that the Fund may only make a repayment to the Adviser if such repayment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed either: (1) the Expense Cap in place at the time such amounts were paid or borne by the Adviser; or (2) the Fund’s current Expense Cap.

Administration Agreement

Axxes Capital Inc. (the “Administrator”) serves as the Fund’s administrator. Pursuant to the Administration Agreement, the Administrator is responsible for, or will oversee the performance of, required administrative services, which includes providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Fund will reimburse the Administrator for services performed for the Fund pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Fund will reimburse the Administrator for any services performed for the Fund by such affiliate or third party.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Fund’s outstanding voting securities and, in each case, a majority of the Independent Trustees. The Fund may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or by the affirmative vote of a majority of the outstanding Shares. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

Sub-Administration Agreement

Ultimus Fund Solutions LLC (the “Sub-Administrator”) serves as the Fund’s Sub-Administrator. Pursuant to the Sub-Administration Services Agreement, the Sub-Administrator provides certain administrative services necessary for the Fund’s operation. Pursuant to the Sub-Administration Services Agreement, the Sub-Administrator will receive compensation from the Advisor.

Distributor

Under the terms of a distribution agreement (the “Distribution Agreement”) between the Fund and Ultimus Fund Distributors LLC (the “Distributor”), the Distributor distributes the Fund’s shares on a “best efforts” basis. The Distributor may enter into selected dealer agreements with various brokers and dealers and their agents that have agreed to participate in the distribution of shares. Additionally, the Distributor is authorized to retain other service providers to provide ongoing investor services and account maintenance services to shareholders. The Fund will pay a monthly fee to the Distributor out of the net assets of Class A Shares for shareholder servicing at an annual rate of 0.25% of the aggregate net asset value of Class A Shares and a monthly fee out of the net assets of Class C Shares at the annual rate of 0.75% for distribution and 0.25% for shareholder servicing of the aggregate net asset value of Class C Shares, determined and accrued as of the last day of each calendar month (before any repurchases of Shares). The Fund will not pay any fee to the Distributor with respect to the distribution of Class I Shares.

Note 5. Financial Highlights

Financial highlights are not required for the period from April 1, 2024 through July 5, 2024, as Axxes Investments LLC was the sole shareholder and investment activity did not commence.

Note 6. Subsequent Events

The Fund’s management has evaluated subsequent events through the date of issuance of the financial statements. There have been no subsequent events that occurred during such period that would be required to be recognized in the financial statements.

Annex A

Proxy Voting Policy of the Sub-Adviser

GCM PROXY VOTING POLICIES AND PROCEDURES

Greywolf Capital Management (“GCM”) provides investment advisory services to private investment funds and invests the assets of these Funds in securities issued by public and private issuers. GCM has authority to vote proxies relating to such securities on behalf of the Funds it manages. The Securities and Exchange Commission (the “SEC”) has adopted Rule 206(4)-6 under the Investment Advisers Act. Under this rule, registered investment advisers that exercise voting authority over securities held in client portfolios are required to implement proxy voting policies and describe those policies to their clients.

The General Counsel/Chief Compliance Officer (“GC/CCO”) is responsible for ensuring that all proxies are voted in accordance with these proxy voting policy and procedures (the “Policies”) and monitoring the effectiveness of the Policies. In order to facilitate the proxy voting process, GCM has procedures in place whereby once the CA is notified of a Proxy due by the Prime Broker, they are to request the control number from the PB in case this is not to be voted through Proxyedge, note the Proxy information (Meeting date, deadline, etc.) in the log and on the daily review and request share confirmation from settlements. Once the control number is provided, the CA is to enter it into proxyvote.com (or another platform they are using) and download the materials. The CA is to provide the materials to the analyst associated with the name and ask for their votes before the deadline If these votes are in line with management recommendations, the CA is to submit the vote through Proxyedge if possible or Proxyvote.com if not, save out the confirmation and notify the analyst. If the analyst wants to vote differently than management recommendations, then the CA is to notify the GC and he is to discuss with the analyst and the PM. These policies attempt to generalize a complex subject. GCM may, from time to time, determine that it is in the best interests of its clients to depart from specific policies described herein. The rationale for any such departure will be memorialized in writing by the GC/CCO.

I.	General Policy

The general policy is to vote proxy proposals, amendments, consents or resolutions relating to client securities, including interests in private investment funds, if any (collectively, “proxies”), in a manner that serves the best interests of the Funds managed by GCM, as determined by GCM in its discretion, and taking into account relevant factors, including, but not limited to:

•	the impact on the value of the securities;

•	the anticipated costs and benefits associated with the proposal;

•	the effect on liquidity; and

•	customary industry and business practices.

II.	Specific Policies

A.	Routine Matters

Routine matters are typically proposed by a company’s management, directors, general partners, managing members or trustees (collectively, the “Management”) and meet the following criteria: (i) they do not measurably change the structure, management, control or operation of the company; (ii) they do not measurably change the terms of, or fees or expenses associated with, an investment in the company; and (iii) they are consistent with customary industry standards and practices, as well as the laws of the state of incorporation applicable to the company. For routine matters, GCM will vote in accordance with the recommendation of Management, as applicable, unless, in GCM’s opinion, such recommendation is not in the best interests of the investing Funds.

B.	General Matters

GCM will generally vote for proposals: to set time and location of annual meeting; to change the fiscal year of the company; and to change the name of a company.

1.	Board Members

a.       Election or Re-Election. GCM will generally vote for Management proposals to elect or re-elect Board members.

b.       Fees to Board Members. GCM will generally vote for proposals to increase fees paid to Board members, unless it determines that the compensation exceeds market standards.

2.	Capital Structure

GCM will generally vote for proposals to change capitalization, including to increase authorized common shares or to increase authorized preferred shares, as long as the proposal does not either: (i) establish a class or classes of shares or interests with terms that may disadvantage the class held by the investing Funds or (ii) result in disproportionate voting rights for preferred shares or other classes of shares or interests.

3.	Appointment of Auditors

GCM will generally vote for the approval of auditors and proposals authorizing the Board to fix auditor fees, unless: GCM has serious concerns about the accountants presented, including their independence, or the audit procedures used; or the auditors are being changed without explanation.

C.	Abstaining from Voting or Affirmatively Not Voting

GCM will abstain from voting (which generally requires submission of a proxy voting card) or affirmatively decide not to vote, if GCM determines that abstaining or not voting is in the best interests of the Funds. In making such a determination, GCM will consider various factors, including, but not limited to: (i) the costs associated with exercising the proxy (e.g., translation or travel costs); (ii) any legal restrictions on trading resulting from the exercise of a proxy; and (iii) whether GCM has sold the underlying securities since the record date for the proxy. However, GCM will not abstain from voting or affirmatively decide not to vote solely to avoid a conflict of interest.

III.	Conflicts of Interest

At times, conflicts may arise between the interests of the investing Funds, on the one hand, and the interests of GCM or its affiliates, on the other hand. If GCM determines that it has, or may be perceived to have, a conflict of interest when voting a proxy, GCM will address matters involving such conflicts of interest as follows:

A.       If a proposal is addressed by the specific policies herein, GCM will vote in accordance with such policies;

B.         If GCM believes it is in the best interest of the investing Funds to depart from the specific policies provided for herein, GCM will be subject to the requirements of C or D below, as applicable;

C.         If the proxy proposal is (1) not addressed by the specific policies or (2) requires a case-by-case determination by GCM, GCM may vote such proxy as it determines to be in the best interest of the investing Funds, without taking any action described in D below, provided that such vote would be against GCM’s own interest in the matter (i.e., against the perceived or actual conflict). GCM will memorialize the rationale of such vote in writing; and

D.       If the proxy proposal is (1) not addressed by the specific policies or (2) requires a case-by-case determination by GCM, and GCM believes it should vote in a way that may also benefit, or be perceived to benefit, its own interest, then GCM must take one of the following actions in voting such proxy: (a) delegate the voting decision for such proxy proposal to an independent third party; (b) delegate the voting decision to an independent committee of partners, members, directors or other representatives of the Funds, as applicable; or (c) obtain approval of the decision from GCM’s GC/CCO and third party Legal Advisors.

IV.	Procedures for Proxies

The GC/CCO will be responsible for determining whether each proxy is for a “routine” matter or not, as described above. All proxies identified as “routine” will be voted in accordance with the Policies.

Any proxies that are not clearly “routine” will be reviewed by the GC/CCO, who will consult with the appropriate portfolio manager and/or research analyst to determine how to vote each such proxy by applying the Policies. Upon making a decision, the proxy will be completed via Broadridge’s Proxyedge or ProxyVote (or other proxy voting platform) for submission to the company. Upon submission of a proxy, Compliance will save a copy of the proxy confirmation or screenshot of the submission. Compliance is responsible for the actual voting of all proxies in a timely manner. The GC/CCO is responsible for monitoring the effectiveness of the Policies.

In the event GCM determines that the investing Funds should rely on the advice of an independent third party or a committee regarding the voting of a proxy, GCM will submit the proxy to such third party or committee for a decision. Compliance will execute the proxy in accordance with such third party’s or committee’s decision.

V.	Record of Proxy Voting

The GC/CCO also will maintain, or have available, written or electronic copies of each proxy statement received and of each executed proxy. The GC/CCO will also maintain written or electronic records relating to each proxy, including (i) the determination as to whether the proxy was routine or not, (ii) the voting decision with regard to each proxy; and (iii) any documents created by the Proxy Service, or others, that were material to making the voting decision.

GCM will maintain a record of each written request from an investor in a Fund for proxy voting information and GCM’s written response to any request (oral or written) from an investor in a Fund for proxy voting information. The GC/CCO will maintain such records in its offices for two years from the end of the fiscal year during which the record was created, and for an additional three years in an easily accessible place.

In determining how to vote on such matters, GCM will follow the general principles established in the Policies to the extent reasonably applicable. The GC/CCO will review the materials to ensure compliance with the Policies.

VI.	Corporate Actions and Tender Offers

From time to time, the Funds may hold securities of an issuer for which a public or private tender offer is being made in respect thereof. When this occurs, GCM will decide whether to tender securities in accordance with the procedures set forth below and in a manner consistent with the principles established in the Policies to the extent reasonably applicable.

To ensure that securities are tendered prior to the expiration of a tender offer, the Head Trader or personnel reporting to him shall:

●	Receive tender offer materials from the party making the offer or through the Funds’ prime broker;

●	Consult with the portfolio manager and/or analyst responsible for monitoring the issuer and decide whether to tender securities based on the best interests of investors; and

●	If appropriate, work with the operations staff to tender the Fund(s) shares in the manner set forth in the tender offer materials.

When deciding whether or not to tender securities, GCM will consider whether the offer price is at a premium to the market at the time the offer was made or at offer expiration. However, GCM may consider a number of factors, including whether it believes the premium sufficiently accounts for the value placed on the issuer by GCM. Accordingly, GCM may determine not to tender securities even if the offer price is at a premium to the market price at the time the offer was made or at offer expiration.